 Filed Pursuant to Rule 424(b)(5)
 Registration No. 333-212444
The information contained in this preliminary prospectus supplement is not complete and may be changed. A registration statement relating to these securities has been declared effective under the Securities Act of 1933, as amended, by the Securities and Exchange Commission. This preliminary prospectus supplement and the accompanying prospectus are not an offer to sell the Notes and are not soliciting an offer to buy the Notes in any jurisdiction where the offer or sale is not permitted.

SUBJECT TO COMPLETION, DATED AUGUST 8, 2016
Preliminary Prospectus Supplement
(To Prospectus dated July 28, 2016)
$
% Fixed-to-Floating Rate Subordinated Notes due 2026

We are offering $             aggregate principal amount of our             % Fixed-to-Floating Rate Subordinated Notes due 2026 (which we refer to as the “Notes”). The Notes will mature on            , 2026. From and including            , 2016 to but excluding            , 2021, we will pay interest on the Notes semi-annually in arrears on each              and              at a fixed annual interest rate equal to             %. From and including            , 2021 to but excluding the maturity date, the interest rate will reset quarterly to an annual interest rate equal to the then-current Three-month LIBOR plus             % payable quarterly in arrears on each             ,             ,              and             . Notwithstanding the foregoing, in the event that Three-month LIBOR is less than zero, Three-month LIBOR shall be deemed to be zero.
We may, beginning with the interest payment date of            , 2021 and on any interest payment date thereafter, redeem the Notes, in whole or in part, at a redemption price equal to 100% of the principal amount of the Notes to be redeemed plus accrued and unpaid interest to but excluding the date of redemption. The Notes will not otherwise be redeemable by us prior to maturity, unless certain events occur, as described under “Description of the Notes — Redemption” in this prospectus supplement. The Notes will not be convertible or exchangeable.
The Notes will be unsecured subordinated obligations of Great Southern Bancorp, Inc. There is no sinking fund for the Notes. The Notes will be subordinated in right of payment to the payment of our existing and future senior indebtedness, including all of our general creditors, and they will be structurally subordinated to all of our subsidiaries’ existing and future indebtedness and other obligations. The Notes will not be guaranteed by any of our subsidiaries.
Currently, there is no public trading market for the Notes. We do not intend to list the Notes on any securities exchange or to have the Notes quoted on a quotation system.
	Per Note	Total
Public offering price(1)	%	$
Underwriting discounts and commissions	%	$
Proceeds to us (before expenses)	%	$

(1)
Plus accrued interest, if any, from the original issue date.

Investing in the Notes involves risks. See “Risk Factors” beginning on page S-11 of this prospectus supplement.
The Notes are not savings accounts, deposits or other obligations of our subsidiary bank, Great Southern Bank, or any of our nonbank subsidiaries. The Notes are not insured by the Federal Deposit Insurance Corporation, or “FDIC,” or any other governmental agency or public or private insurer.
Neither the Securities and Exchange Commission nor any state securities commission has approved or disapproved of the Notes or determined that this prospectus supplement or the accompanying prospectus is accurate or complete. Any representation to the contrary is a criminal offense.
The underwriter expects to deliver the Notes to purchasers in book-entry form through the facilities of The Depository Trust Company (which, along with its successors, we refer to as “DTC”), and its direct participants, against payment therefor in immediately available funds, on or about            , 2016.

Prospectus Supplement dated            , 2016.

Prospectus Supplement
Prospectus
S-i

ABOUT THIS PROSPECTUS SUPPLEMENT
This document is comprised of two parts. The first part is this prospectus supplement, which describes the specific terms of this offering and certain other matters relating to us and our financial condition, and it adds to and updates information contained in the accompanying prospectus and the documents incorporated by reference into this prospectus supplement and the accompanying prospectus. The second part is the accompanying prospectus, dated July 28, 2016, which provides more general information about the securities that we may offer from time to time, some of which may not apply to this offering. You should read carefully both this prospectus supplement and the accompanying prospectus in their entirety, together with additional information described under the heading “Where You Can Find More Information” before investing in the Notes.
All references in this prospectus supplement and the accompanying prospectus to the “Company,” “we,” “us,” “our” or similar references mean Great Southern Bancorp, Inc. and its consolidated subsidiaries and all references to “Great Southern Bancorp” or “Great Southern Bancorp, Inc.” mean Great Southern Bancorp, Inc. excluding its subsidiaries, in each case unless otherwise expressly stated or the context otherwise requires. When we refer to “Great Southern Bank,” “Great Southern” or the “Bank”, we mean our wholly owned subsidiary, Great Southern Bank, which is a Missouri-chartered trust company.
If the information set forth in this prospectus supplement differs in any way from the information set forth in the accompanying prospectus, you should rely on the information set forth in this prospectus supplement. If the information conflicts with any statement in a document that we have incorporated by reference, then you should consider only the statement in the more recent document. You should not assume that the information appearing in this prospectus supplement, the accompanying prospectus or the documents incorporated by reference into those documents is accurate as of any date other than the date of the applicable document. Our business, financial condition, results of operations and prospects may have changed since that date.
We have not authorized anyone to provide any information other than that contained or incorporated by reference into this prospectus supplement or in any free writing prospectus prepared by or on behalf of us or to which we have referred you. We take no responsibility for, and can provide no assurance as to the reliability of, any other information that others may give you. This prospectus supplement may be used only for the purpose for which it has been prepared.
Neither this prospectus supplement nor the accompanying prospectus constitutes an offer, or an invitation on our behalf or on behalf of the underwriter, to subscribe for and purchase any of the securities and may not be used for or in connection with an offer or solicitation by anyone in any jurisdiction in which such an offer or solicitation is not authorized or to any person to whom it is unlawful to make such an offer or solicitation.
S-ii

WHERE YOU CAN FIND MORE INFORMATION
We file annual, quarterly and current reports, proxy statements and other information with the Securities and Exchange Commission, or “SEC.” You may also read and copy any document we file with the SEC at its public reference room at 100 F Street, N.E., Washington, D.C. 20549. Please call the SEC at 1-800-SEC-0330 for further information on the public reference room. The SEC also maintains an internet website that contains reports, proxy statements and other information about us and other issuers that file documents electronically with the SEC. The address of that site is http://www.sec.gov. Our internet address is http://www.greatsouthernbank.com. We have included the web addresses of the SEC and the Company as inactive textual references only. Except for SEC filings incorporated by reference into this prospectus supplement and the accompanying prospectus, the information located on, or accessible from, these websites are not, and shall not be deemed to be, a part of this prospectus supplement or accompanying prospectus, or incorporated into any other filings that we make with the SEC.
The SEC allows us to “incorporate by reference” information we file with it, which means that we can disclose important information to you by referring you to other documents. The information incorporated by reference is considered to be a part of this prospectus supplement, and information that we file later with the SEC will automatically update and supersede this information. In all cases, you should rely on the later information incorporated by reference over different information included in this prospectus supplement.
We incorporate by reference the documents listed below and all future filings we make with the SEC under Sections 13(a), 13(c), 14 or 15(d) of the Securities Exchange Act of 1934, as amended, or the “Exchange Act,” prior to the termination of the offering, except to the extent that any information contained in such filings is deemed “furnished” in accordance with SEC rules, including, but not limited to, information furnished under Items 2.02 and 7.01 of any Current Report on Form 8-K including related exhibits:
Report(s)	Period(s) of Report(s) or Date(s) Filed
• Annual Report on Form 10-K (including the portions of our proxy statement for the annual meeting of stockholders held on May 4, 2016 that have been incorporated by reference therein)	For the fiscal year ended December 31, 2015
• Quarterly Reports on Form 10-Q	For the quarters ended March 31 and June 30, 2016
• Current Reports on Form 8-K	Filed on January 28, 2016, February 1, 2016, February 2, 2016, March 16, 2016, April 29, 2016, May 9, 2016 and June 15, 2016
• Registration Statement on Form 8-A (for the description of our common stock), and all amendments or reports filed for the purpose of updating such description	Filed on November 1, 1989
You should rely only on the information contained or incorporated by reference into this prospectus supplement and the accompanying prospectus. We have not authorized anyone else to provide you with additional or different information.
You can obtain any of the documents incorporated by reference in this prospectus supplement or the accompanying prospectus through us, or from the SEC through the SEC’s web site at www.sec.gov. Documents incorporated by reference are available from us without charge, excluding any exhibits to those documents, unless the exhibit is specifically incorporated by reference in those documents. You can obtain documents incorporated by reference in this prospectus supplement or the accompanying prospectus by requesting them in writing or by telephone from us at the following address:
Great Southern Bancorp, Inc.
Attn: Kelly Polonus, Investor Relations
P.O. Box 9009
Springfield, Missouri 65808
(800) 749-7113
S-iii

SPECIAL NOTE REGARDING FORWARD-LOOKING STATEMENTS
This prospectus supplement, the accompanying prospectus and the other documents we incorporate by reference herein and therein, may contain forward-looking statements within the meaning of the Private Securities Litigation Reform Act of 1995. Forward-looking statements often include the words “believes,” “expects,” “anticipates,” “estimates,” “forecasts,” “intends,” “plans,” “targets,” “potentially,” “probably,” “projects,” “outlook” or similar expressions or future or conditional verbs such as “may,” “will,” “should,” “would” and “could.” These forward-looking statements are subject to known and unknown risks, uncertainties and other factors that could cause the actual results to differ materially from the forward-looking statements, including:
•
non-interest expense reductions from Great Southern’s banking center consolidations might be less than anticipated and the costs of the consolidation and impairment of the value of the affected premises might be greater than expected;

•
expected revenues, cost savings, earnings accretion, synergies and other benefits from the acquisition of Fifth Third Bank branches and the Company’s other merger and acquisition activities might not be realized within the anticipated time frames or at all, and costs or difficulties relating to integration matters, including but not limited to customer and employee retention, might be greater than expected;

•
changes in economic conditions, either nationally or in the Company’s market areas;

•
fluctuations in interest rates;

•
the risks of lending and investing activities, including changes in the level and direction of loan delinquencies and write-offs and changes in estimates of the adequacy of the allowance for loan losses;

•
the possibility of other-than-temporary impairments of securities held in the Company’s securities portfolio;

•
the Company’s ability to access cost-effective funding;

•
fluctuations in real estate values and both residential and commercial real estate market conditions;

•
demand for loans and deposits in the Company’s market areas;

•
the ability to adapt successfully to technological changes to meet customers’ needs and developments in the market place;

•
the possibility that security measures implemented might not be sufficient to mitigate the risk of a cyber attack or cyber theft, and that such security measures might not protect against systems failures or interruptions;

•
legislative or regulatory changes that adversely affect the Company’s business, including, without limitation, the Dodd-Frank Wall Street Reform and Consumer Protection Act and its implementing regulations, and the overdraft protection regulations and customers’ responses thereto;

•
changes in accounting principles, policies or guidelines;

•
monetary and fiscal policies of the Board of Governors of the Federal Reserve System (which we sometimes refer to as the “Federal Reserve Board,” the “Federal Reserve” or the “FRB”) and the U.S. Government and other governmental initiatives affecting the financial services industry;

•
results of examinations of the Company and Great Southern by their regulators, including the possibility that the regulators may, among other things, require the Company to increase its allowance for loan losses or to write-down assets;

•
costs and effects of litigation, including settlements and judgments; and

•
competition.

S-iv

Any forward-looking statements are based upon management’s beliefs and assumptions at the time they are made. We undertake no obligation to publicly update or revise any forward-looking statements included or incorporated by reference in this prospectus supplement or the accompanying prospectus or to update the reasons why actual results could differ from those contained in such statements, whether as a result of new information, future events or otherwise. In light of these risks, uncertainties and assumptions, the forward-looking statements discussed in this prospectus supplement, the accompanying prospectus or the incorporated documents might not occur, and you should not put undue reliance on any forward-looking statements.
S-v

PROSPECTUS SUPPLEMENT SUMMARY
This summary highlights selected information contained elsewhere in, or incorporated by reference into, this prospectus supplement and may not contain all of the information that you should consider in making your investment decision. You should carefully read this entire prospectus supplement and the accompanying prospectus, as well as the information to which we refer you and the information incorporated by reference herein, before deciding whether to invest in the Notes. You should pay special attention to the information contained under the caption entitled “Risk Factors” in this prospectus supplement and in the accompanying prospectus and the documents identified in the section “Where Can You Find More Information” to determine whether an investment in the Notes is appropriate for you.
Great Southern Bancorp, Inc.
Great Southern Bancorp, Inc. is a bank holding company and financial holding company incorporated under the laws of the State of Maryland. We conduct our business primarily through our wholly owned subsidiary, Great Southern Bank, a Missouri-chartered trust company (the equivalent of a commercial bank charter) that was originally formed in 1923. Headquartered in Springfield, Missouri, Great Southern offers a broad range of banking services through its 106 banking centers located in southern and central Missouri; the Kansas City, Missouri area; the St. Louis, Missouri area; eastern Kansas; northwestern Arkansas; eastern Nebraska; the Minneapolis, Minnesota area and eastern, western and central Iowa. The Company also has commercial lending offices in Dallas, Texas and Tulsa, Oklahoma. The Bank is primarily engaged in the business of originating residential and commercial real estate loans, construction loans, commercial business loans and consumer loans and funding these loans through deposits attracted from the general public, originating brokered deposits and borrowings from the Federal Home Loan Bank of Des Moines and other sources.
At June 30, 2016, on a consolidated basis, we had total assets of  $4.4 billion, deposits of  $3.4 billion and stockholders’ equity of  $414.2 million.
Our common stock is listed on the NASDAQ Global Select Market under the ticker symbol “GSBC.” Our principal executive offices are located at 1451 East Battlefield, Springfield, Missouri 65804-9009. Our telephone number is (417) 887-4400.

SELECTED HISTORICAL FINANCIAL DATA OF THE COMPANY
The following table sets forth selected historical consolidated financial data for the Company as of and for each of the five years ended December 31, 2015 (which has been derived from our audited consolidated financial statements), and as of and for the six months ended June 30, 2016 and 2015. You should read this table together with the historical consolidated financial information contained in our consolidated financial statements and related notes, as well as our “Management’s Discussion and Analysis of Financial Condition and Results of Operation” included in our Annual Report on Form 10-K for the year ended December 31, 2015 and our Quarterly Report on Form 10-Q for the quarter ended June 30, 2016 which have been filed with the SEC and are incorporated by reference in this prospectus supplement. Information for the six months ended June 30, 2016 and 2015 is derived from unaudited interim financial statements and has been prepared on the same basis as our audited financial statements. In the opinion of management, all adjustments, which consist only of normal recurring adjustments, necessary for a fair presentation of the results for such periods have been included. The results of operations and other data for the six months ended June 30, 2016 are not necessarily indicative of the results which may be expected for any future period or for the full year.
		December 31,
	June 30, 2016	2015	2014	2013	2012	2011
	(Dollars In Thousands)
Summary Statement of Condition Information:
Assets	$4,408,474	$4,104,189	$3,951,334	$3,560,250	$3,955,182	$3,790,012
Loans receivable, net	3,668,246	3,352,797	3,053,427	2,446,769	2,346,467	2,153,081
Allowance for loan losses	38,133	38,149	38,435	40,116	40,649	41,232
Available-for-sale securities	238,200	262,856	365,506	555,281	807,010	875,411
Other real estate owned, net	34,873	31,893	45,838	53,514	68,874	67,621
Deposits	3,384,020	3,268,626	2,990,840	2,808,626	3,153,193	2,963,539
Total borrowings	580,351	406,797	514,014	343,795	391,114	485,853
Stockholders’ equity (retained earnings substantially restricted)	414,222	398,227	419,745	380,698	369,874	324,587
Common stockholders’ equity	414,222	398,227	361,802	322,755	311,931	266,644
Number of deposit accounts	233,774	217,139	217,877	192,323	197,733	189,288
Number of full-service offices	106	110	108	96	107	104

	For the Six Months Ended June 30,		For the Year Ended December 31,
	2016	2015	2015	2014	2013	2012	2011
	(In Thousands)
Summary Statement of Operations Information:
Interest income:
Loans	$88,125	$89,896	$177,240	$172,569	$163,903	$170,163	$171,201
Investment securities and other	3,257	3,744	7,111	10,793	14,892	23,345	27,466
	91,382	93,640	184,351	183,362	178,795	193,508	198,667
Interest expense:
Deposits	8,056	6,294	13,511	11,225	12,346	20,720	26,370
Federal Home Loan Bank advances	696	863	1,707	2,910	3,972	4,430	5,242
Short-term borrowings and repurchase agreements	487	37	65	1,099	2,324	2,610	2,965
Subordinated debentures issued to capital trust	363	312	714	567	561	617	569
	9,602	7,506	15,997	15,801	19,203	28,377	35,146
Net interest income	81,780	86,134	168,354	167,561	159,592	165,131	163,521
Provision for loan losses	4,401	2,600	5,519	4,151	17,386	43,863	35,336
Net interest income after provision for loan losses	77,379	83,534	162,835	163,410	142,206	121,268	128,185
Noninterest income:
Commissions	518	580	1,136	1,163	1,065	1,036	896
Service charges and ATM fees	10,653	9,670	19,841	19,075	18,227	19,087	18,063
Net realized gains on sales of loans	1,845	1,999	3,888	4,133	4,915	5,505	3,524
Net realized gains on sales of available-for-sale securities	2,738	—	2	2,139	243	2,666	483
Recognized impairment of available-for-sale securities	—	—	—	—	—	(680)	(615)
Late charges and fees on loans	879	1,110	2,129	1,400	1,264	1,028	651
Gain (loss) on derivative interest rate products	(237)	20	(43)	(345)	295	(38)	(10)
Gain recognized on business acquisitions	—	—	—	10,805	—	31,312	16,486
Accretion (amortization) of income/expense related to business acquisition	(4,872)	(12,054)	(18,345)	(27,868)	(25,260)	(18,693)	(37,797)
Other income	2,366	2,074	4,973	4,229	4,566	4,779	2,450
	13,890	3,399	13,581	14,731	5,315	46,002	4,131
Noninterest expense:
Salaries and employee benefits	30,610	29,183	58,682	56,032	52,468	51,262	43,606
Net occupancy expense	13,221	12,169	25,985	23,541	20,658	20,179	15,220
Postage	1,958	1,801	3,787	3,578	3,315	3,301	3,096
Insurance	1,983	1,835	3,566	3,837	4,189	4,476	4,840
Advertising	963	1,182	2,317	2,404	2,165	1,572	1,316
Office supplies and printing	860	715	1,333	1,464	1,303	1,389	1,268
Telephone	1,826	1,532	3,235	2,866	2,868	2,768	2,270
Legal, audit and other professional fees	1,652	1,287	2,713	3,957	4,348	4,323	3,803
Expense on other real estate owned	1,785	703	2,526	5,636	4,068	8,748	11,846
Partnership tax credit	840	840	1,680	1,720	2,108	1,825	2,035
Other operating expenses	5,028	3,942	8,526	15,824	8,128	8,760	6,226
	60,726	55,189	114,350	120,859	105,618	108,603	95,526
Income from continuing operations before income taxes	30,543	31,744	62,006	57,282	41,903	58,667	36,790
Provision for income taxes	8,216	8,088	15,564	13,753	8,174	14,580	7,133
Net income from continuing operations	22,327	23,656	46,502	43,529	33,729	44,087	29,657
Discontinued Operations
Income from discontinued operations, net of income taxes	—	—	—	—	—	4,619	612
Net income	22,327	23,656	46,502	43,529	33,729	48,706	30,269
Preferred stock dividends and discount accretion	—	290	554	579	579	608	2,798
Non-cash deemed preferred stock dividend	—	—	—	—	—	—	1,212
Net income available to common shareholders	$22,327	$23,366	$45,948	$42,950	$33,150	$48,098	$26,259

	At or For the Six Months Ended June 30,		At or For the Year Ended December 31,
	2016	2015	2015	2014	2013	2012	2011
	(Number of shares in thousands)
Per Common Share Data:
Basic earnings per common share	$1.61	$1.69	$3.33	$3.14	$2.43	$3.55	$1.95
Diluted earnings per common share	1.59	1.67	3.28	3.10	2.42	3.54	1.93
Diluted earnings from continuing operations per common share	1.59	1.67	3.28	3.10	2.42	3.20	1.89
Cash dividends declared	0.44	0.42	0.86	0.80	0.72	0.72	0.72
Book value per common share	29.79	27.51	28.67	26.30	23.60	22.94	19.78
Average shares outstanding	13,900	13,790	13,818	13,700	13,635	13,534	13,462
Period-end actual shares outstanding	13,905	13,801	13,888	13,755	13,674	13,596	13,480
Average fully diluted shares outstanding	14,024	13,979	14,000	13,876	13,715	13,592	13,626
Earnings Performance Ratios:
Return on average assets(1)	1.04%	1.16%	1.14%	1.14%	0.89%	1.22%	0.87%
Return on average stockholders’ equity(2)	10.92	12.65	12.13	12.63	10.52	16.55	11.67
Non-interest income to average total assets	0.65	0.17	0.33	0.39	0.14	1.49	0.35
Non-interest expense to average total assets	2.84	2.71	2.81	3.16	2.79	2.71	2.73
Average interest rate spread(3)	4.08	4.59	4.44	4.74	4.60	4.53	5.06
Period-end interest rate spread	3.76	3.72	3.80	3.86	3.88	3.57	3.68
Net interest margin(4)	4.18	4.67	4.53	4.84	4.70	4.61	5.17
Efficiency ratio(5)	63.47	61.64	62.85	66.30	64.05	51.44	56.98
Net overhead ratio(6)	2.19	2.54	2.48	2.77	2.66	1.56	2.61
Common dividend pay-out ratio(7)	27.67	25.15	26.22	25.81	29.75	20.34	37.31
Asset Quality Ratios(8):
Allowance for loan losses/period-end loans	1.10%	1.29%	1.20%	1.34%	1.92%	2.21%	2.33%
Non-performing assets/period-end loans and foreclosed assets	0.90	1.18	1.28	1.39	2.46	2.98	3.31
Allowance for loan losses/non-performing loans	656.56	777.03	230.24	471.77	201.53	180.84	149.95
Net charge-offs/average loans	0.27	0.09	0.20	0.24	0.91	2.43	2.09
Gross non-performing assets/period-end assets	0.77	0.95	1.07	1.11	1.75	1.84	1.96
Non-performing loans/period-end loans	0.16	0.16	0.49	0.26	0.80	0.94	1.25
Balance Sheet Ratios:
Loans to deposits	108.40%	100.71%	102.58%	102.09%	87.12%	74.42%	72.65%
Average interest-earning assets as a percentage of average interest-bearing liabilities	121.08	120.81	121.60	120.95	116.03	110.12	110.55
Capital Ratios:
Average common stockholders’ equity to average assets	9.6%	9.2%	9.4%	9.0%	8.5%	7.4%	7.4%
Period-end tangible common stockholders’ equity to assets(9)	9.1	9.1	9.6	9.0	8.9	7.7	6.9
Great Southern Bancorp, Inc.:
Tier 1 capital ratio	10.8	13.6	11.5	13.3	15.6	15.7	14.8
Total capital ratio	11.8	14.8	12.6	14.5	16.9	16.9	16.1
Tier 1 leverage ratio	9.9	11.3	10.2	11.1	11.3	9.5	9.2
Common equity Tier 1 ratio	10.2	11.0	10.8	—	—	—	—
Great Southern Bank:
Tier 1 capital ratio	10.3	11.5	11.0	11.4	14.2	14.7	14.1
Total capital ratio	11.2	12.7	12.1	12.6	15.4	15.9	15.3
Tier 1 leverage ratio	9.5	9.6	9.8	9.5	10.2	8.9	8.6
Common equity Tier 1 ratio	10.3	11.5	11.0	—	—	—	—

(1)
Net income divided by average total assets.

(2)
Net income divided by average stockholders’ equity.

(3)
Yield on average interest-earning assets less rate on average interest-bearing liabilities.

(4)
Net interest income divided by average interest-earning assets.

(5)
Non-interest expense divided by the sum of net interest income plus non-interest income.

(6)
Non-interest expense less non-interest income divided by average total assets.

(7)
Cash dividends per common share divided by earnings per common share.

(8)
Excludes FDIC-acquired assets.

(9)
In calculating the ratio of tangible common stockholders’ equity to tangible assets, we subtract intangible assets from common stockholders’ equity and from total assets. Management believes that the presentation of this measure excluding the impact of intangible assets provides useful supplemental information that is helpful in understanding our financial condition, as it provides a method to assess management’s success in utilizing our tangible capital as well as our capital strength. Management also believes that providing this measure excluding intangible assets, which is a subjective component of valuation, facilitates the comparison of us with our peers. In addition, management believes that this is a standard financial measure used in the banking industry to evaluate capital.

Set forth below are reconciliations of tangible common stockholders’ equity to common stockholders’ equity and tangible assets to total assets.
	At June 30,		At December 31,
	2016	2015	2015	2014	2013	2012	2011
	(Dollars in Thousands)
Common stockholders’ equity	$414,222	$379,637	$398,227	$361,802	$322,755	$311,931	$266,644
Less: intangible assets	13,377	6,633	5,758	7,508	4,583	5,811	6,929
Tangible common stockholders’ equity(a)	$400,845	$373,004	$392,469	$354,294	$318,172	$306,120	$259,715
Total assets	$4,408,474	$4,111,170	$4,104,189	$3,951,334	$3,560,250	$3,955,182	$3,790,012
Less: intangible assets	13,377	6,633	5,758	7,508	4,583	5,811	6,929
Tangible assets(b)	$4,395,097	$4,104,537	$4,098,431	$3,943,826	$3,555,667	$3,949,371	$3,783,083
Tangible common stockholders’ equity to tangible assets(a/b)	9.1%	9.1%	9.6%	9.0%	8.9%	7.7%	6.9%

The Offering
The following summary contains basic information about the Notes and is not complete. It does not contain all the information that is important to you. For a more complete understanding of the Notes, you should read the section of this prospectus supplement entitled “Description of the Notes.”
Issuer
Great Southern Bancorp, Inc.
Securities Offered
            % Fixed-to-Floating Rate Subordinated Notes due 2026
Aggregate Principal Amount
$
Issue Price
            %
Maturity Date
The Notes will mature on            , 2026.
Interest Rate
From and including the issue date to but excluding            , 2021, a fixed per annum rate of              %.
From and including            , 2021 to but excluding the maturity date, a floating per annum rate equal to the then-current Three-month LIBOR (provided, however, that in the event Three-month LIBOR is less than zero, Three-month LIBOR shall be deemed to be zero) plus        %. For any determination date, “LIBOR” means the rate as published by Reuters (or any successor service) at approximately 11:00 a.m., London time, two business days prior to the commencement of the relevant quarterly interest period, as the London interbank rate for U.S. dollars. If such rate is not available at such time for any reason, then the rate for that interest period will be determined by such alternate method as provided in the Indenture. The Company has appointed Wilmington Trust, National Association, as the Calculation Agent for purposes of determining Three-month LIBOR for each floating rate interest period.
Interest Payment Dates
Until but not including            , 2021, we will pay interest on the Notes in arrears on              and              of each year, commencing            , 2017.
From and including            , 2021 to but excluding the maturity date or earlier redemption, we will pay interest on the Notes in arrears on       ,       ,        and             of each year. If any interest payment date falls on a day that is not a business day, interest will be paid on the next succeeding business day (and no interest on such payment will accrue for the period for and after such scheduled interest payment date). See “Description of the Notes — Interest.”
Record Dates
Interest on each Note will be payable to the person in whose name such Note is registered at the close of business on        and       , whether or not a business day, immediately preceding the applicable fixed rate interest payment date or the          ,          ,           and          , whether or not a business day, immediately preceding the applicable floating rate interest payment date, as the case may be.

Day Count Convention
Interest will be computed on the basis of a 360-day year consisting of twelve 30-day months to but excluding            , 2021 and, thereafter, on the basis of the actual number of days in the relevant interest period divided by 360.
Subordination; Ranking
The Notes offered by this prospectus supplement will be issued by the Company pursuant to a First Supplemental Indenture, or the First Supplement, to the Subordinated Indenture, to be dated as of            , 2016, between the Company and Wilmington Trust, National Association, as Trustee, which we refer to as the Base Indenture. We refer to the Base Indenture and the First Supplement collectively as the Indenture.
The Notes will be our unsecured subordinated obligations and:
•
will rank junior in right of payment and upon our liquidation to any of our existing and all future senior indebtedness (as defined in the Indenture and as hereinafter defined), all as described under “Description of the Notes” in this prospectus supplement;

•
will rank equal in right of payment and upon our liquidation with any of our existing and all of our future indebtedness the terms of which provide that such indebtedness ranks equally with indebtedness of the types that include the Notes;

•
will rank senior in right of payment and upon our liquidation to any of our indebtedness the terms of which provide that such indebtedness ranks junior in right of payment to indebtedness of the types that include the Notes; and

•
will be effectively subordinated to the existing and future indebtedness of our subsidiaries, including without limitation the Bank’s depositors, liabilities to general and trade creditors and liabilities arising during the ordinary course of business or otherwise.

As of June 30, 2016, at the holding company level, we had $25.8 million principal amount of trust preferred indebtedness that ranks equal to the Notes.
The Indenture does not limit the amount of additional indebtedness we or our subsidiaries may incur.
Because we are a holding company, our cash flows and, consequently, our ability to pay and discharge our obligations, including the principal of, and premium, if any, and interest on, our debt securities depends on the dividends paid and distributions and other payments made to us by our subsidiaries, and funds we obtain from our corporate borrowings or by selling our securities. Accordingly, our right to receive any payments or assets of our subsidiaries upon their liquidation or reorganization, and the consequent right of the holders of the Notes to participate in the proceeds of those payments or assets, will be effectively subordinated to the claims of our subsidiaries’ respective creditors and preferred equity holders, if any. As of June 30, 2016, the Bank and our other subsidiaries had outstanding indebtedness, total deposits and other liabilities of approximately $4.0 billion, excluding intercompany liabilities. For more information, see “Description of the Notes — Ranking” in this prospectus supplement.
Optional Redemption
We may, beginning with the interest payment date of            , 2021, and on any interest payment date thereafter, redeem the Notes, in whole or in part, at a redemption price equal to 100% of the principal amount of the Notes to be redeemed plus accrued and unpaid interest to but excluding the date of redemption.
We may also redeem the Notes at any time, including prior to            , 2021, at our option, in whole or in part, if: (i) a change or prospective change in law occurs that could prevent us from deducting interest payable on the Notes for U.S. federal income tax purposes; (ii) a subsequent event occurs that could preclude the Notes from being recognized as Tier 2 capital for regulatory capital purposes; or (iii) we are required to register as an investment company under the Investment Company Act of 1940, as amended; in each case, at a redemption price equal to 100% of the principal amount of the Notes plus any accrued and unpaid interest to but excluding the redemption date. The Notes are not subject to repayment at the option of the holders. For more information, see “Description of the Notes — Redemption” in this prospectus supplement.
Events of Default; Remedies
The Notes will contain customary payment, covenant and insolvency events of default. The Trustee and the holders of the Notes may not accelerate the maturity of the Notes upon the occurrence of any payment or covenant event of default. However, if an insolvency-related event of default occurs, the principal of, and accrued and unpaid interest on, the Notes will become immediately due and payable without any action of the Trustee or the holders of the Notes. In the event of such an acceleration of the maturity of the Notes, all of our obligations to holders of our senior indebtedness will be entitled to be paid in full before any payment or distribution, whether in cash, securities or other property, can be made on account of the principal of, or interest on, the Notes. See “Description of the Notes — Events of Default; Acceleration of Payment; Limitation on Suits” in this prospectus supplement.
Security
None. The Notes are unsecured subordinated obligations of the Company. The Notes are not obligations of, nor are they guaranteed by, any of our subsidiaries or affiliates.
Sinking Fund
There is no sinking fund for the Notes.

Further Issuances
The Notes will initially be limited to an aggregate principal amount of  $            . We may from time to time, without notice to or consent of the holders, increase the aggregate principal amount of the Notes outstanding by issuing additional notes in the future with the same terms as the Notes, except for the issue date, the offering price and the first interest payment date, and such additional notes may be consolidated with the Notes issued in this offering and form a single series.
Use of Proceeds
We estimate that the net proceeds from this offering, after deducting underwriting discounts and estimated expenses, will be approximately $             million. We intend to use the proceeds of the offering for general corporate purposes, including but not limited to supporting our growth and contribution to the capital of our subsidiaries, including Great Southern, to support organic growth and opportunistic acquisitions, should appropriate acquisition opportunities arise. See “Use of Proceeds” in this prospectus supplement.
No Guarantees
The Notes are not guaranteed by any of our subsidiaries. As a result, the Notes will be structurally subordinated to the liabilities of our subsidiaries as discussed below under “Ranking.”
Form and Denomination
The Notes will be issued only in fully registered form without coupons, in denominations of  $1,000 and integral multiples of  $1,000. The Notes will be evidenced by a global note deposited with the Trustee for the Notes, as custodian for DTC. Beneficial interests in the global note will be shown on, and transfers of those beneficial interests can only be made through, records maintained by DTC and its participants. See “Description of the Notes — Delivery and Form.”
Listing
The Notes will not be listed on any national securities exchange or included in any automated dealer quotation system. Currently, there is no market for the Notes, and there can be no assurances that any public market for the Notes will develop.
No Prior Market
The Notes will be new securities for which there is no existing market. Although the underwriter has informed us that it intends to make a market in the Notes, it is not obligated to do so, and it may discontinue market-making activities at any time without notice. We cannot assure you that an active or liquid market for the Notes will develop or be maintained.
Risk Factors
An investment in the Notes involves risks. You should carefully consider the information contained under “Risk Factors” in this prospectus supplement and “Item IA. Risk Factors” in our Annual Report on Form 10-K for the fiscal year ended December 31, 2015, as well as other information included or incorporated by reference into this prospectus supplement and the accompanying prospectus, including our financial statements and the notes thereto, before making an investment decision.
Settlement
We expect that delivery of the Notes will be made to investors on or about            , 2016, which will be the third business day following the date of pricing of the Notes (such settlement being referred to as “T+3”).
Governing Law
The Notes and the Indenture will be governed by Maryland law except that the rights of the Trustee are governed by New York law.
Trustee
Wilmington Trust, National Association.

RISK FACTORS
An investment in the Notes involves a number of risks. This prospectus supplement does not describe all of those risks. You should carefully consider the risks described below and the risk factors concerning our business included in our Annual Report on Form 10-K for the fiscal year ended December 31, 2015, and any changes to those risk factors included in Great Southern Bancorp’s Quarterly Reports on Form 10-Q, or other documents filed with the SEC, after the date of the Annual Report, in addition to the other information in this prospectus supplement and the accompanying prospectus, including our other filings which are incorporated into this prospectus supplement by reference, before deciding whether an investment in the Notes is suitable for you.
The Notes will be unsecured and subordinated to our existing and future senior indebtedness.
The Notes will be subordinated obligations of Great Southern Bancorp. Accordingly, they will be junior in right of payment to our existing and future senior indebtedness. Our senior indebtedness includes:
•
The principal and any premium or interest for money borrowed or purchased by the Company;

•
The principal and any premium or interest for money borrowed or purchased by another person and guaranteed by the Company;

•
Any deferred obligation for the payment of the purchase price of property or assets evidenced by a note or similar instrument or agreement;

•
An obligation arising from direct credit substitutes;

•
Obligations to general and trade creditors; and

•
Any obligation associated with derivative products such as interest and foreign exchange rate contracts, commodity contracts and similar arrangements; in each case, whether outstanding on the date the Indenture becomes effective, or created, assumed or incurred after that date.

Senior indebtedness excludes any indebtedness that: (1) expressly states that it is junior to, or ranks equally in right of payment with, the Notes; or (2) is identified as junior to, or equal in right of payment with, the Notes in any resolution of the Board of Directors of the Company pursuant to the Indenture. The Notes will rank equally with all other unsecured subordinated indebtedness of the Company issued in the future under the Indenture.
In addition, the Notes will not be secured by any of our assets. As a result they will be effectively subordinated to all of our secured indebtedness to the extent of the value of the assets securing such indebtedness. The Indenture does not limit the amount of senior indebtedness or other financial obligations or secured obligations that we or the Bank may incur.
As a result of the subordination provisions described above, holders of Notes may not be fully repaid in the event of bankruptcy, liquidation or reorganization of the Company.
The Notes will not be guaranteed by the FDIC, any other governmental agency or the Bank, and will be structurally subordinated to the indebtedness and other liabilities of the Bank.
The Notes are not bank deposits and are not insured by the FDIC or any other governmental agency, nor are they obligations of, or guaranteed by, a bank. The Notes will be obligations of the Company only and will not be guaranteed by the Bank.
The Notes will be structurally subordinated to all existing and future indebtedness and other liabilities of our subsidiaries, which means that creditors of our subsidiaries (including, in the case of the Bank, its depositors) generally will be paid from those subsidiaries’ assets before holders of the Notes would have any claims to those assets. Even if we were a creditor of any of our subsidiaries, our rights as a creditor would be subordinate to any security interest in the assets of that subsidiary and any debt of that subsidiary senior to that held by us, and our rights could otherwise be subordinated to the rights of other creditors and depositors of that subsidiary. Furthermore, none of our subsidiaries is under any obligation to make payments to us, and any payments to us would depend on the earnings or financial condition of our subsidiaries and various business considerations. Statutory, contractual or other restrictions may also limit our subsidiaries’ ability to pay dividends or make distributions, loans or advances to us. For these reasons, we may not have access to any assets or cash flows of our subsidiaries to make interest and principal payments on the Notes.
The Indenture has limited covenants, which may not protect your investment, and does not contain any limitations on our ability to incur additional debt, grant or incur a lien on our assets, sell or otherwise dispose of assets, pay dividends or repurchase our capital stock.
Neither we, nor any of our subsidiaries, are restricted from incurring additional debt or other liabilities, including senior indebtedness or other obligations ranking senior to or equally with the Notes, under the Indenture. If we incur additional debt or liabilities, our ability to pay our obligations on the Notes could be adversely affected. We expect to incur, from time to time, additional debt and other liabilities. In addition, we are not restricted under the Indenture from granting security interests over our assets, or from paying dividends or issuing or repurchasing our securities. In addition, there are no financial covenants in the Indenture. You are not protected under the Indenture in the event of a highly leveraged transaction, reorganization, a default under our existing indebtedness, restructuring, merger or similar transaction that may adversely affect you.
If the Bank does not make dividend payments to the Company, the Company may not be able to pay interest and principal on the Notes.
We are a holding company and conduct substantially all of our operations through subsidiaries, including our principal subsidiary, the Bank. We may depend on dividends, distributions and other payments from our subsidiaries, principally on the dividends from the Bank, to meet our obligations, including payments on the Notes. The Bank’s state and federal regulators have significant discretion and authority to cause the Bank to stop paying dividends to the Company, or to cause the Company to stop payments on its subordinated debt, including the Notes. In the event the Bank is unable to provide sufficient dividends to allow the Company to meet its obligations, the Company may not be able to pay interest or principal, or both interest and principal, on the Notes. There is no sinking fund or similar segregated pool of funds which is dedicated to making payments of interest or principal on the Notes.
We may not be able to generate sufficient cash to service all of our debt, including the Notes.
Our ability to make scheduled payments of principal and interest, or to satisfy our obligations in respect of our debt or to refinance our debt, will depend on our future operating performance. Prevailing economic conditions (including interest rates), regulatory constraints, including, among other things, limiting distributions to us from the Bank and required capital levels with respect to the Bank, and financial, business and other factors, many of which are beyond our control, will also affect our ability to meet these needs. We may not be able to generate sufficient cash flows from operations or obtain future borrowings in an amount sufficient to enable us to pay our debt, or to fund our other liquidity needs. We may need to refinance all or a portion of our debt on or before maturity. We may not be able to refinance any of our debt when needed on commercially reasonable terms or at all.
Regulatory guidelines may restrict our ability to pay the principal of, and accrued and unpaid interest on, the Notes, regardless of whether we are the subject of an insolvency proceeding.
As a bank holding company, our ability to pay the principal of, and interest on, the Notes is subject to the rules and guidelines of the Federal Reserve Board regarding capital adequacy. We intend to treat the Notes as “Tier 2 capital” under these rules and guidelines. The FRB guidelines generally require us to review the effects of the cash payment of Tier 2 capital instruments, such as the Notes, on our overall financial condition. The guidelines also require that we review our net income for the current and past four quarters, and the amounts we have paid on Tier 2 capital instruments for those periods, as well as our projected rate of earnings retention. Moreover, pursuant to federal law and FRB regulations, a bank holding company is required to act as a source of financial and managerial strength to each of its bank subsidiaries and commit resources to their support, including the guarantee of capital plans of an undercapitalized bank subsidiary. Such support may be required at times when a holding company may not otherwise be inclined or able to provide it. As a result of the foregoing, we may be unable to pay accrued interest on the Notes on one or more of the scheduled interest payment dates, or at any other time, or the principal of the Notes at the maturity of the Notes.

If we were to be the subject of a bankruptcy proceeding under Chapter 11 of the U.S. Bankruptcy Code, the bankruptcy trustee would be deemed to have assumed, and would be required to cure immediately, any deficit under any commitment we have to any of the federal banking agencies to maintain the capital of the Bank, and any other insured depository institution for which we have such a responsibility, and any claim for breach of such obligation would generally have priority over most other unsecured claims.
Your ability to transfer the Notes may be limited by the absence of an active trading market, and there is no assurance that any active trading market will develop for the Notes.
The Notes are a new issue of securities for which there is no established trading market. The underwriter has advised us that it intends to make a market in the Notes, as permitted by applicable laws and regulations; however, the underwriter is not obligated to make a market in the Notes and it may discontinue its market-making activities at any time without notice. Therefore, an active market for the Notes may not develop or, if developed, may not continue. The liquidity of any market for the Notes will depend upon, among other things, the number of holders of the Notes, our performance, the market for similar securities, the interest of securities dealers in making a market in the Notes and other factors.
We do not intend to apply to list the Notes on any national securities exchange.
We do not intend to apply for listing of the Notes on any national securities exchange or for quotation of the Notes in any quotation system. We cannot provide you with any assurance regarding whether a trading market for the Notes will develop, the ability of holders of the Notes to sell their Notes or the prices at which holders may be able to sell their Notes.
The market value of the Notes may be less than the principal amount of the Notes.
The market for, and market value of, the Notes may be affected by a number of factors, which may result in the Notes trading at prices lower than the initial offering price of the Notes. These factors include: the method of calculating the principal, premium, if any, interest or other amounts payable, if any, on the Notes; the time remaining to maturity of the Notes; the aggregate amount outstanding of the Notes; any redemption or repayment features of the Notes; the level, direction, and volatility of market interest rates generally; general economic conditions of the capital markets in the United States; geopolitical conditions and other financial, political, regulatory, and judicial events that affect the capital markets generally; any market-making activities with respect to the Notes; and the operating performance of the Bank. Often, the only way to liquidate your investment in the Notes prior to maturity will be to sell the Notes. At that time, there may be a very illiquid market for the Notes or no market at all.
The Indenture includes limited events of default.
The Indenture contains limited events of default and remedies. As a result of our intended treatment of the Notes as Tier 2 capital, the ability of the Trustee under the Indenture and the holders of the Notes to accelerate the maturity of, and our obligation to pay immediately the principal of, and any accrued and unpaid interest on, the Notes will be limited to the events of default that occur:
•
if a court enters an order or decree for the appointment of a receiver, liquidator, trustee or similar official in any receivership, insolvency, liquidation or similar proceeding relating to the Company that continues unstayed and in effect for a period of 60 consecutive days;

•
if a “major subsidiary depository institution” of the Company is the subject of a receivership, insolvency, liquidation or similar proceeding; or

•
if the Company consents to the appointment of a receiver, liquidator, trustee or other similar official, in any receivership, insolvency, liquidation or similar proceeding with respect to the Company.

Consequently, neither the Trustee, nor the holders of the Notes, will have the right to accelerate the maturity of the Notes in the case of our failure to pay the principal of, or interest on, the Notes or our non-performance of any other covenant under the Notes or the Indenture.

Because the Notes may be redeemed at our option under certain circumstances prior to their maturity, you may be subject to reinvestment risk.
Subject to the prior approval of the FRB, to the extent that such approval is then required, we may redeem all or a portion of the Notes on            , 2021 and on any interest payment date thereafter prior to their stated maturity date. In addition, at any time at which any Notes remain outstanding, subject to the prior approval of the FRB, to the extent that such approval is then required, we may redeem the Notes in whole or in part upon the occurrence of  (i) a “Tax Event,” (ii) a “Tier 2 Capital Event” or (iii) a “1940 Act Event.” In the event that we redeem the Notes, holders of the Notes will receive only the principal amount of the Notes plus any accrued and unpaid interest to but excluding such earlier redemption date. If any redemption occurs, holders of the Notes will not have the opportunity to continue to accrue and be paid interest to the stated maturity date. Any such redemption may have the effect of reducing the income or return that you may receive on an investment in the Notes by reducing the term of the investment. If this occurs, you may not be able to reinvest the proceeds at an interest rate comparable to the rate paid on the Notes. See “Description of the Notes — Redemption” in this prospectus supplement.
Investors should not expect us to redeem the Notes on or after the date on which they become redeemable at our option. Under FRB regulations, unless the FRB authorizes us in writing to do otherwise, we may not redeem the Notes unless they are replaced with other Tier 2 capital instruments or unless we can demonstrate to the satisfaction of the FRB that following redemption, we will continue to hold capital commensurate with our risk.
The amount of interest payable on the Notes will vary after            , 2021.
As the interest rate of the Notes will be calculated based on LIBOR from            , 2021 to but excluding the maturity date or earlier redemption date and LIBOR is a floating rate, the interest rate on the Notes will vary after            , 2021. From and including the issue date to but excluding            , 2021, the Notes will bear interest at a fixed rate per annum of              %. From and including            , 2021 to but excluding the maturity date or earlier redemption date, the Notes will bear a floating interest rate set each quarterly interest period at a per annum rate equal to the then-current Three-month LIBOR (provided, however, that in the event Three-month LIBOR is less than zero, Three-month LIBOR shall be deemed to be zero) plus             %. The per annum interest rate that is determined on the relevant determination date will apply to the entire quarterly interest period following such determination date even if LIBOR increases during that period.
Floating rate notes bear additional significant risks not associated with fixed rate debt securities. These risks include fluctuation of the interest rates and the possibility that you will receive an amount of interest that is lower than expected. We have no control over a number of matters, including economic, financial, and political events, that are important in determining the existence, magnitude, and longevity of market volatility and other risks and their impact on the value of, or payments made on, the floating rate Notes. In recent years, interest rates have been volatile, and that volatility may be expected in the future.
The level of LIBOR may affect our decision to redeem the Notes.
We are more likely to redeem the Notes after            , 2021, if the interest rate on them is higher than that which would be payable on one or more other forms of borrowing. If we redeem the Notes prior to their maturity date, holders may not be able to invest in other securities that yield as much interest as the Notes.
Holders of the Notes will have no rights against the publishers of LIBOR.
Holders of the Notes will have no rights against the publishers of LIBOR, even though the amount they receive on each interest payment date after            , 2021 will depend upon the level of LIBOR. The publishers of LIBOR are not in any way involved in this offering and have no obligations relating to the Notes or the holders of the Notes.
Our credit rating may not reflect all risks of an investment in the Notes, and changes in our credit rating may adversely affect your investment in the Notes.
The credit ratings of our indebtedness are an assessment by rating agencies of our ability to pay our debts when due. These ratings are not recommendations to purchase, hold or sell the Notes, inasmuch as the ratings do not comment as to market price or suitability for a particular investor, are limited in scope, and do not address all material risks relating to an investment in the Notes, but rather reflect only the view of each rating agency at the time the rating is issued. The ratings are based on current and historical information furnished to the ratings agencies by us and information obtained by the ratings agencies from other sources. An explanation of the significance of such rating may be obtained from such rating agency. There can be no assurance that such credit ratings will remain in effect for any given period of time, or that such ratings will not be lowered, suspended or withdrawn entirely by the rating agencies, if, in each rating agency’s judgment, circumstances so warrant.
The ratings agencies regularly evaluate us and the Bank, and their ratings of our long-term debt are based on a number of factors, including our financial strength as well as factors not entirely within our control, including conditions affecting the financial services industry generally. There can be no assurance that we will not receive adverse changes in our ratings in the future, which could adversely affect the cost and other terms upon which we are able to obtain funding, and the way in which we are perceived in the capital markets. Actual or anticipated changes, or downgrades in our credit ratings, including any announcement that our ratings are under review for a downgrade, could affect the market value and liquidity of the Notes and increase our borrowing costs.

RATIO OF EARNINGS TO FIXED CHARGES AND RATIO OF EARNINGS TO COMBINED FIXED CHARGES AND PREFERRED STOCK DIVIDENDS
Our historical ratios of earnings to fixed charges and earnings to combined fixed charges and preferred stock dividend requirements for the periods indicated are set forth in the table below. The ratio of earnings to fixed charges is computed by dividing earnings by fixed charges. The ratio of earnings to combined fixed charges and preferred stock dividends is computed by dividing earnings by the sum of fixed charges and preferred stock dividends. For purposes of computing these ratios, earnings consist of income before income taxes plus interest expense, and fixed charges consist of interest expense and the interest portion of our rental expense. Preferred stock dividend requirements represent the amount of pre-tax income required to pay dividends on preferred shares.
	For the Six Months Ended June 30,		For the Year Ended December 31,
	2016	2015	2015	2014	2013	2012	2011
Ratio of earnings to fixed charges
Excluding interest on deposits	20.76x	27.19x	25.97x	13.52x	7.11x	9.59x	5.30x
Including interest on deposits	4.18x	5.23x	4.88x	4.63x	3.18x	3.32x	2.07x
Ratio of earnings to combined fixed charges and preferred stock dividends:
Excluding interest on deposits	20.76x	20.58x	20.01x	11.59x	6.44x	8.66x	3.38x
Including interest on deposits	4.18x	4.97x	4.66x	4.41x	3.07x	3.22x	1.82x

USE OF PROCEEDS
We estimate that the net proceeds from this offering, after deducting underwriting discounts and estimated expenses, will be approximately $             million. We intend to use the net proceeds for general corporate purposes, including but not limited to contribution of capital to our subsidiaries, including Great Southern, to support organic growth and other opportunistic acquisitions, should additional and appropriate acquisition opportunities arise.

CAPITALIZATION
The following table sets forth our capitalization, including regulatory capital ratios, on a consolidated basis, as of June 30, 2016:
•
on an actual basis; and

•
on an adjusted basis as if the offering had been completed as of June 30, 2016, for total net proceeds of approximately $           million after deducting the underwriting discount and estimated expenses.

This information should be read together with the financial and other data in this prospectus supplement as well as the unaudited consolidated financial statements and related notes and “Management’s Discussion and Analysis of Financial Conditions and Results of Operations” in our Quarterly Report on Form 10-Q for the quarter ended June 30, 2016, which is incorporated by reference into this prospectus supplement.
	At June 30, 2016
	Actual	As adjusted
	(Dollars in Thousands)
Liabilities:
Deposits	$3,384,020
Federal Home Loan Bank advances	31,499
Securities sold under reverse repurchase agreements with customers	121,818
Short term borrowings	401,260
Subordinated notes offered hereby	—
Subordinated debentures issued to capital trusts	25,774
Accrued interest payable and other liabilities	29,881
Total liabilities	3,994,252
Stockholders’ equity:
Serial preferred stock; $.01 par value; authorized 1,000,000 shares; issued and outstanding at June 30, 2016 – 0 shares	—
Common stock; $.01 par value; authorized 20,000,000 shares; issued and outstanding at June 30, 2016 – 13,904,832 shares	139
Additional paid-in capital	24,896
Retained earnings	384,450
Accumulated other comprehensive income	4,737
Total stockholders’ equity	414,222
Total liabilities and stockholders’ equity	$4,408,474
Capital Ratios
Common equity tier 1 to risk-weighted assets	10.2%
Tier 1 capital to risk-weighted assets	10.8%
Total capital to risk-weighted assets	11.8%
Tier 1 leverage to average assets	9.9%

DESCRIPTION OF THE NOTES
The Notes offered by this prospectus supplement will be issued by the Company pursuant to the Indenture. We have summarized the general terms and provisions of the Indenture below but the summary is not complete. The following description of the particular terms of the Notes supplements, and to the extent inconsistent therewith replaces, the description of the general terms and provisions of subordinated debt in the accompanying prospectus, to which description we refer you. We have summarized the material terms of the Indenture. You should read the Indenture for more complete descriptions of the terms of the Indenture.
General.   The Notes issued in this offering will initially be limited to $             principal amount. Under the Indenture, the aggregate principal amount of Notes which may be sold and delivered in other offerings is unlimited. The Notes may be sold in one or more series with the same or various maturities, at par, at a premium, or at a discount.
The Notes will mature on            , 2026. The Notes are not convertible into, or exchangeable for, equity securities of the Company. There is no sinking fund for the Notes.
Interest.   The Notes will bear interest (i) at an initial rate of        % per annum, payable semi-annually in arrears on              and              of each year (each, a “fixed rate interest payment date”), commencing on            , 2017, from and including the date of issuance to but excluding            , 2021, and (ii) thereafter at a floating per annum rate equal to the Three-month LIBOR (provided, however, that in the event Three-month LIBOR is less than zero, Three-month LIBOR shall be deemed to be zero) plus    %, payable quarterly in arrears on             ,             ,             and              of each year (each, a “floating rate interest payment date,” and together with the fixed rate interest payment dates, the “interest payment dates”), commencing on            , 2021.
“Three-month LIBOR” means, for any interest period, the offered rate for deposits in U.S. dollars having a maturity of three months that appears on the Designated LIBOR Page as of 11:00 a.m., London time, on the Reset Rate Determination Date related to such interest period. If such rate does not appear on such page at such time, then the Calculation Agent will request the principal London office of each of four major reference banks in the London interbank market, selected by the Company for this purpose and whose names and contact information is provided to the Calculation Agent by the Company, to provide such bank’s offered quotation to prime banks in the London interbank market for deposits in U.S. dollars with a term of three months as of 11:00 a.m., London time, on such Reset Rate Determination Date and in a principal amount equal to an amount that is representative for a single transaction in U.S. dollars in the relevant market at the relevant time as determined by the Company and provided to the Calculation Agent (a “Representative Amount”). If at least two such quotations are so provided, Three-month LIBOR for the interest period related to such Reset Rate Determination Date will be the arithmetic mean of such quotations. If fewer than two such quotations are provided, the Calculation Agent will request each of three major banks in the City of New York selected by the Company for this purpose and whose names and contact information is provided to the Calculation Agent by the Company, to provide such bank’s rate for loans in U.S. dollars to leading European banks with a term of three-months as of approximately 11:00 a.m., New York City time, on such Reset Rate Determination Date and in a Representative Amount. If at least two such rates are so provided, Three-month LIBOR for the interest period related to such Reset Rate Determination Date will be the arithmetic mean of such quotations. If fewer than two such rates are so provided, then Three-month LIBOR for the interest period related to such Reset Rate Determination Date will be set to equal the Three-month LIBOR for the immediately preceding interest period or, in the case of the interest period commencing on the first floating rate interest payment date,%. All percentages used in or resulting from any calculation of Three-month LIBOR will be rounded, if necessary, to the nearest one hundred-thousandth of a percentage point, with 0.000005% rounded up to 0.00001%. Notwithstanding the foregoing, in the event that Three-month LIBOR as determined in accordance with this definition is less than zero, Three-month LIBOR for such interest period shall be deemed to be zero.
“Calculation Agent” means Wilmington Trust, National Association or any other successor appointed by us, acting as calculation agent.

“Designated LIBOR Page” means the display on Reuters, or any successor service, on page LIBOR01, or any other page as may replace that page on that service, for the purpose of displaying the London interbank rates for U.S. dollars.
“London Banking Day” means any day on which commercial banks are open for business (including dealings in U.S. dollars) in London.
“Reset Rate Determination Date” means the second London Banking Day immediately preceding the first day of each applicable interest period commencing on the first floating rate interest payment date.
The determination of LIBOR for each applicable interest period by the Calculation Agent will (in the absence of manifest error) be final and binding.
Interest shall be calculated on the basis of a 360-day year consisting of twelve 30-day months to, but excluding,            , 2021 and thereafter on the basis of a 360-day year and on the basis of the actual number of days elapsed. Dollar amounts resulting from that calculation will be rounded to the nearest cent, with one-half cent being rounded upward.
Interest on the Notes, subject to certain exceptions, will accrue during the applicable interest period, which is from and including the immediately preceding interest payment date in respect of which interest has been paid or duly provided for or, if no interest has been paid or duly provided for, from and including the date of issuance of the Notes to but excluding the applicable interest payment date or the stated maturity date or date of earlier redemption, if applicable. If an interest payment date or the maturity date for the Notes falls on a day that is not a business day, the interest payment or the payment of principal and interest at maturity will be paid on the next succeeding business day, but the payments made on such dates will be treated as being made on the date that the payment was first due and the holders of the Notes will not be entitled to any further interest or other payments.
Interest on each Note will be payable to the person in whose name such Note is registered at the close of business on              and             , whether or not a business day (as defined below), immediately preceding the applicable fixed rate interest payment date or the          ,          ,           or          , whether or not a business day, immediately preceding the applicable floating rate interest payment date, as the case may be. Any interest which is payable, but is not punctually paid or duly provided for, on any interest payment date shall cease to be payable to the holder on the relevant record date by virtue of having been a holder on such date, and such defaulted interest may be paid by us to the person in whose name the Notes are registered at the close of business on a special record date for the payment of defaulted interest. However, interest that is paid on the maturity date will be paid to the person to whom the principal will be payable. Interest will be payable by wire transfer in immediately available funds in U.S. dollars at the office of the principal paying agent or, at our option in the event the Notes are not represented by Global Notes (as defined below), by check mailed to the address of the person specified for payment in the preceding sentences.
When we use the term “business day”, we mean any day, other than a Saturday or a Sunday, that is neither a Legal Holiday nor a day on which banking institutions in the City of New York are authorized or required by law, regulation or executive order to close.
Ranking.   The Notes will rank equally with all other unsecured subordinated indebtedness of the Company issued in the future under the Indenture. As of June 30, 2016, we had $25.8 million of subordinated debentures issued to capital trusts outstanding which will rank equally with the Notes.
The Notes will be subordinated in right of payment to all of our senior indebtedness, and other specified company obligations. The Notes will be obligations of Great Southern Bancorp, Inc. only and will not be guaranteed by any of our subsidiaries, including the Bank, which is our principal subsidiary. The Notes will be structurally subordinated to all existing and future indebtedness and other liabilities of our subsidiaries, which means that creditors of our subsidiaries (including, in the case of the Bank, its depositors) generally will be paid from those subsidiaries’ assets before holders of the Notes would have any claims to those assets. The Indenture and the Notes do not limit the amount of senior indebtedness, secured indebtedness, or other liabilities having priority over the Notes that we or our subsidiaries may incur. As of June 30, 2016, on a consolidated basis, our outstanding indebtedness (including deposits) totaled approximately $4.0 billion.

“Senior indebtedness” has the meaning given to such term in the resolutions of the board of directors or supplemental indenture establishing a series of subordinated indebtedness, and includes:
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the principal and any premium or interest for money borrowed or purchased by the Company;

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the principal and any premium or interest for money borrowed or purchased by another person and guaranteed by the Company;

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any deferred obligation for the payment of the purchase price of property or assets evidenced by a note or similar instrument or agreement;

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obligations to general and trade creditors;

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an obligation arising from direct credit substitutes; and

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any obligation associated with derivative products such as interest and foreign exchange rate contracts, commodity contracts and similar arrangements;

in each case, whether now outstanding, or created, assumed or incurred in the future. With respect to the Notes, senior indebtedness excludes any indebtedness that:
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expressly states that it is junior to, or ranks equally in right of payment with, the Notes; or

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is identified as junior to, or equal in right of payment with, the Notes in any board resolution establishing such series of subordinated indebtedness or in any supplemental indenture.

Upon the liquidation, dissolution, winding up, or reorganization of Great Southern Bancorp, Great Southern Bancorp must pay to the holders of all senior indebtedness the full amounts of principal of, and premium and interest on, that senior indebtedness before any payment is made on the Notes. If, after we have made those payments on our senior indebtedness there are amounts available for payment on the Notes, then we make any payment on the Notes. Because of the subordination provisions and the obligation to pay senior indebtedness described above, in the event of insolvency of Great Southern Bancorp, holders of the Notes may recover less ratably than holders of senior indebtedness and other creditors of Great Southern Bancorp.
Events of Default; Acceleration of Payment; Limitation on Suits.   The Notes and Indenture provide for only limited events upon which the principal of the Notes may be accelerated. These events are:
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A court having jurisdiction shall enter a decree or order for the appointment of a receiver, liquidator, trustee, or similar official in any receivership, insolvency, liquidation, or similar proceeding relating to the Company, and such decree or order shall remain unstayed and in effect for a period of 60 consecutive days;

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The Company shall consent to the appointment of a receiver, liquidator, trustee or other similar official in any receivership, insolvency, liquidation or similar proceeding with respect to the Company; or

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A “major depository institution subsidiary” of the Company shall be the subject of a receivership, insolvency, liquidation or similar proceeding.

The Notes and Indenture provide for a limited number of other events of default, which do not permit acceleration of the payment of principal on the Notes, including:
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Default in the payment of any installment of interest upon any of the Notes when it becomes due and payable, and continuance of such default for a period of 30 days;

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Default in the payment of the principal (or premium, if any) on any of the Notes when it becomes due and payable; or

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Failure by the Company duly to observe or perform any of the other covenants or agreements in the Notes, in any resolution of the Board of Directors of the Company authorizing the issuance of the Notes, in the Indenture with respect to the Notes or in any supplemental indenture with respect to the Notes (other than a covenant a default in the performance of which is elsewhere in

Indenture specifically dealt with), continuing for a period of 90 days after the date on which written notice specifying such failure and requiring the Company to remedy the same shall have been given to the Company by the Trustee or by the holders of at least 25% in aggregate principal amount of the Notes at the time outstanding.
There is no right of acceleration in the case of a default in the payment of principal of or interest on the Notes or in our non-performance of any other obligation under the Notes or the Indenture. If we default in our obligation to pay any interest on the Notes when due and payable and such default continues for a period of thirty days, or if we default in our obligation to pay the principal amount due upon maturity, or if we breach any covenant or agreement contained in the Indenture, then the Trustee may, subject to certain limitations and conditions, seek to enforce its rights and the rights of the holders of Notes of the performance of any covenant or agreement in the Indenture.
No holder of Notes will have any right to institute any proceeding, judicial or otherwise, with respect to the Indenture, or for the appointment of a receiver or trustee, or for any other remedy under the Indenture, unless:
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such holder has previously given written notice to the Trustee of a continuing event of default with respect to the Notes;

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the holders of not less than 25% in principal amount of the Notes shall have made written request to the Trustee to institute proceedings in respect of such event of default in its own name as Trustee under the Indenture; such holder or holders have offered to the Trustee indemnity and security reasonably satisfactory to it against the costs, expenses, and liabilities to be incurred in complying with such request;

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the Trustee for 60 days after its receipt of such notice, request, and offer of indemnity has failed to institute any such proceeding; and

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no direction inconsistent with such written request has been given to the Trustee during such 60 day period by the holders of a majority in principal amount of the outstanding Notes.

In any event, the Indenture provides that no one or more of such holders shall have any right under the Indenture to affect, disturb or prejudice the rights of any other holder, or to obtain priority or preference over any of the other holders or to enforce any right under the Indenture, except in the manner provided in the Indenture and for the equal and ratable benefit of all holders of Notes.
Redemption.   We may, at our option, beginning with the interest payment date of            , 2021, and on any interest payment date thereafter, redeem the Notes, in whole or in part, from time to time, subject to obtaining the prior approval of the FRB to the extent such approval is then required under the rules of the FRB, at a price equal to 100% of the principal amount of the Notes being redeemed plus interest that is accrued and unpaid to but excluding the date of redemption. The Notes may not otherwise be redeemed prior to maturity, except that we may also, at our option, redeem the Notes at any time, including before             , 2021, in whole or in part, from time to time, at a price equal to 100% of the principal amount of the Notes being redeemed plus interest that is accrued and unpaid to but excluding the date of redemption upon the occurrence of:
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a “Tax Event” defined in the Indenture to mean the receipt by us of an opinion of independent tax counsel to the effect that an amendment to, or change (including any announced prospective change) in, the laws or any regulations of the United States or any political subdivision or taxing authority, or as a result of any official administrative pronouncement or judicial decision interpreting or applying such laws or regulations, which change or amendment becomes effective or which pronouncement or decision is announced on or after the date of the issuance of the Notes, resulting in more than an insubstantial risk that the interest payable on the Notes is not, or within 90 days of receipt of such opinion of tax counsel, will not be, deductible by us, in whole or in part, for U.S. federal income tax purposes;

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a “Tier 2 Capital Event” defined in the Indenture to mean the receipt by us of an opinion of independent bank regulatory counsel to the effect that, as a result of  (a) any amendment to, or change (including any announced prospective change) in, the laws or any regulations thereunder of the United States or any rules, guidelines or policies of an applicable regulatory authority for the Company or (b) any official administrative pronouncement or judicial decision interpreting or applying such laws or regulations, which amendment or change is effective or which pronouncement or decision is announced on or after the date of original issuance of the Notes, the Notes do not constitute, or within 90 days of the date of such opinion will not constitute, Tier 2 Capital (or its then equivalent if we were subject to such capital requirement) for purposes of capital adequacy guidelines of the Federal Reserve (or any successor regulatory authority with jurisdiction over bank holding companies), as then in effect and applicable to us; or
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The Company becoming required to register as an investment company pursuant to the Investment Company Act of 1940. Any redemption following one of these events will be at a redemption price equal to the principal amount of the Notes plus accrued and unpaid interest to, but excluding, the date of redemption. Any redemption, call or repurchase of the Notes following one of these events is subject to obtaining the prior approval of the Federal Reserve if then required.

Our election to redeem any Notes will be provided to the Trustee at least 45 days prior to the redemption date, or such shorter period as to which the Trustee agrees. In case of any redemption, notice of redemption generally must be provided to the holders of the Notes not less than 30 nor more than 60 days prior to the date of redemption.
Consolidation, Merger and Sale of Assets.   The Indenture provides that we may not consolidate with or merge into any other person or convey, transfer or lease our assets substantially as an entirety to any person, and we may not permit any other person to consolidate with or merge into us or to convey, transfer or lease its assets substantially as an entirety to us, unless:
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if we consolidate with or merge into any other person or convey, transfer or lease our assets substantially as an entirety to any other person, the person formed by such consolidation or into which we merge, or the person that acquires our assets, is a corporation organized and existing under the laws of the United States of America, any of its states or the District of Columbia, which person must expressly assume, by a supplemental indenture, the due and punctual payment of the principal of and interest on the Notes and the performance or observance of our covenants under the Indenture;

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immediately after giving effect to such transaction, no event of default, and no event which, after notice or lapse of time or both, would become an event of default, shall have happened and be continuing; and

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we have complied with our obligations to deliver certain documentation to the Trustee.

Further Issues.   We may, from time to time, without notice to or the consent of the holders of the Notes, create and issue further notes ranking equally with the Notes and with identical terms in all respects (or in all respects except for the offering price, the payment of interest accruing prior to the issue date of such further notes or except for the first payment of interest following the issue date of such further notes) in order that such further notes may be consolidated and form a single series with the Notes and have the same terms as to status, redemption or otherwise as the Notes.
Paying Agent.   We may appoint one or more financial institutions to act as our paying agents, at whose designated offices the Notes non-Global form may be surrendered for payment at their maturity. We call each of those offices a paying agent. We may add, replace or terminate paying agents from time to time. We may also choose to act as our own paying agent. Initially, we have appointed Wilmington Trust, National Association, at its office in Wilmington, Delaware, as the paying agent for the subordinated debt securities. We must notify you of changes in the paying agents.
Governing Law.   The Indenture provides that the Notes will be governed by, and construed in accordance with, the laws of the State of Maryland, except that the rights, immunities, duties and liabilities of the Trustee (acting in any capacity) will be governed by New York law.

Notes Intended to Qualify as Tier 2 Capital.   The Notes are intended to qualify as Tier 2 Capital under the capital rules established by the Federal Reserve for bank holding companies. The rules set forth specific criteria for instruments to qualify as Tier 2 Capital. Among other things, the Notes must:
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be unsecured;

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have a minimum original maturity of at least five years;

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be subordinated to general creditors; and

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not contain provisions permitting the holders of the Notes to accelerate payment of principal prior to maturity except in the event of receivership, insolvency, liquidation or similar proceedings of a bank holding company or a major bank subsidiary.

Clearance and Settlement.   The Notes will be represented by one or more permanent global certificates, which we refer to individually as a Global Note and collectively as the Global Notes, deposited with, or on behalf of DTC and registered in the name of Cede & Co. (DTC’s partnership nominee). The Notes will be available for purchase in minimum denominations of  $1,000 and integral multiples of  $1,000 in excess thereof in book-entry form only. So long as DTC or any successor depositary, which we refer to collectively as the Depositary or its nominee is the registered owner of the Global Notes, the Depositary, or such nominee, as the case may be, will be considered to be the sole owner or holder of the Notes for all purposes of the Indenture. Beneficial interests in the Global Notes will be represented through book-entry accounts of financial institutions acting on behalf of beneficial owners as direct and indirect participants in DTC. Investors may not elect to receive a certificate representing their Notes while the Notes are held by a Depositary. Investors may elect to hold interests in the Global Notes through DTC either directly if they are participants in DTC or indirectly through organizations that are participants in DTC.
The laws of some jurisdictions may require that some purchasers of securities take physical delivery of securities in definitive form. These laws may impair the ability to transfer beneficial interests in the Notes, so long as the corresponding securities are represented by Global Notes.
DTC has advised us that it is a limited-purpose trust company organized under the New York Banking Law, a “banking organization” within the meaning of the New York Banking Law, a member of the Federal Reserve System, a “clearing corporation” within the meaning of the New York Uniform Commercial Code and a “clearing agency” registered pursuant to the provisions of Section 17A of the Exchange Act of 1934, as amended. DTC holds securities that its direct participants deposit with DTC. DTC also facilitates the post-trade settlement among participants of sales and other securities transactions in deposited securities, through electronic computerized book-entry transfers and pledges between participants’ accounts. This eliminates the need for physical movement of securities certificates. Direct participants include both U.S. and non-U.S. securities brokers and dealers, banks, trust companies, clearing corporations and certain other organizations. DTC is a wholly owned subsidiary of The Depository Trust & Clearing Corporation, which, in turn, is owned by a number of direct participants of DTC and members of the National Securities Clearing Corporation, Fixed Income Clearing Corporation and Emerging Markets Clearing Corporation, as well as by the New York Stock Exchange, Inc., the American Stock Exchange LLC and the Financial Industry Regulatory Authority. Access to the DTC system is also available to others, referred to as indirect participants, such as both U.S. and non-U.S. securities brokers and dealers, banks, trust companies and clearing corporations that clear through or maintain a direct or indirect custodial relationship with a direct participant. The rules applicable to DTC and its participants are on file with the SEC.
Purchases of securities under the DTC system must be made by or through direct participants, which will receive a credit for the securities on DTC’s records. The ownership interest of each beneficial owner of securities will be recorded on the direct or indirect participants’ records. Beneficial owners will not receive written confirmation from DTC of their purchase. Beneficial owners are, however, expected to receive written confirmations providing details of the transaction, as well as periodic statements of their holdings, from the direct or indirect participant through which the beneficial owner entered into the transaction. Under a book-entry format, holders may experience some delay in their receipt of payments, as such payments will be forwarded by the depositary to Cede & Co., as nominee for DTC. DTC will forward the payments to its participants, who will then forward them to indirect participants or holders. Beneficial owners of securities other than DTC or its nominees will not be recognized by the relevant registrar, transfer agent, paying agent or Trustee as registered holders of the securities entitled to the benefits of the indenture. Beneficial owners that are not participants will be permitted to exercise their rights only indirectly through and according to the procedures of participants and, if applicable, indirect participants.
To facilitate subsequent transfers, all securities deposited by direct participants with DTC are registered in the name of DTC’s partnership nominee, Cede & Co., or such other name as may be requested by an authorized representative of DTC. The deposit of securities with DTC and their registration in the name of Cede & Co. or such other DTC nominee do not effect any change in beneficial ownership. DTC has no knowledge of the actual beneficial owners of the securities; DTC’s records reflect only the identity of the direct participants to whose accounts the securities are credited, which may or may not be the beneficial owners. The direct and indirect participants will remain responsible for keeping account of their holdings on behalf of their customers.
Conveyance of redemption notices and other communications by DTC to direct participants, by direct participants to indirect participants, and by direct and indirect participants to beneficial owners will be governed by arrangements among them, subject to any statutory or regulatory requirements as may be in effect from time to time. If less than all of the securities of any class are being redeemed, DTC will determine the amount of the interest of each direct participant to be redeemed in accordance with its then current procedures.
DTC may discontinue providing its services as securities depositary with respect to the Notes at any time by giving reasonable notice to the issuer or its agent. Under these circumstances, in the event that a successor securities depositary is not obtained, certificates for the Notes are required to be printed and delivered. We may decide to discontinue the use of the system of book-entry-only transfers through DTC (or a successor securities depositary). In that event, certificates for the Notes will be printed and delivered to DTC.
As long as DTC or its nominee is the registered owner of the Global Notes, DTC or its nominee, as the case may be, will be considered the sole owner and holder of the Global Notes and all securities represented by these certificates for all purposes under the instruments governing the rights and obligations of holders of such securities. Except in the limited circumstances referred to above, owners of beneficial interests in Global Notes:
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will not be entitled to have such global security certificates or the securities represented by these certificates registered in their names;

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will not receive or be entitled to receive physical delivery of securities certificates in exchange for beneficial interests in global security certificates; and

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will not be considered to be owners or holders of the global security certificates or any securities represented by these certificates for any purpose under the instruments governing the rights and obligations of holders of such securities.

All redemption proceeds and other payments on the securities represented by the Global Notes and all transfers and deliveries of such securities will be made to DTC or its nominee, as the case may be, as the registered holder of the securities. DTC’s practice is to credit direct participants’ accounts upon DTC’s receipt of funds and corresponding detail information from the issuer or its agent, on the payable date in accordance with their respective holdings shown on DTC’s records. Payments by participants to beneficial owners will be governed by standing instructions and customary practices, as is the case with securities held for the accounts of customers in bearer form or registered in “street name”, and will be the responsibility of that participant and not of DTC, the depositary, the issuer, the Trustee or any of their agents, subject to any statutory or regulatory requirements as may be in effect from time to time. Payment of redemption proceeds and other payments to Cede & Co. (or such other nominee as may be requested by an authorized representative of DTC) is the responsibility of the issuer or its agent, disbursement of such payments to direct participants will be the responsibility of DTC, and disbursement of such payments to the beneficial owners will be the responsibility of direct and indirect participants.
Ownership of beneficial interests in the Global Notes will be limited to participants or persons that may hold beneficial interests through institutions that have accounts with DTC or its nominee. Ownership of beneficial interests in Global Notes will be shown only on, and the transfer of those ownership interests will be effected only through, records maintained by DTC or its nominee, with respect to participants’ interests, or any participant, with respect to interests of persons held by the participant on their behalf. Payments, transfers, deliveries, exchanges, redemptions and other matters relating to beneficial interests in Global Notes may be subject to various policies and procedures adopted by DTC from time to time. None of Great Southern Bancorp, the Trustee or any agent for any of them will have any responsibility or liability for any aspect of DTC’s or any direct or indirect participant’s records relating to, or for payments made on account of, beneficial interests in Global Notes, or for maintaining, supervising or reviewing any of DTC’s records or any direct or indirect participant’s records relating to these beneficial ownership interests.
Although DTC has agreed to the foregoing procedures in order to facilitate transfer of interests in the Global Notes among participants, DTC is under no obligation to perform or continue to perform these procedures, and these procedures may be discontinued at any time. Neither Great Southern Bancorp nor the Trustee will have any responsibility for the performance by DTC or its direct participants or indirect participants under the rules and procedures governing DTC.
Because DTC can act only on behalf of direct participants, who in turn act only on behalf of direct or indirect participants, and certain banks, trust companies and other persons approved by it, the ability of a beneficial owner of securities to pledge them to persons or entities that do not participate in the DTC system may be limited due to the unavailability of physical certificates for the securities.
DTC has advised us that it will take any action permitted to be taken by a registered holder of any securities under the Indenture, only at the direction of one or more participants to whose accounts with DTC the relevant securities are credited.
The information in this section concerning DTC and its book-entry system has been obtained from sources that we believe to be accurate, but we assume no responsibility for the accuracy thereof.

DESCRIPTION OF THE INDENTURE
General.   The Notes offered by this prospectus supplement will be issued by the Company under the Indenture. The following description of the particular terms of the Indenture supplements, and to the extent inconsistent therewith replaces, the description of the general terms and provisions of subordinated debt in the accompanying prospectus, to which description we refer you. We have summarized the material terms of the Indenture. You should read the Indenture for more complete descriptions of the terms of the Indenture.
Under the Indenture we may offer from time to time debt securities in the form of unsecured subordinated debentures, notes or other evidences of indebtedness. The aggregate principal amount of the debt securities which we may issue under the Indenture is unlimited, and the debt securities may be issued in one or more series. Any debt securities issued under the Indenture will be established pursuant to one or more resolutions of the Company, or to one or more indentures supplemental to the Indenture. Such resolutions or indentures supplemental, as applicable, shall also set forth the particular terms of each series of debt securities established thereby, which will generally include, among other things:
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The title of the debt securities and the series in which such debt securities shall be included;

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Any limit upon the aggregate principal amount of the debt securities;

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Whether any debt securities of the series are to be issuable initially or otherwise in global form and, if so, (a) whether beneficial owners of interests in any such global debt securities may exchange such interest for debt securities of such series and of like tenor of any authorized form and denomination and the circumstances under which any such exchanges may occur, if other than in the manner specified in Indenture, (b) the name of the depository with respect to any global debt securities, and (c) the manner in which interest payable on a global security will be paid;

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The terms, if any, upon which the debt securities of any series may be convertible into or exchanged for common stock, preferred stock, other indebtedness of the Company or another obligor, or warrants for common stock, preferred stock or indebtedness or other securities of any kind of the Company or any other obligor, and the terms and conditions upon which such conversion or exchange shall be effected;

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The date or dates, or the method, if any, by which such date or dates shall be determined, on which the principal of such debt securities is payable;

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The rate or rates at which such debt securities shall bear interest, if any, or the method, if any, by which such rate or rates are to be determined, the date or dates, if any, from which such interest shall accrue or the method, if any, by which such date or dates are to be determined, the interest payment dates, and the regular record dates, if any, on which such interest shall be payable, whether and under what circumstances additional amounts on such debt securities shall be payable and the basis upon which interest shall be calculated if other than that of a 360-day year of twelve 30-day months;

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Whether and under what circumstances additional amounts, which are required by the Indenture or any debt securities to be paid by the Company in respect of certain taxes imposed on the holders of such debt securities, shall be payable;

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The place or places, if any, where the principal of  (and premium, if any) and interest (including additional amounts), if any, on such debt securities shall be payable, any debt securities of the series may be surrendered for registration of transfer, any debt securities of the series may be surrendered for exchange or conversion and notices, or demands to or upon the Company in respect of the debt securities of the series and the Indenture may be served;

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Whether and the terms and conditions upon which the debt securities of the series or any of them are to be redeemable at the option of the Company and, if so, the period or periods within which, the price or prices at which and the other terms and conditions upon which such debt securities may be redeemed, in whole or in part, at the option of the Company;

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Whether and the terms and conditions upon which the Company is obligated to redeem, or purchase debt securities of the series or any of them pursuant to any sinking fund or at the option of any holder thereof and, if so, the period or periods within which, the price or prices at which and the other terms and conditions upon which such debt securities shall be redeemed or purchased, in whole or in part, pursuant to such obligation, and any provisions for the remarketing of the debt securities of the series so redeemed or purchased;

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The denominations in which debt securities of the series, if any, shall be issuable if other than denominations of  $1,000 and any integral multiple thereof;

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If other than the principal amount thereof, the portion of the principal amount of the debt securities of the series of any of them which shall be payable upon declaration of acceleration of the maturity thereof pursuant to the Indenture or the method by which such portion is to be determined;

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If the principal of  (and premium, if any) or interest, if any, or any required additional amounts, on the debt securities of the series or any of them are to be payable, at the election of the Company or a holder thereof, in a coin or currency, composite currencies or currency unit or units other than that in which the debt securities of the series or any of them are stated to be payable, the period or periods within which, and the terms and conditions upon which, such election may be made;

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Any deletions from, modifications of or additions to the events of default or covenants of the Company, as provided in the Indenture, with respect to the debt securities of the series or any of them;

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The terms pursuant to which the debt securities of such series will be made subordinate in right of payment to the Company’s senior indebtedness and the definition of such senior indebtedness with respect to such series;

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If the debt securities of the series or any of them are to be issued upon the exercise of warrants, the time, manner and place for such securities to be authenticated and delivered;

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If the debt securities of the series are to be issuable in definitive form (whether upon original issue or upon exchange of a temporary debt securities of such series) only upon receipt of certain certificates or other documents or satisfaction of other conditions, then the form and terms of such certificates, documents or conditions;

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Whether any of the debt securities of a series shall be issued as original issue discount securities, which are debt securities which provide for declaration of an amount less than the principal thereof to be due and payable upon acceleration; and

•
Any other terms of the debt securities of the series or any of them.

With the consent of the holders of not less than a majority in principal amount of the outstanding debt securities of any series affected by a supplemental indenture, the Company may with respect to such series of debt securities enter into an indenture or supplemental indenture with the Trustee for the purpose of adding any provisions to or changing in any manner or eliminating any of the provisions of the Indenture or of modifying in any manner the rights of the holders such debt securities of such series; provided, however, that no such indenture or supplemental indenture shall, without the consent of the holder of each outstanding debt security affected thereby:
•
Change the maturity date of the principal of, or any installment of interest on, any such debt security, or reduce the principal amount thereof or the rate of interest thereon or any additional amounts payable in respect thereof, or any premium payable upon the redemption thereof, or change the obligation of the Company to pay additional amounts, or reduce the amount of the principal of an original issue discount security that would be due and payable upon a declaration of acceleration, or change the place of payment, coin or currency in which any debt security or any premium or the interest thereon is payable, or impair the right to institute suit for the enforcement of any such payment on or after the maturity date thereof;

•
Reduce the percentage in principal amount of the outstanding debt securities of any series, the consent of whose holders is required for any such indenture or supplemental indenture, or the consent of whose holders is required for any waiver (of compliance with certain provisions of the Indenture or certain defaults thereunder and their consequences) provided for in the Indenture; or

•
Modify certain provisions in the Indenture relating to supplemental indentures with the consent of the holders of debt securities, control by the holders of debt securities and waivers of past defaults except as provided otherwise in the Indenture.

The debt securities may be issued in global form, and are referred to herein as “global securities.” Global securities will be deposited with a depositary that we will identify in a supplemental indenture. Global securities may be issued in either registered or bearer form and in either temporary or permanent form. The specific terms of global securities, including the depositary arrangements for each series of global securities, will be described in the applicable supplemental indenture.
Subordinated Debt.   The debt securities will be subordinated in right of payment to the prior payment in full of the Company’s senior indebtedness, which with respect to any series of debt securities issued under the Indenture shall have the meaning ascribed to such term in the board resolutions or supplemental indenture establishing such series, and shall include: (i) any indebtedness described as senior indebtedness in the resolutions of the Company that provide for the creation and issuance of such series of debt securities; (ii) the principal and any premium or interest for money borrowed or purchased by the Company; (iii) the principal and any premium or interest for money borrowed or purchased by another person and guaranteed by the Company; (iv) any deferred obligation for the payment of the purchase price of property or assets evidenced by a note or similar instrument or agreement; (v) an obligation arising from direct credit substitutes; and (v) any obligation associated with derivative products such as interest and foreign exchange rate contracts, commodity contracts and similar arrangements; in each case, whether outstanding on the date the Indenture became effective, or created, assumed or incurred after that date. The senior indebtedness of the Company, however, excludes any indebtedness that: (a) expressly states that it is junior to, or ranks equally in right of payment with, the applicable series of debt securities issued under the Indenture; or (b) is identified as junior to, or equal in right of payment with, the applicable debt securities issued under the Indenture in the resolutions of the Company, or under an supplemental indenture, that that provides for the establishment and issuance of such indebtedness.
Registration, Transfer and Exchange.   With respect to the debt securities of each series, except as otherwise specified with respect to debt securities issued in global form, the Company shall cause to be kept, at an office or agency of the Company, a register providing for the registration of the debt securities of each series and of transfers of the debt securities of such series, subject to such reasonable regulations as it may prescribe and to certain restrictions set forth in the Indenture.
Except as set forth in a supplemental indenture or any resolution of the Board of Directors of the Company authorizing the issuance of a series of global securities, any global security shall be exchangeable for debt securities of such series only if:
•
If the depository is at any time unwilling or unable or ineligible to continue as a depository and a successor depository is not appointed by the Company within 90 days of the date the Company is so notified in writing;

•
The Company executes and delivers to the Trustee an order to the effect that such global securities shall be so exchangeable; or

•
An event of default has occurred and is continuing with respect to the global securities and the Company or the Depository shall have requested such exchange.

The Indenture provides that if any mutilated debt security is surrendered to the Trustee, subject to the provisions of the Indenture, the Company shall issue in exchange therefor a new debt security of the same series containing identical terms and of like principal amount. With respect to destroyed, lost or stolen debt securities, the Company the Company shall issue in exchange therefor a new debt security of the same series containing identical terms and of like principal amount, if  (a) the Company and Trustee have received evidence to their satisfaction of the destruction, loss or theft, (b) the holder thereof provides security indemnity as may be required by the Company and Trustee, and (c) neither the Company or Trustee shall have received a notice that such debt security has been acquired by a bona fide purchaser. In any event, if a mutilated, destroyed, lost or stolen debt security has become or is about to become due and payable, the Company in its discretion may, instead of issuing a new debt security, pay such debt security.
Payment.   The holder of any debt security shall, under the Indenture, have the absolute, unconditional right to receive payment of the principal of  (and premium, if any), and subject to certain restrictions provided in the Indenture, interest on or any additional amounts in respect of such debt security on the respective maturity dates specified in the particular terms governing such debt security (or, in the case of redemption, on the redemption date specified).
Satisfaction and Discharge.   The Company may direct that the Indenture cease to be of further effect with respect to any series of securities (except as to any surviving rights of registration of transfer or exchange of debt securities of such series, to certain provisions relating to the payment of amounts held in trust to pay and discharge indebtedness under such debt securities, and rights to receive certain additional amounts, as set forth in the Indenture), if any of the following occur:
•
All debt securities of such series (other than debt securities of such series (a) which have been mutilated, destroyed, lost or stolen and which have been replaced or paid, or (b) for which a sum of money in an amount sufficient to pay and discharge the entire indebtedness on such debt securities (including such indebtedness not yet due and payable) has been deposited in trust or segregated and held in trust by the Company and thereafter repaid to the Company or discharged from such trust) have been delivered to the Trustee for cancellation; or

•
All debt securities of such series not previously delivered to the Trustee for cancellation (a) have become due and payable, (b) will become due and payable at their stated maturity within one year and such debt securities are not convertible into other securities, or (c) if redeemable at the option of the Company, such debt securities are not convertible into other debt securities and are to be called for redemption within one year under arrangements satisfactory to the Trustee, and the Company, in the case of  (a), (b) or (c) above, as applicable, has deposited a sum of money in an amount sufficient to pay and discharge the entire indebtedness on such debt securities not delivered to the Trustee for cancellation (including such indebtedness not yet due and payable);

and the Company has:
•
Paid all other sums payable in respect of such outstanding debt securities; and

•
Delivered to the Trustee an officer’s certificate and opinion of counsel, each stating that all conditions in the Indenture relating to the satisfaction and discharge of such series have been complied with.

Amounts held in trust to pay and discharge the entire indebtedness on the debt securities of any series shall be used to pay such indebtedness in accordance with the Indenture. All such amounts held with respect to debt securities that are subsequently converted shall be returned to the Company.
If the particular terms of any series of debt securities provide for defeasance of the debt securities, the Company shall be deemed to have paid and discharged the entire indebtedness on all the outstanding debt securities of such series when:
•
The Company has deposited, as trust funds in trust for such purpose, an amount sufficient to pay and discharge the entire indebtedness on all outstanding debt securities of such series (including such indebtedness not yet due and payable); (b) with respect to any such series of debt securities which are denominated in United States dollars, the Company has deposited, as obligations in trust for such purpose, such amount of direct obligations of, or obligations the timely payment of the principal of and interest on which are fully guaranteed by, the United States of America and which are not callable at the option of the issuer thereof as will, together with the income to accrue thereon without consideration of any reinvestment thereof, be sufficient to pay and discharge the entire indebtedness on all on all outstanding debt securities of such series (including such indebtedness not yet due and payable); or (c) the Company has properly fulfilled such other means of satisfaction and discharge as is specified with respect to all outstanding debt securities of such series;

•
The Company has paid all other sums payable in respect of such outstanding debt securities;

•
The Company has delivered to the Trustee a certificate signed by a nationally recognized firm of independent public accountants certifying as to the sufficiency of the amounts deposited pursuant to clauses (a) or (b) in the first bullet-point above subsections for payment of and discharge the entire indebtedness on all outstanding debt securities of such series (including such indebtedness not yet due and payable), and an officer’s certificate and an opinion of counsel, each stating that no event of default or event which with notice or lapse of time or both would become an event of default with respect to such debt securities shall have occurred and all conditions precedent in the Indenture relating to the satisfaction and discharge of such series have been complied with; and

•
The Company has delivered to the Trustee (a) an opinion of independent counsel, which may be based upon a ruling from the Internal Revenue Service, that the holders of the debt securities of such series will not recognize income, gain or loss for Federal income tax purposes as a result of such deposit, defeasance and discharge and will be subject to Federal income tax on the same amount and in the same manner and at the same times, as would have been the case if such deposit, defeasance and discharge had not occurred; and (b) if the debt securities of such series are then listed on a national securities exchange, an opinion of counsel that the debt securities of such series will not be delisted as a result of the exercise of the defeasance.

Events of Default.   Event of default means, except as provided in any supplemental indenture, with respect to any series of debt securities, any of the following:
•
Default in the payment of any installment of interest upon any debt security of that series when it becomes due and payable, and continuance of such default for a period of 30 days;

•
Default in the payment of the principal (or premium, if any) on any debt security of that series when it becomes due and payable;

•
Default in the payment of any sinking fund payment with respect to any debt security of that series as and when it becomes due and payable;

•
Failure by the Company to deliver the required debt securities or other rights upon an appropriate conversion or exchange election by any holder of convertible debt securities;

•
Failure by the Company duly to observe or perform any of the other covenants or agreements in the debt securities of that series, in any resolution of the Board of Directors of the Company authorizing the issuance of that series of debt securities, in the Indenture with respect to such series or in any supplemental indenture with respect to such series (other than a covenant a default in the performance of which is elsewhere in Indenture specifically dealt with), continuing for a period of 90 days after the date on which written notice specifying such failure and requiring the Company to remedy the same shall have been given to the Company by the Trustee or by the holders of at least 25% in aggregate principal amount of the debt securities of that series at the time outstanding;

•
A court having jurisdiction in the premises shall enter a decree or order for the appointment of a receiver, liquidator, trustee, or similar official in any receivership, insolvency, liquidation, or similar proceeding relating to the Company, and such decree or order shall remain unstayed and in effect for a period of 60 consecutive days;

•
The Company shall consent to the appointment of a receiver, liquidator, trustee or other similar official in any receivership, insolvency, liquidation or similar proceeding with respect to the Company;

•
A “major depository institution subsidiary” of the Company shall be the subject of a receivership, insolvency, liquidation or similar proceeding; or

•
Any other event of default specified with respect to debt securities of that series.

Unless the resolution adopted by the Company or supplemental indenture establishing a series of debt securities provides otherwise if an event of default specified in the sixth, seventh or eighth bullet points above (regarding certain events of receivership, insolvency or liquidation and similar proceedings) with respect to debt securities of a series, the principal amount of all the debt securities of that series (or, if any securities of that series are original issue discount securities, such portion of the principal amount of such debt securities as may be specified by the particular terms thereof), together with accrued and unpaid interest, if any, thereon, shall automatically, and without any declaration or other action on the part of the Trustee or any holder, become immediately due and payable. Holders of Notes will not have any right to accelerate the payment of the principal amount of any series of debt securities upon the occurrence of any other event of default, including a default of the payment of interest.
If default is made in the payment of any installment of interest on or any additional amounts payable in respect of any debt security when such interest or additional amounts shall have become due and payable and such default continues for a period of 30 days, or default is made in the payment of the principal of  (or premium, if any, on) any debt security at its maturity, the Company will pay to the Trustee, for the benefit of the holders of such debt securities, the whole amount then due and payable on such securities for interest or other amounts, or principal (and premium, if any) and interest or additional amounts, if any, as applicable, with interest upon the overdue principal (and premium, if any) and, to the extent that payment of such interest shall be legally enforceable, upon overdue installments of interest or any additional amounts, at the rate(s) provided in the particular terms of such debt securities, and such further amount as shall be sufficient to cover the costs and expenses of collection, including the reasonable compensation, expenses, disbursements and advances of the Trustee.
If the Company fails to pay such amounts, the Trustee, in its own name and as trustee of an express trust, may institute a judicial proceeding for the collection of the sums so due and unpaid, and may prosecute such proceeding to judgment or final decree, and may enforce the same against the Company or any other obligor upon such debt securities and collect the moneys adjudged or decreed to be payable in the manner provided by law out of the property of the Company or any other obligor upon such Securities, wherever situated. If an event of default with respect to debt securities of any series occurs and is continuing, the Trustee may in its discretion proceed to protect and enforce its rights and the rights of the holders of the debt securities of such series by such appropriate judicial proceedings that the Trustee believes is the most effective in protecting and enforcing any such rights.
In case of any pending receivership, insolvency, liquidation or similar proceeding relative to the Company or any other obligor upon the debt securities or the property of the Company or of such other obligor or their creditors, the Trustee shall be entitled and empowered, by intervention in such proceeding or otherwise (a) to file and prove a claim for the (i) whole amount or such lesser amount as may be provided for in the particular terms governing the debt securities of such series of the entire indebtedness on all outstanding debt securities of such series (including such indebtedness not yet due and payable) (ii) Trustee, including any claim for the reasonable compensation, expenses, disbursements and advances of the Trustee, its agents or counsel, and (iii) of the holders, and (b) to collect, receive and distribute any amounts or other property payable or deliverable on any such claims. The Trustee shall not, however, have any authority to consent to or accept or adopt on behalf of any holder any plan of reorganization, arrangement, adjustment or composition affecting the debt securities or the rights of any holder thereof, or to authorize the Trustee to vote in respect of the claim of any holder in any such proceeding.
At any time after a declaration of acceleration with respect to the debt securities of any series, but before a judgment or decree for payment of the money due has been obtained by the Trustee, the holders of not less than a majority in principal amount of the outstanding debt securities of that series, by written notice to the Company and the Trustee, may rescind and annul such declaration and its consequences if:
•
The Company has paid or deposited with the Trustee a sum sufficient to pay (a) all overdue installments of interest on and any additional amounts payable in respect of all debts securities of such series, (b) the principal of  (and premium, if any, on) the debt securities of such series that is due and payable (other than by such declaration of acceleration) and the related interest at the rate(s) provided in the particular terms of such debt securities of such series; (c) to the extent that payment of such interest is lawful, interest upon overdue installments of interest or any additional amounts at the rate(s) or rates provided in the particular terms of such debt securities of such series; and (d) all sums paid or advanced by the Trustee hereunder and the reasonable compensation, expenses, disbursements and advances of the Trustee; and
•
all events of default with respect to the debt securities of such series, other than the non-payment of the principal of debt securities of that series which have become due solely by such declaration of acceleration, have been cured or waived.

Amounts collected by the Trustee in connection with any maturity, demand, judgment or decree shall be applied, subject to the subordination provision of the Indenture, by the Trustee:
•
First, to the payment of all amounts due the Trustee and any predecessor Trustee in respect of compensation and reimbursement;

•
Second, to the payment of the amounts then due and unpaid upon the debt securities for principal (and premium, if any) and interest or any additional amounts payable in respect of which or for the benefit of which such money has been collected, ratably, without preference or priority of any kind, according to the aggregate amounts due and payable on such debt securities for principal (and premium, if any), interest or any additional amounts, respectively; and

•
Third, the balance, if any, to the Company.

Limited Rights.   No holder of any debt security of any series shall have any right to institute any proceeding, judicial or otherwise, with respect to this Indenture, or for the appointment of a receiver or trustee, or for any other remedy under the Indenture, unless:
•
The holder has previously given written notice to the Trustee of a continuing event of default with respect to the debt securities of such series;

•
The holders of not less than 25% in principal amount of the outstanding debt securities of that series shall have made written request to the Trustee to institute proceedings in respect of such event of default;

•
Such holder or holders have offered indemnity and security reasonably satisfactory to the Trustee against the costs, expenses and liabilities to be incurred in compliance with such request;

•
The Trustee for 60 days after its receipt of such notice, request and offer of indemnity has failed to institute any such proceeding; and

•
No direction inconsistent with such written request has been given to the Trustee during such 60-day period by the holders of a majority in principal amount of the outstanding debt securities of such series.

No holder under the Indenture has the right to affect, disturb or prejudice the rights of any other such holders or holders of debt securities of any other series, or to obtain or to seek to obtain priority or preference over any other holders or to enforce any right under the Indenture, except in the manner specified in the Indenture and for the equal and ratable benefit of all such holders. Notwithstanding the foregoing, the holder of any debt security shall, under the Indenture, have the absolute, unconditional right to receive payment of the principal of  (and premium, if any), and subject to certain restrictions provided in the Indenture, interest on or any additional amounts due thereon on the respective maturity dates specified in the particular terms governing such debt security, and to institute suit for the enforcement of such holder’s right to receive payment such amounts and such right shall not be impaired without the consent of such holder.
Consolidation, Merger and Sales.   Neither the Indenture nor any of the particular terms governing any debt security will prevent any consolidation or merger of the Company with or into any other persons, or successive consolidations or mergers in which the Company or its successor or successors shall be a party or parties, or will prevent any conveyance, transfer or lease of the property of the Company as an entirety or substantially as an entirety, to any other person; provided, however, that:

•
In the event the Company shall consolidate with or merge into another person or convey, transfer or lease its substantially all of its properties and a to any person, the person formed by such consolidation or merger, or the person which acquires by conveyance or transfer, or which leases, substantially all of the properties and assets of the Company shall be a corporation organized and existing under the laws of the United States of America, any State thereof or the District of Columbia, and shall expressly assume by supplemental indenture, the due and punctual payment of the principal of  (and premium, if any) and interest on or any additional amounts in respect of all the debt securities and the performance of every other covenant of this Indenture on the part of the Company to be performed or observed;

•
Immediately after giving effect to such transaction no event of default, and no event which, after notice or lapse of time or both, would become an event of default, shall have happened and be continuing; and

•
The successor person has delivered to the Trustee an officer’s certificate and an opinion of counsel, each stating that such consolidation, merger, conveyance, transfer or lease and such supplemental indenture complies with the foregoing requirements, and that all conditions precedent in the Indenture relating to such transaction have been complied with.

MATERIAL U.S. FEDERAL INCOME TAX CONSIDERATIONS
The following is a general discussion of certain U.S. federal income tax consequences of the ownership and disposition of the Notes offered hereby. Except where noted, this discussion addresses only those beneficial owners of the Notes that are purchased by an initial holder at their original issue price for cash and that are held as capital assets for U.S. federal income tax purposes (generally, property held for investment). This summary does not address the tax consequences to subsequent purchasers of the Notes. We intend, and by acquiring any Notes each beneficial owner of a Note will agree, to treat the Notes as indebtedness for U.S. federal income tax purposes, and this discussion assumes such treatment. This discussion does not address all aspects of U.S. federal income taxation that may be applicable to beneficial owners of the Notes in light of their particular circumstances, or to a class of beneficial owners subject to special treatment under U.S. federal income tax law, such as brokers, dealers or traders in securities or currencies, financial institutions, tax-exempt entities or qualified retirement plans, governmental entities, insurance companies, persons liable for alternative minimum tax, U.S. persons whose “functional currency” is not the U.S. dollar, grantor trusts, entities that are treated as partnerships for U.S. federal income tax purposes, certain U.S. expatriates, persons deemed to sell the Notes under the constructive sale provisions of the Code, controlled foreign corporations, passive foreign investment companies and regulated investment companies and shareholders of such corporations, and persons holding Notes as part of a straddle, hedging, conversion or other integrated transaction. In addition, this summary does not address the tax laws of any state, local or non-U.S. jurisdiction or other U.S. federal tax laws, such as alternative minimum estate and gift taxes.
If you are a partner in an entity or arrangement that is classified as a partnership for U.S. federal income tax purposes and that holds Notes, your U.S. federal income tax treatment with respect to the Notes generally will depend on your status as a partner, upon the activities of the partnership and certain determinations made at the partner level. Partnerships that hold the Notes, and partners in such partnerships, should each consult their independent tax advisors as to the particular U.S. federal income tax consequences of holding and disposing of the Notes.
This summary is for general information only and is based on the Internal Revenue Code of 1986, as amended (the “Code”), administrative pronouncements, judicial decisions and final, temporary and proposed Treasury Regulations, all as of the date hereof, and changes to any of which subsequent to the date of this offering memorandum may affect the tax consequences described herein (possibly with retroactive effect). We have not sought, and will not seek, any ruling from the Internal Revenue Service (the “IRS”) with respect to the statements made and the conclusions reached in this summary, and we cannot assure you that the IRS will agree with such statements and conclusions. You are urged to consult your tax advisor with regard to the application of the U.S. federal income tax laws to your particular situation as well as any tax consequences arising under other federal tax laws (such as estate and gift tax laws) or the laws of any state, local or non-U.S. taxing jurisdiction.
Tax Consequences to U.S. Holders
This section applies to you if you are a “U.S. Holder.” As used herein, the term “U.S. Holder” means a beneficial owner of a Note that is, for U.S. federal income tax purposes:
•
a citizen or individual resident of the United States,

•
a corporation, or other entity taxable as a corporation, created or organized in or under the laws of the United States, any state therein or the District of Columbia,

•
an estate the income of which is subject to U.S. federal income taxation regardless of its source, or

•
a trust: (i) if a court within the United States is able to exercise primary supervision over its administration and one or more U.S. persons have authority to control all substantial decisions of the trust; or (ii) that has a valid election in effect under applicable Treasury Regulations to be treated as a U.S. person.

Payments of Interest.   Based on the interest rate characteristics of the Notes, we intend to treat the Notes as “variable rate debt instruments” (“VRDIs”) for U.S. federal income tax purposes and this discussion assumes such characterization to be correct. It is expected and this discussion assumes that either the issue price of the Notes will equal the stated redemption price of the Notes or the Notes will be issued with no more than a de minimis amount of original issue discount. Accordingly, stated interest paid on a Note should constitute “qualified stated interest” under the Treasury Regulations applicable to VRDIs, and as such will be taxable to you as ordinary interest income at the time it accrues or is received in accordance with your method of accounting for federal income tax purposes.
Sale, Exchange, Redemption, Retirement or Other Taxable Disposition.   Upon the sale, exchange, redemption, retirement or other taxable disposition (including early redemption) of a Note, you generally will recognize taxable gain or loss equal to the difference between the amount you realize and your adjusted tax basis in the Note. For these purposes, the amount realized does not include any amount attributable to accrued and unpaid qualified stated interest, which will be treated as described under “— Payments of Interest” above. Your adjusted tax basis in the Note generally will equal the cost of the Note to you.
Gain or loss realized on the sale, exchange, redemption, retirement or other taxable disposition of a Note generally will be capital gain or loss and will be long-term capital gain or loss if at the time of sale, exchange, redemption, retirement or other disposition you have held the Note for more than one year. Long-term capital gains recognized by certain non-corporate U.S. Holders, including individuals, generally will be subject to reduced tax rates. The deductibility of capital losses may be subject to limitations.
Backup Withholding and Information Reporting.   Information returns generally will be filed with the IRS in connection with interest payments on the Notes and the proceeds from a sale or other disposition (including a retirement or redemption) of the Notes. You will be subject to backup withholding (currently at a rate of 28%) on these payments if you fail to provide your correct taxpayer identification number to the paying agent and comply with certain certification procedures, or otherwise fail to establish an exemption from backup withholding. The amount of any backup withholding from a payment to you generally will be allowed as a credit against your U.S. federal income tax liability and may entitle you to a refund, if you timely provide the required information to the IRS. You should consult your tax advisor regarding your qualification for an exemption from backup withholding, and the procedures for establishing such exemption, if applicable.
Net Investment Income Tax.   Certain U.S. Holders who are individuals, estates and trusts are subject to an additional 3.8% tax on the lesser of: (i) the U.S. Holder’s “net investment income” for the relevant taxable year (for these purposes, net investment income generally includes interest and gains from sales of Notes); and (ii) the excess of the U.S. Holders modified adjusted gross income for the relevant taxable year over a certain threshold (over $250,000 in the case of a married individual filing a joint return or a surviving spouse, $125,000 in the case of a married individual filing a separate return, or $200,000 in the case of a single individual). U.S. Holders that are individuals, estates or trusts should consult their tax advisors regarding the effect, if any, of this legislation on their purchase, ownership and disposition of Notes.
Tax Consequences to Non-U.S. Holders
This section applies to you if you are a “Non-U.S. Holder.” As used herein, the term “Non-U.S. Holder” means a beneficial owner of a Note that is, for U.S. federal income tax purposes:
•
a nonresident alien individual,

•
a foreign corporation, or

•
a foreign estate or trust,

but does not include you if you are an individual present in the United States for 183 days or more in the taxable year of disposition of the Notes and you are not otherwise a resident of the United States for U.S. federal income tax purposes. If you are such an individual, you should consult your tax advisor regarding the U.S. federal income tax consequences of the sale, exchange, redemption or other disposition of the Notes.
Payments on the Notes.   Subject to the discussion below concerning backup withholding, payments of principal and interest on the Notes made by us or any paying agent to you will not be subject to U.S. federal withholding tax, provided that, in the case of interest,

•
you do not own, actually or constructively, 10% or more of the total combined voting power of all classes of our stock entitled to vote and you are not a controlled foreign corporation related, directly or indirectly, to us through stock ownership,

•
you are not a bank described in Section 881(c)(3)(A) of the Code, and

•
you fulfill the certification requirement described below.

Certification Requirement.   Interest on a Note will not be exempt from U.S. federal withholding tax unless you certify on a properly executed IRS Form W-8BEN, Form W-8BEN-E, or other appropriate form, under penalties of perjury, that you are not a United States person.
If interest income with respect to a Note is not exempt from U.S. federal withholding tax as described above, you will be subject to U.S. federal income tax withholding at a 30% rate unless: (1) such tax is eliminated or reduced by an applicable income tax treaty; or (2) such interest income is effectively connected with the conduct by you of a trade or business in the United States.
If interest on your Note is effectively connected with the conduct by you of a trade or business in the United States, subject to an applicable income tax treaty providing otherwise, although you will be exempt from the withholding tax discussed in the preceding paragraphs, you generally will be taxed in the same manner as if you were a U.S. Holder (see “— Tax Consequences to U.S. Holders” above), except that you will be required to provide a properly executed IRS Form W-8 (generally an IRS Form W-8ECI) in order to receive payments of interest free of the withholding tax. You should consult your tax advisor with respect to other U.S. tax consequences of the ownership and disposition of Notes including the possible imposition of a branch profits tax at a rate of 30% (or a lower treaty rate).
Sale, Exchange, Redemption, Retirement or other Disposition.   Subject to the discussion below concerning backup withholding, you generally will not be subject to U.S. federal income tax on gain recognized on a sale, exchange, redemption, retirement or other disposition of the Notes, unless the gain is effectively connected with the conduct by gain of a trade or business in the United States, subject to an applicable income tax treaty providing otherwise.
If you are engaged in a trade or business in the United States and you recognize gain on a sale or other disposition of the Notes that is effectively connected with that trade or business, you generally will be taxed as if you were a U.S. Holder (see “— Tax Consequences to U.S. Holders” above), subject to an applicable income tax treaty providing otherwise. You should consult your tax advisor with respect to the U.S. tax consequences of the ownership and disposition of the Notes, including the possible imposition of a branch profits tax.
Backup Withholding and Information Reporting.   Information returns generally will be filed with the IRS in connection with interest payments on the Notes. Unless you comply with certification procedures to establish that you are not a United States person, information returns may be filed with the IRS reporting your proceeds from a sale or other disposition (including a retirement or redemption) of the Notes and you may be subject to backup withholding (currently at a rate of 28%) on interest payments on the Notes or on the proceeds from a sale or other disposition of the Notes. The certification procedures required to claim the exemption from withholding tax on interest described above will satisfy the certification requirements necessary to avoid backup withholding as well. The amount of any backup withholding from a payment to you generally will be allowed as a credit against your U.S. federal income tax liability and may entitle you to a refund if you timely provide the required information to the IRS.
Foreign Account Tax Compliance Act.   Under Sections 1471 through 1474 of the Code and the Treasury Regulations and administrative guidance promulgated thereunder (collectively, “FATCA”), a U.S. federal withholding tax of 30% generally will apply to: (1) interest on a debt obligation; and (2) the gross proceeds from the disposition of a debt obligation after December 31, 2018, paid to certain non-U.S. entities (whether such non-U.S. entity is the beneficial owner or an intermediary) that fail to comply with certain certification, withholding and information reporting requirements (which may include entering into an agreement with the IRS), or otherwise satisfying the requirements of an applicable FATCA intergovernmental agreement. You should consult your own tax advisors regarding the effect, if any, of the FATCA rules based on your particular circumstances.

BENEFIT PLAN INVESTOR CONSIDERATIONS
The Employee Retirement Income Security Act of 1974, as amended (“ERISA”), and Section 4975 of the Code, impose certain requirements on: (a) employee benefit plans subject to Part 4 of Subtitle B of Title I of ERISA; (b) individual retirement accounts (“IRAs”), Keogh plans or other plans and arrangements subject to Section 4975 of the Code; (c) entities (including certain insurance company general accounts) whose underlying assets include “plan assets” (as defined in U.S. Department of Labor regulation 29 C.F.R. Section 2510.3-101, as modified by Section 3(42) of ERISA (the “plan asset regulations”)) by reason of any such plan’s or arrangement’s investment therein (we refer to the foregoing collectively as “Plans”); and (d) persons who are fiduciaries with respect to Plans. In addition, certain governmental, not for profit, church and non-U.S. plans (“Non-ERISA Arrangements”) are not subject to ERISA or Section 4975 of the Code but may be subject to other laws that are substantially similar to ERISA and Section 4975 of the Code (each, a “Similar Law”).
The following summarizes certain aspects of ERISA, the Code and Similar Laws that may affect a decision by Plans or Non-ERISA Arrangements to invest in the Notes. The following discussion is general in nature and not intended to be a complete discussion of the applicable laws pertaining to a Plan’s or Non-ERISA Arrangement’s decision to invest and is not intended to be legal advice. In addition, the following discussion is based on the applicable law and regulations in effect as of the date of this prospectus supplement, and nothing herein shall be construed as an obligation to update this summary as a result of any changes in the applicable law or regulations. Fiduciaries of any Plans and Non-ERISA Arrangements should consult their own legal counsel before purchasing the Notes. References herein to the purchase, holding or disposition of Notes also refer to the purchase, holding or disposition of any beneficial interest in the Notes.
A Plan fiduciary should consider whether an investment in the Notes satisfies the requirements set forth in Part 4 of Title I of ERISA, including the requirements that (a) the investment satisfy the prudence and diversification standards of ERISA, (b) the investment be solely in the interests of the participants and beneficiaries of the Plan, (c) the investment be permissible under the terms of the Plan’s investment policies and governing instruments and (d) the investment be for the exclusive purpose of providing benefits to the participants and beneficiaries of the Plan and defraying the reasonable expenses of administering the Plan. In determining whether an investment in the Notes is prudent for ERISA purposes, a Plan fiduciary should consider all relevant facts and circumstances, including, without limitation, the limitations imposed on transferability, whether the investment provides sufficient liquidity in light of the foreseeable needs of the Plan, the tax consequences of the investment and whether the investment is reasonably designed, as part of the Plan’s portfolio, to further the Plan’s purposes, taking into consideration the risk of loss and the opportunity for gain (or other return) associated with the investment. A fiduciary of a Non-ERISA Arrangement should consider whether an investment in the Notes satisfies its obligations under Similar Laws.
In addition to ERISA’s general fiduciary standards, Section 406 of ERISA and Section 4975 of the Code prohibit certain transactions involving the assets of a Plan and persons who have specified relationships to the Plan, i.e., “parties in interest” as defined in ERISA or “disqualified persons” as defined in Section 4975 of the Code (we refer to the foregoing collectively as “parties in interest”) unless exemptive relief is available under applicable law or an exemption issued by the U.S. Department of Labor. Parties in interest that engage in a non-exempt prohibited transaction may be subject to excise taxes and other penalties and liabilities under ERISA and Section 4975 of the Code. We believe that the Notes will be treated as indebtedness without substantial equity features for purposes of the plan asset regulations (although we make no assurances to that effect). This assessment is based upon the traditional debt features of the Notes (although by no means free from doubt). Accordingly, we believe that our assets should not be treated as plan assets under the plan asset regulations as a result of investment in the Notes by Plans. Nevertheless, without regard to whether the Notes may be treated as debt for ERISA purposes, we, the underwriter and our and the underwriter’s current and future affiliates may be parties in interest with respect to many Plans and the purchase, holding or disposition of the Notes by or on behalf of, or with the assets of, such Plans could be considered to give rise to a direct or indirect prohibited transaction under ERISA, Section 4975 of the Code or Similar Law. Thus, a Plan fiduciary considering an investment in securities should also consider whether such an investment might constitute or give rise to a prohibited transaction under Section 406 of ERISA, Section 4975 of the Code or Similar Law. For example, the Notes may be deemed to represent a direct or indirect sale of property, extension of credit or furnishing of services between us and an investing Plan which would be prohibited if we are a party in interest with respect to the Plan unless exemptive relief were available under applicable law or an applicable exemption.
In this regard, each prospective purchaser that is, or is acting on behalf of or with the assets of, a Plan, and proposes to purchase Notes, should consider the exemptive relief available under the following prohibited transaction class exemptions, or PTCEs: (A) the in-house asset manager exemption (PTCE 96-23); (B) the insurance company general account exemption (PTCE 95-60); (C) the bank collective investment fund exemption (PTCE 91-38); (D) the insurance company pooled separate account exemption (PTCE 90-1); and (E) the qualified professional asset manager exemption (PTCE 84-14). In addition, ERISA Section 408(b)(17) and Section 4975(d)(20) of the Code may provide a limited exemption for the purchase and sale of Notes, provided that neither the issuer of the Notes nor any of its affiliates have or exercise any discretionary authority or control or render any investment advice with respect to the assets of the Plan involved in the transaction and provided further that the Plan pays no more, and receives no less, than adequate consideration in connection with the transaction (the so-called “service provider exemption”). There can be no assurances, however, that any of these statutory or class exemptions will be available with respect to transactions involving the Notes or with respect to any particular Plan.
Each purchaser or holder of a Note, and each fiduciary who causes any entity to purchase or hold a Note, shall be deemed to have represented and warranted, on each day such purchaser or holder holds such Notes, that either: (i) it is neither a Plan nor a Non-ERISA Arrangement and it is not purchasing or holding Notes on behalf of or with the assets of any Plan or Non-ERISA Arrangement; or (ii) its purchase, holding and subsequent disposition of such Notes shall not constitute or result in (A) the purchase, holding or disposition of an impermissible or imprudent investment, (B) a non-exempt prohibited transaction under Section 406 of ERISA, Section 4975 of the Code or any provision of Similar Law; or (C) a breach of fiduciary or other duty or applicable law.
Each purchaser or holder of a Note will have exclusive responsibility for ensuring that its purchase, holding and subsequent disposition of the Note does not violate ERISA, the Code or any Similar Law. Nothing herein shall be construed as a representation that an investment in the Notes would meet any or all of the relevant legal requirements with respect to investments by, or that an investment in the Notes is appropriate for, Plans or Non-ERISA Arrangements generally or any particular Plan or Non-ERISA Arrangement.

UNDERWRITING
We have entered into an underwriting agreement with Sandler O’Neill & Partners, L.P., as the underwriter, with respect to the Notes being offered pursuant to this prospectus supplement. Subject to certain conditions, the underwriter has agreed to purchase all of the aggregate principal amount of Notes in this offering.
The underwriting agreement provides that the obligation of the underwriter to purchase the Notes offered hereby is subject to certain conditions precedent and that the underwriter will purchase an aggregate of  $             in principal amount of Notes, which represents all of the Notes offered by this prospectus supplement, if any of these Notes are purchased.
Notes sold by the underwriter to the public will be offered at the public offering price set forth on the cover of this prospectus supplement. If all the Notes are not sold at the public offering price, the underwriter may change the offering price and the other selling terms. The offering of the Notes by the underwriter is subject to receipt and acceptance and subject to the underwriter’s right to reject any order in whole or in part.
The underwriter advised us that it does not intend to confirm sales to any account over which it exercises discretionary authority.
Discounts, Commissions and Expenses
The following table shows the per Note and total underwriting discounts and commissions we will pay the underwriter.
Per Note		%
Total	$
We estimate that our total expenses of the offering, excluding underwriting discounts and commissions, will be approximately $           , which expenses are payable by us.
Indemnification
We have agreed to indemnify the underwriter, and persons who control the underwriter, against certain liabilities, including liabilities under the Securities Act and to contribute to payments the underwriter may be required to make in respect of these liabilities.
No Public Trading Market
There is currently no public trading market for the Notes. In addition, we have not applied and do not intend to apply to list the Notes on any securities exchange or to have the Notes quoted on a quotation system. The underwriter has advised us that it intends to make a market in the Notes. However, it is not obligated to do so and may discontinue any market-making in the Notes at any time in its sole discretion. Therefore, we cannot assure you that a liquid trading market for the Notes will develop, that you will be able to sell your Notes at a particular time, or that the price you receive when you sell will be favorable. If an active trading market for the Notes does not develop, the market price and liquidity of the Notes may be adversely affected. If the Notes are traded, they may trade at a discount from their initial offering price, depending on prevailing interest rates, the market for similar securities, the credit ratings for the Notes, our operating performance and financial condition, general economic conditions and other factors.
Stabilization
In connection with this offering of the Notes, the underwriter may engage in overallotment, stabilizing transactions and syndicate covering transactions. Overallotment involves sales in excess of the offering size, which create a short position for the underwriter. Syndicate covering transactions involve purchases of the Notes in the open market after the distribution has been completed in order to cover short positions. Stabilizing transactions involve bids to purchase the Notes in the open market for the purpose of pegging, fixing, or maintaining the price of the Notes. Stabilizing transactions may cause the price of the Notes to be higher than it would otherwise be in the absence of those transactions. If the underwriter engages in stabilizing transactions, it may discontinue them at any time.
Neither we nor the underwriter make any representation or prediction as to the direction or magnitude of any effect that the transactions described above may have on the price of the Notes. In addition, neither we nor the underwriter make any representation that the underwriter will engage in these transactions or that these transactions, once commenced, will not be discontinued without notice.
Electronic Distribution
This prospectus supplement and the accompanying prospectus may be made available in electronic format on one or more websites or through other online services maintained by the underwriter or by its affiliates. Other than the prospectus supplement and the accompanying prospectus in electronic format, information on such websites and any information contained in any other website maintained by the underwriter or any of its affiliates is not part of this prospectus supplement or our registration statement of which the related prospectus forms a part, has not been approved or endorsed by us or the underwriter in its capacity as underwriter and should not be relied on by investors.
Other Relationships with the Underwriter
The underwriter and its affiliates have engaged in, and may in the future engage in, investment banking and other commercial dealings in the ordinary course of business with us or our affiliates. They have received, or may in the future receive, customary fees and commissions for these transactions.
In addition, in the ordinary course of their business activities, the underwriter and its affiliates may make or hold a broad array of investments, including serving as counterparties to certain derivative and hedging arrangements and actively trade debt and equity securities (or related derivative securities) and financial instruments (including bank loans) for their own account and for the accounts of their customers. Such investments and securities activities may involve securities and/or instruments of ours or our affiliates. The underwriter and its affiliates may also make investment recommendations and/or publish or express independent research views in respect of such securities or financial instruments and may hold, or recommend to clients that they acquire, long and/or short positions in such securities and instruments.
Other Matters
Other than in the United States, no action has been taken by us or the underwriter that would permit a public offering of the Notes offered by this prospectus supplement in any jurisdiction where action for that purpose is required. The Notes offered by this prospectus supplement may not be offered or sold, directly or indirectly, nor may this prospectus supplement, the accompanying prospectus or any other offering material or advertisements in connection with the offer and sale of any such securities be distributed or published in any jurisdiction, except under circumstances that will result in compliance with the applicable rules and regulations of that jurisdiction. We and the underwriter require that the persons into whose possession this prospectus supplement comes inform themselves about and to observe any restrictions relating to the offering and the distribution of this prospectus supplement. This prospectus supplement does not constitute an offer to sell or a solicitation of an offer to buy any securities offered by this prospectus supplement in any jurisdiction in which such an offer or a solicitation is unlawful.

LEGAL MATTERS
The validity of the Notes offered by this prospectus supplement will be passed upon for us by Silver, Freedman, Taff  & Tiernan LLP, Washington, D.C. Certain legal matters in connection with this offering will be passed upon for the underwriter by Holland & Knight LLP, Washington, D.C.
EXPERTS
The consolidated financial statements of Great Southern Bancorp, Inc. as of December 31, 2015 and 2014, and for each of the years in the three-year period ended December 31, 2015, and management’s assessment of the effectiveness of internal control over financial reporting as of December 31, 2015, incorporated herein by reference in reliance upon the report of BKD LLP, independent registered public accounting firm, have been so incorporated given on the authority of said firm as experts in accounting and auditing.

PROSPECTUS
GREAT SOUTHERN BANCORP, INC.
$250,000,000
Debt Securities, Common Stock, Preferred Stock, Depositary Shares,
Purchase Contracts, Warrants, Rights and Units

We may offer and sell from time to time, in one or more series, our debt securities, which may consist of notes, debentures, or other evidences of indebtedness, shares of our common stock or preferred stock, depositary shares, purchase contracts, warrants, rights and units comprised of two or more of these securities in any combination. The debt securities, preferred stock and depositary shares we may offer may be convertible into or exchangeable for other securities of ours. The aggregate offering price of the securities offered by us under this prospectus will not exceed $250,000,000.
This prospectus provides you with a general description of these securities. Each time any securities are offered pursuant to this prospectus, we will provide you with a prospectus supplement, and, if necessary, a pricing supplement, that will describe the specific amounts, prices and terms of the securities being offered. These supplements may also add, update or change information contained in this prospectus. To understand the terms of the securities offered, you should carefully read this prospectus with the applicable supplements, which together provide the specific terms of the securities being offered.
We may offer and sell the securities to or through one or more underwriters, dealers and agents, or directly to purchasers, on a continuous or delayed basis.
Our common stock is listed on the NASDAQ Global Select Market under the symbol “GSBC.”
Investing in our securities involves risks. See the section entitled “Risk Factors” contained on page 7 of this prospectus, and the risk factors that may be included in the applicable prospectus supplement and in our periodic reports and other documents we file with or furnish to the Securities and Exchange Commission.
These securities are not deposits or obligations of a bank or savings association and are not insured or guaranteed by the Federal Deposit Insurance Corporation or any other governmental agency.

This prospectus may be used to offer and sell securities only if accompanied by the prospectus supplement for those securities.
Neither the Securities and Exchange Commission nor any state securities commission has approved or disapproved of these securities or determined that this prospectus or the accompanying prospectus supplement is accurate or complete. Any representation to the contrary is a criminal offense.

The date of this prospectus is July 28, 2016

IMPORTANT NOTICE ABOUT INFORMATION PRESENTED IN THIS
PROSPECTUS AND THE ACCOMPANYING PROSPECTUS SUPPLEMENT
We may provide information to you about the securities being offered in three separate documents that progressively provide more detail:
•
this prospectus, which provides general information, some of which may not apply to your securities;

•
the accompanying prospectus supplement, which describes the terms of the securities, some of which may not apply to your securities; and

•
if necessary, a pricing supplement, which describes the specific terms of your securities.

If the terms of your securities vary among the pricing supplement, the prospectus supplement and the accompanying prospectus, you should rely on the information in the following order of priority:
•
the pricing supplement, if any;

•
the prospectus supplement; and

•
the prospectus.

We include cross-references in this prospectus and the accompanying prospectus supplement to captions in these materials where you can find further related discussions. The following table of contents and the table of contents included in the accompanying prospectus supplement provide the pages on which these captions are located.
Unless indicated in the applicable prospectus supplement, we have not taken any action that would permit sales of these securities in any jurisdiction outside the United States. If you are an investor outside the United States, you should inform yourself about and comply with any restrictions as to the offering of the securities and the distribution of this prospectus and any prospectus supplement.
i

ii

ABOUT THIS PROSPECTUS
This prospectus is part of a registration statement that we filed with the Securities and Exchange Commission, or the “SEC,” utilizing a “shelf” registration process. Under this shelf registration process, we may from time to time offer and sell the securities described in this prospectus in one or more offerings, up to a total initial aggregate offering price for all offerings of  $250,000,000. This prospectus provides you with a general description of the securities we may offer. Each time these securities are offered, we will provide a prospectus supplement that will contain specific information about the terms of the offering and include a discussion of any risk factors or other special considerations that apply to the securities and the offering. The prospectus supplement may also add, update or change information contained in this prospectus. You should read this prospectus, the applicable prospectus supplement and any pricing supplement together with the additional information described under the heading “Where You Can Find More Information.”
The registration statement containing this prospectus, including exhibits to the registration statement, provides additional information about us and the securities offered under this prospectus. The registration statement may be read at the SEC’s website at www.sec.gov or at the SEC office mentioned under the heading “Where You Can Find More Information.”
All references in this prospectus to the “Company,” “we,” “us,” “our” or similar references mean Great Southern Bancorp, Inc. and its consolidated subsidiaries and all references in this prospectus to “Great Southern Bancorp” or “Great Southern Bancorp, Inc.” mean Great Southern Bancorp, Inc. excluding its subsidiaries, in each case unless otherwise expressly stated or the context otherwise requires. When we refer to “Great Southern Bank,” “Great Southern” or the “Bank” in this prospectus, we mean our wholly owned subsidiary, Great Southern Bank, which is a Missouri-chartered trust company.
WHERE YOU CAN FIND MORE INFORMATION
We have filed with the SEC a registration statement under the Securities Act of 1933, or the “Securities Act,” that registers the offer and sale of the securities that may be offered under this prospectus. The registration statement, including the attached exhibits and schedules included or incorporated by reference in the registration statement, contains additional relevant information about us. The rules and regulations of the SEC allow us to omit certain information included in the registration statement from this prospectus. In addition, we file reports, proxy statements and other information with the SEC under the Securities Exchange Act of 1934, or the “Exchange Act.”
You may read and copy this information at the Public Reference Room of the SEC, located at 100 F Street, N.E., Room 1580, Washington, D.C. 20549. You may also obtain copies of this information by mail from the Public Reference Room at prescribed rates. You may obtain information on the operation of the Public Reference Room by calling the SEC at 1-800-SEC-0330.
The SEC also maintains an Internet world wide web site that contains reports, proxy statements and other information about issuers like us who file electronically with the SEC. The address of that site is:
http://www.sec.gov
The SEC allows us to “incorporate by reference” information into this prospectus. This means that we can disclose important information to you by referring you to another document that we file separately with the SEC. The information incorporated by reference is considered to be a part of this prospectus, except for any information that is superseded by information that is included directly in this document or in a more recent incorporated document.

This prospectus incorporates by reference the documents listed below that we have previously filed with the SEC (excluding any portion of these documents that has been furnished to and deemed not to be filed with the SEC).
Report(s)		Period(s) of Report(s) or Date(s) Filed
•	Annual Report on Form 10-K	For the fiscal year ended December 31, 2015
•	Quarterly Report on Form 10-Q	For the quarter ended March 31, 2016
•	Current Reports on Form 8-K	Filed on January 28, 2016, February 1, 2016, February 2, 2016, March 16, 2016, April 29, 2016, May 9, 2016 and June 15, 2016
We also incorporate by reference all future documents that we file with the SEC under Sections 13(a), 13(c), 14 or 15(d) of the Exchange Act after the date of our initial registration statement relating to the securities until the completion of the offering of the securities covered by this prospectus or until we terminate this offering, excluding any document or portion thereof that has been furnished to and deemed not to be filed with the SEC. The information incorporated by reference contains information about us and our business, financial condition and results of operations and is an important part of this prospectus.
You can obtain any of the documents incorporated by reference in this document through us, or from the SEC through the SEC’s web site at www.sec.gov. Documents incorporated by reference are available from us without charge, excluding any exhibits to those documents, unless the exhibit is specifically incorporated by reference in those documents. You can obtain documents incorporated by reference in this prospectus by requesting them in writing or by telephone from us at the following address:
Great Southern Bancorp, Inc.
Attn: Kelly Polonus, Investor Relations
P.O. Box 9009
Springfield, Missouri 65808
(800) 749-7113
We make available, through our website at www.greatsouthernbank.com (by clicking “About Us” and then “Investor Relations”), our annual reports on Form 10-K, quarterly reports on Form 10-Q, current reports on Form 8-K, and any amendments to those reports filed with or furnished to the SEC pursuant to Section 13(a) or 15(d) of the Exchange Act as soon as reasonably practicable after we electronically file such material with, or furnish it to, the SEC. This reference to our website is for the convenience of investors as required by the SEC and shall not be deemed to incorporate any information on the website into this registration statement.
You should rely only on the information contained or incorporated by reference in this prospectus and the applicable prospectus supplement. We have not authorized anyone to give any information or make any representation about us that is different from, or in addition to, those contained in this prospectus or in any of the materials that we have incorporated into this prospectus. If anyone does give you information of this sort, you should not rely on it. If you are in a jurisdiction where offers to sell, or solicitations of offers to purchase, the securities offered by this document are unlawful, or if you are a person to whom it is unlawful to direct these types of activities, then the offer presented in this document does not extend to you. The information contained in this document speaks only as of the date of this document unless the information specifically indicates that another date applies.

SPECIAL NOTE REGARDING FORWARD-LOOKING STATEMENTS
This prospectus, the applicable prospectus supplements and the other documents we incorporate by reference in this prospectus, may contain forward-looking statements within the meaning of the Private Securities Litigation Reform Act of 1995. Forward-looking statements often include the words “believes,” “expects,” “anticipates,” “estimates,” “forecasts,” “intends,” “plans,” “targets,” “potentially,” “probably,” “projects,” “outlook” or similar expressions or future or conditional verbs such as “may,” “will,” “should,” “would” and “could.” These forward-looking statements are subject to known and unknown risks, uncertainties and other factors that could cause the actual results to differ materially from the forward-looking statements, including:
•
non-interest expense reductions from Great Southern’s banking center consolidations might be less than anticipated and the costs of the consolidation and impairment of the value of the affected premises might be greater than expected;

•
expected revenues, cost savings, earnings accretion, synergies and other benefits from the acquisition of Fifth Third Bank branches and the Company’s other merger and acquisition activities might not be realized within the anticipated time frames or at all, and costs or difficulties relating to integration matters, including but not limited to customer and employee retention, might be greater than expected;

•
changes in economic conditions, either nationally or in the Company’s market areas;

•
fluctuations in interest rates;

•
the risks of lending and investing activities, including changes in the level and direction of loan delinquencies and write-offs and changes in estimates of the adequacy of the allowance for loan losses;

•
the possibility of other-than-temporary impairments of securities held in the Company’s securities portfolio;

•
the Company’s ability to access cost-effective funding;

•
fluctuations in real estate values and both residential and commercial real estate market conditions;

•
demand for loans and deposits in the Company’s market areas;

•
the ability to adapt successfully to technological changes to meet customers’ needs and developments in the market place;

•
the possibility that security measures implemented might not be sufficient to mitigate the risk of a cyber attack or cyber theft, and that such security measures might not protect against systems failures or interruptions;

•
legislative or regulatory changes that adversely affect the Company’s business, including, without limitation, the Dodd-Frank Wall Street Reform and Consumer Protection Act and its implementing regulations, and the overdraft protection regulations and customers’ responses thereto;

•
changes in accounting principles, policies or guidelines;

•
monetary and fiscal policies of the Federal Reserve Board and the U.S. Government and other governmental initiatives affecting the financial services industry;

•
results of examinations of the Company and Great Southern by their regulators, including the possibility that the regulators may, among other things, require the Company to increase its allowance for loan losses or to write-down assets;

•
costs and effects of litigation, including settlements and judgments; and

•
competition.

Any forward-looking statements are based upon management’s beliefs and assumptions at the time they are made. We undertake no obligation to publicly update or revise any forward-looking statements included or incorporated by reference in this prospectus or the accompanying prospectus supplement or to update the reasons why actual results could differ from those contained in such statements, whether as a result of new information, future events or otherwise. In light of these risks, uncertainties and assumptions, the forward-looking statements discussed in this prospectus, the accompanying prospectus supplement or the incorporated documents might not occur, and you should not put undue reliance on any forward-looking statements.

PROSPECTUS SUMMARY
This summary provides a general description of the securities that may be offered by this prospectus. This summary is not complete and does not contain all of the information that may be important to you. For a more complete understanding of us and the terms of the securities to be offered, you should read carefully this entire prospectus, including the “Risk Factors” section, the applicable prospectus supplement for the securities and the other documents we refer to and incorporate by reference. In particular, we incorporate important business and financial information into this prospectus by reference.
The Securities We May Offer
We may use this prospectus to offer securities in an aggregate amount of up to $250,000,000 in one or more offerings. A prospectus supplement, which we will provide each time we offer securities, will describe the amounts, prices and detailed terms of the securities and may describe risks associated with an investment in the securities in addition to those described in the “Risk Factors” section of this prospectus. We will also include in the prospectus supplement, where applicable, information about material United States federal income tax considerations relating to the securities. Terms used in this prospectus will have the meanings described in this prospectus unless otherwise specified.
We may sell the securities to or through underwriters, dealers or agents or directly to purchasers. We, as well as any agents acting on our behalf, reserve the sole right to accept or to reject in whole or in part any proposed purchase of our securities. Each prospectus supplement will set forth the names of any underwriters, dealers or agents involved in the sale of our securities described in that prospectus supplement and any applicable fee, commission or discount arrangements with them.
Debt Securities
Our debt securities may be senior or subordinated in priority of payment. We will provide a prospectus supplement that describes the ranking, whether senior or subordinated, the specific designation, the aggregate principal amount, the purchase price, the maturity, the redemption terms, the interest rate or manner of calculating the interest rate, the time of payment of interest, if any, the terms for any conversion or exchange, including the terms relating to the adjustment of any conversion or exchange mechanism, the listing, if any, on a securities exchange and any other specific terms of the debt securities.
Common Stock
We may sell our common stock, par value $0.01 per share. In a prospectus supplement, we will describe the aggregate number of shares offered and the offering price or prices of the shares.
Preferred Stock; Depositary Shares
We may sell shares of our preferred stock in one or more series. In a prospectus supplement, we will describe the specific designation, the aggregate number of shares offered, the dividend rate or manner of calculating the dividend rate, the dividend periods or manner of calculating the dividend periods, the ranking of the shares of the series with respect to dividends, liquidation and dissolution, the stated value of the shares of the series, the voting rights of the shares of the series, if any, whether and on what terms the shares of the series will be convertible or exchangeable, whether and on what terms we can redeem the shares of the series, whether we will offer depositary shares representing shares of the series and if so, the fraction or multiple of a share of preferred stock represented by each depositary share, whether we will list the preferred stock or depositary shares on a securities exchange and any other specific terms of the series of preferred stock.
Purchase Contracts
We may issue purchase contracts, including purchase contracts issued as part of a unit with one or more other securities, for the purchase or sale of our debt securities, preferred stock, depositary shares or common stock. The price of our debt securities or price per share of our common stock, preferred stock or depositary shares, as applicable, may be fixed at the time the purchase contracts are issued or may be determined by reference to a specific formula contained in the purchase contracts. We may issue purchase contracts in such amounts and in as many distinct series as we wish.
Warrants
We may sell warrants to purchase our debt securities, shares of preferred stock or shares of our common stock. In a prospectus supplement, we will inform you of the exercise price and other specific terms of the warrants, including whether our or your obligations, if any, under any warrants may be satisfied by delivering or purchasing the underlying securities or their cash value.
Rights
We may distribute rights to the holders of our common stock or other securities to purchase a specified number of shares of our common stock or other securities that the holder owns as of record date set by our board of directors. In a prospectus supplement, we will inform you of the exercise price and other specific terms of the rights.
Units
We may sell any combination of one or more of the other securities described in this prospectus, together as units. In a prospectus supplement, we will describe the particular combination of securities constituting any units and any other specific terms of the units.

RISK FACTORS
An investment in our securities involves various risks. Before making an investment decision, you should carefully consider the risks described under “Risk Factors” in the applicable prospectus supplement and in our most recent Annual Report on Form 10-K, and in our updates to those Risk Factors in our Quarterly Reports on Form 10-Q and Current Reports on Form 8-K, together with all of the other information appearing in this prospectus or incorporated by reference into this prospectus and any applicable prospectus supplement, in light of your particular investment objectives and financial circumstances. In addition to those risk factors, there may be additional risks and uncertainties of which management is not aware or that management deems immaterial. Our business, financial condition or results or operations could be materially adversely affected by any of these risks. The trading price of our securities could decline due to any of these risks, and you may lose all or part of your investment.
GREAT SOUTHERN BANCORP, INC.
Great Southern Bancorp, Inc. is a bank holding company and financial holding company incorporated under the laws of the State of Maryland. We conduct our business primarily through our wholly owned subsidiary, Great Southern Bank, a Missouri-chartered trust company (the equivalent of a commercial bank charter) that was originally formed in 1923. Headquartered in Springfield, Missouri, Great Southern offers a broad range of banking services through its 108 banking centers located in southern and central Missouri; the Kansas City, Missouri area; the St. Louis, Missouri area; eastern Kansas; northwestern Arkansas; eastern Nebraska, the Minneapolis, Minnesota area and eastern, western and central Iowa. The Bank is primarily engaged in the business of originating residential and commercial real estate loans, construction loans, other commercial loans and consumer loans and funding these loans through deposits attracted from the general public, originating brokered deposits and borrowings from the Federal Home Loan Bank of Des Moines and other sources.
At March 31, 2016, on a consolidated basis, we had total assets of  $4.3 billion, deposits of  $3.5 billion and stockholders’ equity of  $405.2 million.
Our common stock is listed on the NASDAQ Global Select Market under the ticker symbol “GSBC.” Our principal executive offices are located at 1451 East Battlefield, Springfield, Missouri 65804-9009. Our telephone number is (417) 887-4400.
Additional information about us and our subsidiaries is included in documents incorporated by reference in this prospectus. See “Where You Can Find More Information” on page 4 of this prospectus.
USE OF PROCEEDS
We intend to use the net proceeds from the sale of the securities for general corporate purposes unless otherwise indicated in the prospectus supplement relating to a specific issue of securities. Our general corporate purposes may include, without limitation, financing acquisitions, repurchasing our securities, extending credit to, or funding investments in, our subsidiaries and repaying, reducing or refinancing indebtedness.
The precise amounts and the timing of our use of the net proceeds will depend upon market conditions, our subsidiaries’ funding requirements, the availability of other funds and other factors. Until we use the net proceeds from the sale of any of our securities for general corporate purposes, we expect to use the net proceeds to reduce our indebtedness or for temporary investments. We expect that we will, on a recurrent basis, engage in additional financings as the need arises to finance our corporate strategies, to fund our subsidiaries, to finance acquisitions or otherwise.

RATIO OF EARNINGS TO FIXED CHARGES AND RATIO OF EARNINGS TO COMBINED FIXED CHARGES AND PREFERRED STOCK DIVIDENDS
Our historical ratios of earnings to fixed charges and earnings to combined fixed charges and preferred stock dividend requirements for the periods indicated are set forth in the table below. The ratio of earnings to fixed charges is computed by dividing earnings by fixed charges. The ratio of earnings to combined fixed charges and preferred stock dividends is computed by dividing earnings by the sum of fixed charges and preferred stock dividends. For purposes of computing these ratios, earnings consist of income before income taxes plus interest expense, and fixed charges consist of interest expense and the interest portion of our rental expense. Preferred stock dividend requirements represent the amount of pre-tax income required to pay dividends on preferred shares.
	Three Months Ended March 31,		Year Ended December 31,
	2016	2015	2015	2014	2013	2012	2011
Ratio of earnings to fixed charges
Excluding interest on deposits	19.86x	26.08x	25.97x	13.52x	7.11x	9.59x	5.30x
Including interest on deposits	3.83x	5.11x	4.88x	4.63x	3.18x	3.32x	2.07x
Ratio of earnings to combined fixed charges and preferred stock dividends:
Excluding interest on deposits	19.86x	19.88x	20.01x	11.59x	6.44x	8.66x	3.38x
Including interest on deposits	3.83x	4.86x	4.66x	4.41x	3.07x	3.22x	1.82x

DESCRIPTION OF DEBT SECURITIES
We may issue senior debt securities or subordinated debt securities. Senior debt securities will be issued under an indenture, referred to as the “senior indenture,” between us and a senior indenture trustee to be named in the applicable prospectus supplement. Subordinated debt securities will be issued under a separate indenture, referred to as the “subordinated indenture,” between us and a subordinated indenture trustee to be named in the applicable prospectus supplement. The senior indenture and the subordinated indenture are sometimes collectively referred to in this prospectus as the “indentures.” The indentures will be subject to and governed by the Trust Indenture Act of 1939, as amended. A copy of the form of each of these indentures is included as an exhibit to the registration statement of which this prospectus is a part.
The following briefly describes the general terms and provisions of the debt securities which may be offered and the indentures governing them. The particular terms of the debt securities offered, and the extent, if any, to which these general provisions may apply to the debt securities so offered, will be described in a prospectus supplement relating to those securities. The following descriptions of the indentures are not complete and are subject to, and are qualified in their entirety by reference to, all the provisions of the respective indentures.
General
The indentures permit us to issue the debt securities from time to time, without limitation as to aggregate principal amount, and in one or more series. The indentures also do not limit or otherwise restrict the amount of other indebtedness which we may incur or other securities which we or our subsidiaries may issue, including indebtedness which may rank senior to the debt securities. Nothing in the subordinated indenture prohibits the issuance of securities representing subordinated indebtedness that is senior or junior to the subordinated debt securities.
Unless we give you different information in the prospectus supplement, the senior debt securities will be unsubordinated obligations and will rank equally with all of our other unsecured and unsubordinated indebtedness. Payments on the subordinated debt securities will be subordinated to the prior payment in full of all of our senior debt, as described under “— Subordination” and in the applicable prospectus supplement.
We may issue debt securities if the conditions contained in the applicable indenture are satisfied. These conditions include the establishment of the terms of the debt securities being issued in or pursuant to a supplemental indenture or resolutions adopted by our board of directors. Such terms may include:
•
the title and series designation;

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the aggregate principal amount and the limit, if any, on the aggregate principal amount or initial issue price of the debt securities which may be issued under the applicable indenture;

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the principal amount payable, whether at maturity or upon earlier acceleration;

•
whether the principal amount payable will be determined with reference to an index, formula or other method which may be based on one or more currencies, currency units, composite currencies, commodities, equity indices or other indices;

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whether the debt securities will be issued as original issue discount securities (as defined below);

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the date or dates on which the principal of the debt securities is payable;

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any fixed or variable interest rate or rates per annum or the method or formula for determining an interest rate;

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the date from which any interest will accrue;

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any interest payment dates;

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whether the debt securities are senior or subordinated, and if subordinated, the terms of the subordination;

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the price or prices at which the debt securities will be issued, which may be expressed as a percentage of the aggregate principal amount of those debt securities;

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the stated maturity date;

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whether the debt securities are to be issued in global form;

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any sinking fund requirements;

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any provisions for redemption, the redemption price and any remarketing arrangements;

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the denominations of the securities or series of securities;

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whether the debt securities are denominated or payable in United States dollars or a foreign currency or units of two or more foreign currencies;

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any restrictions on the offer, sale and delivery of the debt securities;

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the place or places where payments or deliveries on the debt securities will be made and may be presented for registration of transfer or exchange;

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whether any of the debt securities will be subject to defeasance in advance of the date for redemption or the stated maturity date;

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the terms, if any, upon which the debt securities are convertible into other securities of ours and the terms and conditions upon which any conversion will be effected, including the initial conversion price or rate, the conversion period and any other provisions in addition to or instead of those described in this prospectus;

•
a description of any documents or certificates that must be received prior to the issuance of any definitive securities;

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whether and under what circumstances additional amounts will be paid to non-U.S. citizens in connection with any tax, assessment or governmental charge and whether securities may be redeemed in lieu of paying such additional fees;

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the identity of each security registrar or paying agent (if other than trustee);

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any provisions granting special rights to securities holders upon the occurrence of specified events;

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any deletions from, modifications of, or additions to any default events or covenants set forth in the form of indenture;

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the portion of the principal amount payable upon the declaration of acceleration of the maturity of any securities;

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the date any bearer securities of or within the series and any temporary global security representing outstanding securities shall be dated, if other than the date of original issuance; and

•
any other terms of the debt securities which are not inconsistent with the provisions of the applicable indenture.

The debt securities may be issued as “original issue discount securities” which bear no interest or interest at a rate which at the time of issuance is below market rates and which will be sold at a substantial discount below their principal amount. If the maturity of any original issue discount security is accelerated, the amount payable to the holder of the security will be determined by the applicable prospectus supplement, the terms of the security and the relevant indenture, but may be an amount less than the amount payable at the maturity of the principal of that original issue discount security. Special federal income tax and other considerations relating to original issue discount securities will be described in the applicable prospectus supplement.
Under the indentures, the terms of the debt securities of any series may differ and we may, without the consent of the holders of the debt securities of any series, reopen a previous series of debt securities and issue additional debt securities of that series or establish additional terms of that series.

Please see the prospectus supplement and any related pricing supplement you have received or will receive for the terms of the specific debt securities we are offering.
You should be aware that special United States federal income tax, accounting and other considerations may apply to the debt securities. The prospectus supplement relating to an issue of debt securities will describe these considerations.
Ranking of Debt Securities; Holding Company Structure
Senior Debt Securities.   Payment of the principal of, premium, if any, and interest on senior debt securities will rank on a parity with all of our other unsecured and unsubordinated debt.
Subordinated Debt Securities.   Payment of the principal of, premium, if any, and interest on subordinated debt securities will be junior in right of payment to the prior payment in full of all of our senior debt, including senior debt securities. We will state in the applicable prospectus supplement relating to any subordinated debt securities the subordination terms of the securities as well as the aggregate amount of outstanding debt, as of the most recent practicable date, that by its terms would be senior to those subordinated debt securities. We will also state in that prospectus supplement limitations, if any, on the issuance of additional senior debt.
Holding Company Structure.   The debt securities will be our exclusive obligations. We are a holding company and substantially all of our consolidated assets are held by our subsidiaries, including Great Southern Bank. Accordingly, our cash flows and our ability to service our debt, including the debt securities, are dependent upon the results of operations of our subsidiaries and the distribution of funds by our subsidiaries to us. Various statutory and regulatory restrictions, however, limit directly or indirectly the amount of dividends our subsidiaries can pay, and also restrict certain subsidiaries from making investments in or loans to us.
Because we are a holding company, the debt securities will be effectively subordinated to all existing and future liabilities, including indebtedness, customer deposits, trade payables, guarantees and lease obligations, of our subsidiaries. Therefore, our rights and the rights of our creditors, including the holders of the debt securities, to participate in the assets of any subsidiary upon that subsidiary’s liquidation or reorganization will be subject to the prior claims of the subsidiary’s creditors and, if applicable, its depositors, except to the extent that we may ourselves be a creditor with recognized claims against the subsidiary, in which case our claims would still be effectively subordinate to any security interest in, or mortgages or other liens on, the assets of the subsidiary and would be subordinate to any indebtedness of the subsidiary senior to that held by us. If a receiver or conservator were appointed for Great Southern Bank, the Federal Deposit Insurance Act recognizes a priority in favor of the holders of withdrawable deposits (including the Federal Deposit Insurance Corporation as subrogee or transferee) over general creditors. Claims for customer deposits would have a priority over any claims that we may ourselves have as a creditor of Great Southern Bank. Unless otherwise specified in the applicable prospectus supplement, the indentures will not limit the amount of indebtedness or other liabilities that we and our subsidiaries may incur.
Registration and Transfer
Holders may present debt securities in registered form for transfer or exchange for other debt securities of the same series at the offices of the applicable indenture trustee according to the terms of the applicable indenture and the debt securities.
Unless otherwise indicated in the applicable prospectus supplement, the debt securities will be issued in fully registered form, and in denominations of  $1,000 and any integral multiple thereof.
No service charge will be required for any transfer or exchange of the debt securities but we generally may require payment of a sum sufficient to cover any tax or other governmental charge payable in connection with any transfer or exchange.
Payment and Place of Payment
We will pay or deliver principal and any premium and interest in the manner, at the places and subject to the restrictions set forth in the applicable indenture, the debt securities and the applicable prospectus supplement. However, at our option, we may pay any interest by check mailed to the holders of registered debt securities at their registered addresses.
Global Securities
Each indenture provides that we may issue debt securities in global form. If any series of debt securities is issued in global form, the prospectus supplement will describe any circumstances under which beneficial owners of interests in any of those global debt securities may exchange their interests for debt securities of that series and of like tenor and principal amount in any authorized form and denomination. See “Description of Global Securities.”
Redemption and Repurchase
The debt securities of any series may be redeemable at our option, may be subject to mandatory redemption pursuant to a sinking fund or otherwise, or may be subject to repurchase by us at the option of the holders, in each case upon the terms, at the times and at the prices set forth in the applicable prospectus supplement and pricing supplement, if any.
Conversion or Exchange Rights
If debt securities may be convertible into or exchangeable for shares of our equity securities or other securities of ours, the terms and conditions of conversion or exchange will be stated in the applicable prospectus supplement. The terms will include, among others, the following:
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the conversion or exchange price;

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the conversion or exchange period;

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provisions regarding the convertibility or exchangeability of the debt securities, including who may convert or exchange;

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events requiring adjustment to the conversion or exchange price;

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provisions affecting conversion or exchange in the event of our redemption of the debt securities; and

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any anti-dilution provisions, if applicable.

Absence of Limitation on Indebtedness and Liens; Absence of Event Risk Protection
Unless otherwise stated in the prospectus supplement relating to a series of debt securities, the indentures will not limit the amount of indebtedness, guarantees or other liabilities that we and our subsidiaries may incur and will not prohibit us or our subsidiaries from creating or assuming liens on our properties, including the capital stock of Great Southern Bank or any of our other subsidiaries. Unless otherwise provided in the related prospectus supplement, the indentures will not require us to maintain any financial ratios or specified levels of net worth, revenues, income, cash flow or liquidity, and will not contain provisions which would give holders of the debt securities the right to require us to repurchase their debt securities in the event we undergo a takeover, recapitalization or similar restructuring or change in control.
Events of Default
Unless otherwise indicated in the applicable prospectus supplement, the following are events of default under the senior indenture with respect to the senior debt securities and under the subordinated indenture with respect to the subordinated debt securities:
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default in the payment of any principal or premium or make-whole amount, if any, on the debt securities when due;

•
default in the payment of any interest or additional amounts on the debt securities, or of any coupon pertaining thereto, when due, which continues for 30 days;

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default in the deposit of any sinking fund payment on the debt securities when due;

•
default in the performance or breach of any other obligation contained in the applicable indenture for the benefit of that series of debt securities (other than defaults or breaches otherwise specifically addressed), which continues for 90 days after written notice of the default or breach;

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specified events in bankruptcy or insolvency; and

•
any other event of default provided with respect to the debt securities of any series.

Unless otherwise indicated in the applicable prospectus supplement, if an event of default occurs and is continuing for any series of senior debt securities, unless the principal amount of all senior debt securities of that particular series has already become due and payable, the indenture trustee or the holders of not less than 25% in aggregate principal amount of the outstanding senior debt securities of that series may declare all amounts, or any lesser amount provided for in the senior debt securities of that series, to be immediately due and payable.
Unless otherwise indicated in the applicable prospectus supplement, no event of default described in the first, second, third, fourth or sixth bullet points above will permit acceleration of the payment of the principal of the subordinated debt securities. Unless otherwise indicated in the applicable prospectus supplement, if an event of default described under the fifth bullet point above shall have occurred and be continuing, unless the principal amount of all the subordinated debt securities of a particular series has already become due and payable, the indenture trustee or the holders of not less than 25% in aggregate principal amount of the subordinated debt securities of that series may declare all amounts or any lesser amount provided for in the subordinated debt securities of that series to be immediately due and payable.
At any time after the applicable indenture trustee or the holders have accelerated a series of debt securities, but before the applicable indenture trustee has obtained a judgment or decree for payment of money due, the holders of a majority in aggregate principal amount of outstanding debt securities of that series may rescind and annul that acceleration and its consequences, provided that all payments and/or deliveries due, other than those due as a result of acceleration, have been made and all events of default have been remedied or waived.
The holders of a majority in principal amount of the outstanding debt securities of any series may waive any default with respect to that series, except a default:
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in the payment of any amounts due and payable or deliverable under the debt securities of that series; or

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in an obligation contained in, or a provision of, an indenture which cannot be modified under the terms of that indenture without the consent of each holder of each series of debt securities affected.

The holders of a majority in principal amount of the outstanding debt securities of a series may direct the time, method and place of conducting any proceeding for any remedy available to the applicable indenture trustee or exercising any trust or power conferred on the indenture trustee with respect to debt securities of that series, provided that any direction is not in conflict with any rule of law or the applicable indenture and the trustee may take other actions, other than those that might lead to personal liability, not inconsistent with the direction. Subject to the provisions of the applicable indenture relating to the duties of the indenture trustee, before proceeding to exercise any right or power under the indenture at the direction of the holders, the indenture trustee is entitled to receive from those holders security or indemnity satisfactory to the indenture trustee against the costs, expenses and liabilities which it might incur in complying with any direction.
A holder of any debt security of any series will have the right to institute a proceeding with respect to the applicable indenture or for any remedy under the indenture, if:
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that holder previously gives to the indenture trustee written notice of a continuing event of default with respect to debt securities of that series;

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the holders of not less than 25% in principal amount of the outstanding securities of that series have made written request and offered the indenture trustee indemnity satisfactory to the indenture trustee to institute that proceeding as indenture trustee;

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the indenture trustee has not received from the holders of a majority in principal amount of the outstanding debt securities of that series a direction inconsistent with the request; and

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the indenture trustee fails to institute the proceeding within 60 days.

However, the holder of any debt security or coupon has the right to receive payment of the principal of (and premium or make-whole amount, if any) and interest on, and any additional amounts in respect of, such debt security or payment of such coupon on the respective due dates (or, in the case of redemption, on the redemption date) and to institute suit for the enforcement of any such payment.
We are required to furnish to the indenture trustees annually a statement as to the performance of our obligations under the indentures and as to any default in that performance of which we are aware.
Modification and Waiver
Unless otherwise indicated in the applicable prospectus supplement, Great Southern Bancorp, Inc. and the applicable indenture trustee may amend and modify each indenture or debt securities under that indenture with the consent of holders of at least a majority in principal amount of each series of all outstanding debt securities then outstanding under the indenture affected. However, without the consent of each holder of any debt security issued under the applicable indenture, we may not amend or modify that indenture to:
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change the stated maturity date of the principal of  (or premium or make-whole amount, if any, on), or any installment of principal or interest on, any debt security issued under that indenture;

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reduce the principal amount of or any make-whole amount, the rate of interest on or any additional amounts payable in respect thereof, or any premium payable upon the redemption of any debt security issued under that indenture;

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reduce the amount of principal of an original issue discount security or make-whole amount, if any, issued under that indenture payable upon acceleration of its maturity or provable in bankruptcy;

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change the place or currency of payment of principal or any premium or any make-whole amount or interest on any debt security issued under that indenture;

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impair the right to institute suit for the enforcement of any payment or delivery on or with respect to any debt security issued under that indenture;

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reduce the percentage in principal amount of debt securities of any series issued under that indenture, the consent of whose holders is required to modify or amend the indenture or to waive compliance with certain provisions of the indenture; or

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make any change that adversely affects the right to convert or exchange any security or decrease the conversion/exchange rate or increase the conversion/exchange price.

The holders of at least a majority in principal amount of the outstanding debt securities of any series issued under that indenture may, with respect to that series, waive past defaults under the indenture, except as described under “— Events of Default.”
Unless otherwise indicated in the applicable prospectus supplement, we and the applicable indenture trustee may also amend and modify each indenture without the consent of any holder for any of the following purposes:
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to evidence the succession of another person to Great Southern Bancorp, Inc.;

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to add to our covenants for the benefit of the holders of all or any series of debt securities;

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to add events of default for the benefit of the holders of all or any series of debt securities;

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to add or change any provisions of the indentures to facilitate the issuance of bearer securities;

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to change or eliminate any of the provisions of the applicable indenture in respect of any series of debt securities, so long as any such change or elimination will become effective only in respect of any series of securities when there is no outstanding security of that series which is entitled to the benefit of that provision;

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to establish the form or terms of debt securities of any series;

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to evidence and provide for the acceptance of appointment by a successor indenture trustee;

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to cure any ambiguity, to correct or supplement any provision in the applicable indenture, or to make any other provisions with respect to matters or questions arising under that indenture, so long as the interests of holders of debt securities of any series are not adversely affected in any material respect by the actions taken to cure, correct or supplement a provision in an indenture;

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to secure securities;

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to close the indenture with respect to the authentication and delivery of additional series of securities or to qualify or maintain qualifications of the applicable indenture under the Trust Indenture Act; or

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to supplement any of the provisions of an indenture as is necessary to permit or facilitate the defeasance or discharge of any series of securities under specified provisions of the indenture, provided that any such action shall not adversely affect the interests of the holders of securities of such series or any other series of securities under the indenture in any material respect.

Voting
The indentures contain provisions for convening meetings of the holders of debt securities of a series. A meeting will be permitted to be called at any time by the applicable trustee, and also, upon request, by us or the holders of at least 25% in principal amount of the outstanding debt securities of such series, in any such case upon notice given as provided in such indenture. Except for any consent that must be given by the holder of each debt security affected by the modifications and amendments of an indenture described above, any resolution presented at a meeting or adjourned meeting duly reconvened at which a quorum is present may be adopted by the affirmative vote of the holders of a majority of the aggregate principal amount of the outstanding debt securities of that series represented at such meeting.
Notwithstanding the preceding paragraph, except as referred to above, any resolution relating to a request, demand, authorization, direction, notice, consent, waiver or other action that may be made, given or taken by the holders of a specified percentage, which is less than a majority, of the aggregate principal amount of the outstanding debt securities of a series may be adopted at a meeting or adjourned meeting duly reconvened at which a quorum is present by the affirmative vote of such specified percentage.
Any resolution passed or decision taken at any properly held meeting of holders of debt securities of any series will be binding on all holders of such series. The quorum at any meeting called to adopt a resolution, and at any reconvened meeting, will be persons holding or representing a majority in principal amount of the outstanding debt securities of a series. However, if any action is to be taken relating to a consent or waiver which may be given by the holders of at least a specified percentage in principal amount of the outstanding debt securities of a series, the persons holding such percentage will constitute a quorum.
Notwithstanding the foregoing provisions, the indentures provide that if any action is to be taken at a meeting with respect to any request, demand, authorization, direction, notice, consent, waiver or other action that such indenture expressly provides may be made, given or taken by the holders of a specified percentage in principal amount of all outstanding debt securities affected by such action, or of the holders of such series and one or more additional series:
•
there shall be no minimum quorum requirement for such meeting; and

•
the principal amount of the outstanding debt securities of such series that vote in favor of such request, demand, authorization, direction, notice, consent, waiver or other action shall be taken into account in determining whether such request, demand, authorization, direction, notice, consent, waiver or other action has been made, given or taken under such indenture.

Consolidation, Merger and Sale of Assets
Unless otherwise indicated in the applicable prospectus supplement, we may consolidate or merge with or into any other person, and we may sell, lease or convey all or substantially all of our assets to any person, provided that:
(i)
the resulting entity, if other than Great Southern Bancorp, Inc., is an entity organized and existing under the laws of the United States of America or any U.S. state or the District of Colombia and expressly assumes our obligations to: (1) pay or deliver the principal and any premium or make-whole amount, if any, and any interest on, the debt securities; and (2) perform and observe all of our other obligations under the indentures and supplemental indentures; and

(ii)
immediately after giving effect to the transaction, no event of default under the indenture, and no event that, after notice or the lapse of time, or both, would become an event of default under the indenture, shall have occurred and be continuing.

The indentures do not provide for any right of acceleration in the event of a consolidation, merger, sale of all or substantially all of the assets, recapitalization or change in our stock ownership. In addition, the indentures do not contain any provision which would protect the holders of debt securities against a sudden and dramatic decline in credit quality resulting from takeovers, recapitalizations or similar restructurings.
International Offering
If specified in the applicable prospectus supplement, we may issue debt securities outside the United States. Those debt securities will be described in the applicable prospectus supplement. In connection with any offering outside the United States, we will designate paying agents, registrars or other agents with respect to the debt securities, as specified in the applicable prospectus supplement.
We will describe in the applicable prospectus supplement whether our debt securities issued outside the United States: (1) may be subject to certain selling restrictions; (2) may be listed on one or more foreign stock exchanges; and (3) may have special United States tax and other considerations applicable to an offering outside the United States.
Defeasance
We may terminate or “defease” our obligations under the applicable indenture with respect to the debt securities of any series by taking the following steps:
(1)
depositing irrevocably with the indenture trustee an amount, which through the payment of interest, principal or premium, if any, will provide an amount sufficient to pay the entire amount of the debt securities:

•
in the case of debt securities denominated in U.S. dollars, U.S. dollars or U.S. government obligations;

•
in the case of debt securities denominated in a foreign currency, of money in that foreign currency or foreign government obligations of the foreign government or governments issuing that foreign currency; or

•
a combination of money and U.S. government obligations or foreign government obligations, as applicable;

(2)
delivering:

•
an opinion of independent counsel that the holders of the debt securities of that series will have no federal income tax consequences as a result of the defeasance and will be subject to federal income tax on the same amounts, in the same manner and at the same times as would have been the case if such defeasance had not occurred;

•
an opinion of independent counsel that registration is not required under the Investment Company Act of 1940;

•
an opinion of counsel that all conditions precedent to the defeasance have been complied with;

•
officers’ certificates certifying as to compliance with the indenture and other matters; and

(3)
paying all other amounts due under the indenture.

Further, the defeasance cannot cause an event of default under the indenture or any other material agreement or instrument and no event of default under the indenture can exist at the time the defeasance occurs.
Subordination
The subordinated debt securities will be subordinated in right of payment to all “senior debt,” as defined in the subordinated indenture. In certain circumstances relating to our liquidation, dissolution, receivership, reorganization, insolvency or similar proceedings, the holders of all senior debt will first be entitled to receive payment in full before the holders of the subordinated debt securities will be entitled to receive any payment on the subordinated debt securities.
In addition, we may make no payment on the subordinated debt securities in the event:
•
there is an event of default with respect to any senior debt which permits the holders of that senior debt to accelerate the maturity of the senior debt; and

•
the default is the subject of judicial proceedings or we receive notice of the default from an authorized person under the subordinated indenture.

By reason of this subordination in favor of the holders of senior debt, in the event of an insolvency our creditors who are not holders of senior debt or the subordinated debt securities may recover less, proportionately, than holders of senior debt and may recover more, proportionately, than holders of the subordinated debt securities. Unless otherwise specified in the prospectus supplement relating to the particular series of subordinated debt securities, “senior debt” is defined in the subordinated indenture as the principal, premium, if any, unpaid interest (including interest accruing on or after the filing of any petition in bankruptcy or for reorganization relating to Great Southern Bancorp, Inc. whether or not a claim for post-filing interest is allowed in such proceeding), fees, charges, expenses, reimbursement and indemnification obligations, and all other amounts payable under or in respect of the following indebtedness of Great Southern Bancorp, Inc. for money borrowed, whether any such indebtedness exists as of the date of the indenture or is created, incurred, assumed or guaranteed after such date:
(i)
any debt (a) for money borrowed by Great Southern Bancorp, Inc., or (b) evidenced by a bond, note, debenture, or similar instrument (including purchase money obligations) given in connection with the acquisition of any business, property or assets, whether by purchase, merger, consolidation or otherwise, but shall not include any account payable or other obligation created or assumed in the ordinary course of business in connection with the obtaining of materials or services, or (c) which is a direct or indirect obligation which arises as a result of banker’s acceptances or bank letters of credit issued to secure obligations of Great Southern Bancorp, Inc., or to secure the payment of revenue bonds issued for the benefit of Great Southern Bancorp, Inc. whether contingent or otherwise;

(ii)
any debt of others described in the preceding clause (i) which Great Southern Bancorp, Inc. has guaranteed or for which it is otherwise liable;

(iii)
the obligation of Great Southern Bancorp, Inc. as lessee under any lease of property which is reflected on Great Southern Bancorp’s balance sheet as a capitalized lease; and

(iv)
any deferral, amendment, renewal, extension, supplement or refunding of any liability of the kind described in any of the preceding clauses (i), (ii) and (iii).

“Senior debt” does not include (1) any such indebtedness, obligation or liability referred to in clauses (i) through (iv) above as to which, in the instrument creating or evidencing the same or pursuant to which the same is outstanding, it is provided that such indebtedness, obligation or liability is not superior in right of payment to the subordinated debt securities, or ranks pari passu with the subordinated debt securities,

(2) any such indebtedness, obligation or liability which is subordinated to indebtedness of Great Southern Bancorp, Inc. to substantially the same extent as or to a greater extent than the subordinated debt securities are subordinated, (3) any indebtedness to a subsidiary of Great Southern Bancorp, Inc. and (4) the subordinated debt securities.
The subordinated indenture does not limit or prohibit the incurrence of additional senior debt, which may include indebtedness that is senior to the subordinated debt securities, but subordinate to our other obligations. Any prospectus supplement relating to a particular series of subordinated debt securities will set forth the aggregate amount of our indebtedness senior to the subordinated debt securities as of a recent practicable date.
The prospectus supplement may further describe the provisions, if any, which may apply to the subordination of the subordinated debt securities of a particular series.
Restrictive Covenants
The indentures do not contain any significant restrictive covenants. The prospectus supplement relating to a series of senior or subordinated debt securities may describe certain additional restrictive covenants, if any, to which we may be bound under the applicable indenture.
Governing Law
Unless indicated otherwise in the applicable prospectus supplement, the indentures and the debt securities will be governed by, and construed in accordance with, the laws of the State of New York.

DESCRIPTION OF COMMON STOCK AND PREFERRED STOCK
Our authorized capital stock consists of:
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20,000,000 shares of common stock, par value $.01 per share; and

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1,000,000 shares of preferred stock, par value $.01 per share.

As of March 31, 2016, there were 13,892,128 shares of our common stock outstanding and no shares of our preferred stock outstanding.
In this section we describe certain features and rights of our capital stock. The summary does not purport to be exhaustive and is qualified in its entirety by reference to our charter and bylaws and to applicable Maryland law.
Common Stock
We may issue, either separately or together with other securities, shares of common stock. Upon our receipt of the full specified purchase price, the common stock issued will be fully paid and nonassessable. A prospectus supplement relating to an offering of common stock, or other securities convertible or exchangeable for, or exercisable into, common stock, will describe the relevant offering terms, including the number of shares offered, the initial offering price, and market price and dividend information, as well as, if applicable, information on other related securities.
Except as described below under “— Anti-takeover Effects — Voting Limitation,” each holder of common stock is entitled to one vote for each share on all matters to be voted upon by the common stockholders. There are no cumulative voting rights. Subject to preferences to which holders of any shares of preferred stock may be entitled, holders of common stock will be entitled to receive ratably any dividends that may be declared from time to time by the board of directors out of funds legally available for that purpose. In the event of our liquidation, dissolution or winding up, holders of common stock will be entitled to share in our assets remaining after the payment or provision for payment of our debts and other liabilities, and the satisfaction of the liquidation preferences of the holders of the shares of any series of our preferred stock then outstanding. Holders of common stock have no preemptive or conversion rights or other subscription rights. There are no redemption or sinking fund provisions that apply to the common stock. All shares of common stock currently outstanding are fully paid and nonassessable. The rights, preferences and privileges of the holders of common stock are subject to, and may be adversely affected by, the rights of the holders of shares of any series of preferred stock that we may designate in the future.
Preferred Stock
The following summary contains a description of the general terms of the preferred stock that we may issue. The specific terms of any series of preferred stock offered by us for sale will be described in the prospectus supplement relating to that series of preferred stock. The terms of any series of preferred stock may differ from the terms described below. Certain provisions of the preferred stock described below and in any prospectus supplement are not complete. You should refer to the articles supplementary to our charter with respect to the establishment of a series of preferred stock, which will be filed with the SEC in connection with the offering of such series of preferred stock.
General.   Our charter permits our board of directors to authorize the issuance of up to 1,000,000 shares of preferred stock, par value $0.01, in one or more series, without stockholder action. The board of directors can fix the designation, powers, preferences and rights of each series. Therefore, without stockholder approval (except as may be required by the rules of the NASDAQ Stock Market or any other exchange or market on which our securities may then be listed or quoted), our board of directors can authorize the issuance of preferred stock with voting, dividend, liquidation and conversion and other rights that could dilute the voting power or other rights or adversely affect the market value of the common stock and may assist management in impeding any unfriendly takeover or attempted change in control. See “— Anti-Takeover Effects — Authorized Shares.”

The preferred stock has the terms described below unless otherwise provided in the prospectus supplement relating to a particular series of the preferred stock. You should read the prospectus supplement relating to the particular series of the preferred stock being offered for specific terms, including:
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the designation of the series of preferred stock and the number of shares offered;

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the amount of liquidation preference per share, if any;

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the price at which the preferred stock will be issued;

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the dividend rate, or method of calculation, the dates on which dividends will be payable, whether dividends will be cumulative or noncumulative and, if cumulative, the dates from which dividends will commence to cumulate;

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any listing of the preferred stock being offered on any securities exchange or other securities market;

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any voting rights;

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any redemption or sinking fund provisions;

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any conversion provisions;

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whether interests in the preferred stock being offered will be represented by depositary shares; and

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any other specific terms of the preferred stock being offered.

Upon our receipt of the full specified purchase price, the preferred stock will, when issued, be fully paid and nonassessable. Unless otherwise specified in the prospectus supplement, each series of preferred stock will rank equally as to dividends and liquidation rights in all respects with each other series of preferred stock. The rights of holders of shares of each series of preferred stock will be subordinate to those of our general creditors.
Rank.   Any series of the preferred stock will, with respect to the priority of the payment of dividends and the priority of payments upon liquidation, winding up and dissolution, rank:
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senior to all classes of common stock and all equity securities issued by us the terms of which specifically provide that they will rank junior to the preferred stock (referred to as the “junior securities”);

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equally with all equity securities issued by us the terms of which specifically provide that they will rank equally with the preferred stock (referred to as the “parity securities”); and

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junior to all equity securities issued by us the terms of which specifically provide that they will rank senior to the preferred stock.

Dividends.   Holders of the preferred stock of each series will be entitled to receive, when, as and if declared by our board of directors, cash dividends at such rates and on such dates described, if any, in the applicable prospectus supplement. Different series of preferred stock may be entitled to dividends at different rates or based on different methods of calculation. The dividend rate may be fixed or variable or both. Dividends will be payable to the holders of record as they appear on our stock books on record dates fixed by our board of directors, as specified in the applicable prospectus supplement.
Dividends on any series of the preferred stock may be cumulative or noncumulative, as described in the applicable prospectus supplement. If our board of directors does not declare a dividend payable on a dividend payment date on any series of noncumulative preferred stock, then the holders of that noncumulative preferred stock will have no right to receive a dividend for that dividend payment date, and we will have no obligation to pay the dividend accrued for that period, whether or not dividends on that series are declared payable on any future dividend payment dates. Dividends on any series of cumulative preferred stock will accrue from the date we initially issue shares of such series or such other date specified in the applicable prospectus supplement.

No full dividends may be declared or paid or funds set apart for the payment of any dividends on any parity securities unless dividends have been paid or set apart for payment on the preferred stock. If full dividends are not paid, the preferred stock will share dividends pro rata with the parity securities. No dividends may be declared or paid or funds set apart for the payment of dividends on any junior securities unless full cumulative dividends for all dividend periods terminating on or prior to the date of the declaration or payment will have been paid or declared and a sum sufficient for the payment set apart for payment on the preferred stock.
Rights Upon Liquidation.   If we dissolve, liquidate or wind up our affairs, either voluntarily or involuntarily, the holders of each series of preferred stock will be entitled to receive, before any payment or distribution of assets is made to holders of junior securities, liquidating distributions in the amount described in the applicable prospectus supplement relating to that series of the preferred stock, plus an amount equal to accrued and unpaid dividends and, if the series of the preferred stock is cumulative, for all dividend periods prior to that point in time. If the amounts payable with respect to the preferred stock of any series and any other parity securities are not paid in full, the holders of the preferred stock of that series and of the parity securities will share proportionately in the distribution of our assets in proportion to the full liquidation preferences to which they are entitled. After the holders of preferred stock and the parity securities are paid in full, they will have no right or claim to any of our remaining assets.
Because we are a holding company, our rights and the rights of our creditors and of our stockholders, including the holders of any shares of preferred stock then outstanding, to participate in the assets of any subsidiary upon the subsidiary’s liquidation or recapitalization will be subject to the prior claims of the subsidiary’s creditors except to the extent that we may ourselves be a creditor with recognized claims against the subsidiary.
Redemption.   We may provide that a series of the preferred stock may be redeemable, in whole or in part, at our option or at the option of the holder of the stock. In addition, a series of preferred stock may be subject to mandatory redemption pursuant to a sinking fund or otherwise. The redemption provisions that may apply to a series of preferred stock, including the redemption dates and the redemption prices for that series, will be described in the prospectus supplement.
In the event of partial redemptions of preferred stock, whether by mandatory or optional redemption, our board of directors will determine the method for selecting the shares to be redeemed, which may be by lot or pro rata or by any other method determined by our board of directors to be equitable.
On or after a redemption date, unless we default in the payment of the redemption price, dividends will cease to accrue on shares of preferred stock called for redemption. In addition, all rights of holders of the shares will terminate except for the right to receive the redemption price.
Unless otherwise specified in the applicable prospectus supplement for any series of preferred stock, if any dividends on any other series of preferred stock ranking equally as to payment of dividends and liquidation rights with such series of preferred stock are in arrears, no shares of any such series of preferred stock may be redeemed, whether by mandatory or optional redemption, unless all shares of preferred stock are redeemed, and we will not purchase any shares of such series of preferred stock. This requirement, however, will not prevent us from acquiring such shares pursuant to a purchase or exchange offer made on the same terms to holders of all such shares outstanding.
Voting Rights.   Unless otherwise described in the applicable prospectus supplement, holders of the preferred stock will have no voting rights except as otherwise required by law or in our charter.
Under regulations and interpretations adopted by the Federal Reserve Board and its staff, if the holders of any series of preferred stock are or become entitled to vote for the election of directors, such series will be deemed a class of voting securities, and a company holding 25% or more of the series, or a lesser percentage if it otherwise exercises a “controlling influence” over us, will be subject to regulation as a bank holding company under the Bank Holding Company Act of 1956, as amended. In addition, at the time the series is deemed a class of voting securities, any other bank holding company will be required to obtain the prior approval of the Federal Reserve Board under the Bank Holding Company Act of 1956, as amended, to acquire or retain more than 5% of that series. Any other person (other than a bank holding company), either individually or acting through or in concert with others, will be required to give prior notice to the Federal Reserve Board under the Change in Bank Control Act of 1978, as amended, in order to acquire or retain 10% or more of that series.

Exchangeability.   We may provide that the holders of shares of preferred stock of any series may be required at any time or at maturity to exchange those shares for our debt securities. The applicable prospectus supplement will specify the terms of any such exchange.
Anti-takeover Effects
Certain provisions of our charter and bylaws and Maryland and Federal law may have an effect of delaying, deferring or preventing a change in control of our company and that would operate only with respect to extraordinary corporate transactions, such as a merger, reorganization, tender offer, sale or transfer of substantially all assets, or liquidation. These provisions may have the effect of discouraging a future transaction that individual stockholders may believe is in their best interests or in which stockholders may receive a substantial premium for their shares over the then current market price. As a result, if you want to participate in such a transaction, you might not have an opportunity to do so.
Authorized Shares.   Our charter authorizes the issuance of 20,000,000 shares of common stock and 1,000,000 shares of preferred stock. These shares of common stock and preferred stock provide our board of directors with as much flexibility as possible to effect, among other transactions, financings, acquisitions, stock dividends, stock splits and the exercise of employee stock options. However, these additional authorized shares may also be used by the board of directors consistent with its fiduciary duty to deter future attempts to gain control of us. The board of directors also has sole authority to determine the terms of any one or more series of preferred stock, including voting rights, conversion rates, and liquidation preferences. As a result of the ability to fix voting rights for a series of preferred stock, the Board has the power to the extent consistent with its fiduciary duty to issue a series of preferred stock to persons friendly to management in order to attempt to block a tender offer, merger or other transaction by which a third party seeks control of us, and thereby assist members of management to retain their positions.
Voting Limitation.   Our charter generally prohibits any stockholder that beneficially owns more than 10% of the outstanding shares of our common stock from voting shares in excess of this limit. This provision would limit the voting power of a beneficial owner of more than 10% of our outstanding shares of common stock in a proxy contest or on other matters on which such person is entitled to vote.
The Maryland General Corporation Law contains a control share acquisition statute which, in general terms, provides that where a stockholder acquires issued and outstanding shares of a corporation’s voting stock (referred to as control shares) within one of several specified ranges (one-tenth or more but less than one-third, one-third or more but less than a majority, or a majority or more), approval by stockholders of the control share acquisition must be obtained before the acquiring stockholder may vote the control shares. The required stockholder vote is two-thirds of all votes entitled to be cast, excluding “interested shares,” defined as shares held by the acquiring person, officers of the corporation and employees who are also directors of the corporation. A corporation may, however, opt-out of the control share statute through a charter or bylaw provision, which we have done pursuant to our bylaws. Accordingly, the Maryland control share acquisition statute does not apply to acquisitions of shares of our common stock. Though not anticipated, we could decide to become subject to the Maryland control share acquisition statute by amending our bylaws to eliminate the opt-out provision. See “— Amendment of Charter and Bylaws.”
Board of Directors.   Except with respect to any directors who may be elected by any series of preferred stock, our board of directors is divided into three classes, each of which contains approximately one-third of the members of the board. The members of each class generally are elected for a term of three years, with the terms of office of all members of one class expiring each year so that approximately one-third of the total number of directors is elected each year. The classification of directors, together with the provisions in our charter described below that limit the ability of stockholders to remove directors and that permit only the remaining directors to fill any vacancies on the board of directors, have the effect of making it more difficult for stockholders to change the composition of the board of directors. As a result, at least two annual meetings of stockholders will be required for the stockholders to change a majority of the directors, whether or not a change in the board of directors would be beneficial and whether or not a majority of stockholders believe that such a change would be desirable. Our charter provides that stockholders may not cumulate their votes in the election of directors.

Our bylaws provide that we will have the number of directors fixed from time to time by our board of directors by a vote of a majority of the Board. Our bylaws also provide that vacancies in the board of directors may be filled by a majority vote of the directors then in office, though less than a quorum, and any director so chosen shall hold office for the remainder of the full term of the class of directors in which the vacancy occurred. Our charter provides that, subject to the rights of the holders of any series of preferred stock then outstanding, directors may be removed from office only for cause and only by the vote of the holders of at least 80% of the voting power of the then-outstanding shares of capital stock entitled to vote generally in the election of directors (after giving effect to the 10% voting limitation described under “— Voting Limitation”), voting together as a single class.
Special Meetings of Stockholders.   Our bylaws provide that special meetings of stockholders may be called by our President or our board of directors by vote of a majority of the whole Board (meaning the total number of directors we would have if there were no vacancies). Our bylaws also provide that a special meeting of stockholders shall be called by our Secretary on the written request of stockholders entitled to cast at least a majority of all votes entitled to be cast at the meeting.
Action by Stockholders without a Meeting.   Our bylaws provide that, except as described in the following sentence, any action required or permitted to be taken at a meeting of stockholders may instead be taken without a meeting if a unanimous consent which sets forth the action is given in writing or by electronic transmission by each stockholder entitled to vote on the matter. Our bylaws also provide that, unless our charter provides otherwise, the holders of any class of our stock, other than common stock, that is entitled to vote generally in the election of directors may act without a meeting by delivering a consent in writing or by electronic transmission of the stockholders entitled to cast not less than the minimum number of votes that would be necessary to approve the action at a meeting of stockholders if we give notice of the action so taken to each stockholder within ten days after the action is taken.
Business Combinations with Certain Persons.   Our charter provides that certain business combinations (for example, mergers, share exchanges, significant asset sales and significant stock issuances) involving “interested stockholders” of Great Southern Bancorp require, in addition to any vote required by law, the approval of the holders of at least 80% of the voting power of the outstanding shares of stock entitled to vote generally in the election of directors, voting together as a single class, unless either (i) a majority of the disinterested directors have approved the business combination or (ii) certain fair price and procedure requirements are satisfied. An “interested stockholder” generally means a person who is a greater than 10% stockholder of Great Southern Bancorp or who is an affiliate of Great Southern Bancorp and at any time within the past two years was a greater than 10% stockholder of Great Southern Bancorp.
The Maryland General Corporation Law contains a business combination statute that prohibits a business combination between a corporation and an interested stockholder (one who beneficially owns 10% or more of the voting power) for a period of five years after the interested stockholder first becomes an interested stockholder, unless the transaction has been approved by the board of directors before the interested stockholder became an interested stockholder or the corporation has exempted itself from the statute pursuant to a charter provision. After the five-year period has elapsed, a corporation subject to the statute may not consummate a business combination with an interested stockholder unless (i) the transaction has been recommended by the board of directors and (ii) the transaction has been approved by (a) 80% of the outstanding shares entitled to be cast and (b) two-thirds of the votes entitled to be cast other than shares owned by the interested stockholder. This approval requirement need not be met if certain fair price and terms criteria have been satisfied. We have opted-out of the Maryland business combination statute through a provision in our charter.
Prevention of Greenmail.   Our charter generally prohibits us from acquiring any of our own equity securities from a beneficial owner of 5% or more of our voting stock unless: (i) the acquisition is approved by the holders of at least 80% of our voting stock not owned by the seller, voting together as a single class; (ii) the acquisition is made as part of a tender or exchange offer by us or a subsidiary of ours to purchase securities of the same class on the same terms to all holders of such securities; (iii) the acquisition is pursuant to an open market purchase program approved by a majority of our board of directors, including a majority of the disinterested directors; or (iv) the acquisition is at or below the market price of our common stock and is approved by a majority of our board of directors, including a majority of the disinterested directors.

Amendment of Charter and Bylaws.   Our charter generally may be amended upon approval by the board of directors and the holders of a majority of the outstanding shares of our common stock. The amendment of certain provisions of our charter, however, requires the vote of the holders of at least 80% of the outstanding shares of capital stock entitled to vote generally in the election of directors, voting together as a single class. These include provisions relating to: the issuance of preferred stock; voting limitations on greater than 10% stockholders; the number, classification, election and removal of directors; certain business combinations with greater than 10% stockholders; the prevention of greenmail, indemnification of directors and officers and limitations on director and officer liability; and amendments to our charter and bylaws.
Our bylaws may be amended either by the board of directors, by a vote of a majority of the whole Board, or by our stockholders, by the vote of the holders of at least 80% of the voting power of the outstanding shares of capital stock entitled to vote generally in the election of directors, voting together as a single class.
Advance Notice Provisions.   Our bylaws provide that we must receive written notice of any stockholder proposal for business at an annual meeting of stockholders not less than 90 days or more than 120 days before the anniversary of the preceding year’s annual meeting. If the date of the current year annual meeting is advanced by more than 20 days or delayed by more than 60 days from the anniversary date of the preceding year’s annual meeting, we must receive written notice of the proposal no earlier than the close of business on the 120th day prior to the date of the annual meeting and no later than the close of business on the later of the 90th day prior to the annual meeting or the 10th day following the first to occur of the day on which notice of the date of the meeting is mailed or otherwise transmitted or the day on which public announcement of the date of the meeting date is first made.
Our bylaws also provide that we must receive written notice of any stockholder director nomination for a meeting of stockholders not less than 90 days or more than 120 days before the date of the meeting. If, however, less than 100 days’ notice or prior public announcement of the date of the meeting is given or made to stockholders, we must receive notice of the nomination no later than the tenth day following day on which notice of the date of the meeting is mailed or otherwise transmitted or the day on which public announcement of the date of the meeting date is first made, whichever occurs first.
Federal Law.   The Bank Holding Company Act of 1956, as amended, requires any “bank holding company,” as defined in the Bank Holding Company Act of 1956, as amended, to obtain the approval of the Federal Reserve Board before acquiring 5% or more of any class of our voting securities. Any entity that is a holder of 25% or more of any class of our voting securities, or a holder of a lesser percentage if such holder otherwise exercises a “controlling influence” over us, is subject to regulation as a bank holding company under the Bank Holding Company Act of 1956, as amended. Under the Change in Bank Control Act of 1978, as amended, any person (or persons acting in concert), other than a bank holding company, is required to notify the Federal Reserve Board before acquiring 10% or more of any class of our voting securities.

DESCRIPTION OF DEPOSITARY SHARES
We may offer depositary shares, which will be evidenced by depositary receipts representing fractional interests in shares of preferred stock of any series. In connection with the issuance of any depositary shares, we will enter into a deposit agreement with a depositary, which will be named in the applicable prospectus supplement. The following briefly summarizes the material provisions of the deposit agreement and of the depositary shares and depositary receipts, other than pricing and related terms disclosed for a particular issuance in an accompanying prospectus supplement. This description is not complete and is subject to, and qualified in its entirety by reference to, all provisions of the applicable deposit agreement, depositary shares and depositary receipts. You should read the particular terms of any depositary shares and any depositary receipts that are offered and any deposit agreement relating to a particular series of preferred stock described in more detail in a prospectus supplement. The prospectus supplement will also state whether any of the generalized provisions summarized below do not apply to the depositary shares or depositary receipts being offered.
General
We may, at our option, elect to offer fractional shares of preferred stock, rather than full shares of preferred stock. In such event, we will issue receipts for depositary shares, each of which will represent a fraction of a share of a particular series of preferred stock.
The shares of any series of preferred stock represented by depositary shares will be deposited under a deposit agreement between us and the depositary we select. Each owner of a depositary share will be entitled to all the rights and preferences of the underlying preferred stock, including any dividend, voting, redemption, conversion and liquidation rights described in the particular prospectus supplement, in proportion to the applicable fraction of a share of preferred stock represented by such depositary share.
The depositary shares will be evidenced by depositary receipts issued pursuant to the deposit agreement. Depositary receipts will be distributed to those persons purchasing the fractional shares of preferred stock in accordance with the terms of the applicable prospectus supplement.
Dividends and Other Distributions
The preferred stock depositary will distribute all cash dividends or other cash distributions received in respect of the deposited preferred stock to the record holders of depositary shares relating to the preferred stock in proportion to the number of depositary shares owned by the holders.
In the case of a distribution other than in cash, the preferred stock depositary will distribute any property received by it other than cash to the record holders of depositary shares entitled to receive it. If the preferred stock depositary determines that it is not feasible to make such a distribution, it may, with our approval, sell the property and distribute the net proceeds from the sale to the holders of the depositary shares.
The amounts distributed in any such distribution, whether in cash or otherwise, will be reduced by any amount required to be withheld by us or the preferred stock depositary on account of taxes.
Redemption, Conversion and Exchange of Preferred Stock
If a series of preferred stock represented by depositary shares is to be redeemed, the depositary shares will be redeemed from the proceeds received by the preferred stock depositary resulting from the redemption, in whole or in part, of that series of preferred stock. The depositary shares will be redeemed by the preferred stock depositary at a price per depositary share equal to the applicable fraction of the redemption price per share payable in respect of the shares of preferred stock redeemed.
Whenever we redeem shares of preferred stock held by the preferred stock depositary, the preferred stock depositary will redeem as of the same date the number of depositary shares representing shares of preferred stock redeemed. If fewer than all the depositary shares are to be redeemed, the depositary shares to be redeemed will be selected by the preferred stock depositary by lot or ratably or by any other equitable method, in each case as we may determine.

If a series of preferred stock represented by depositary shares is to be converted or exchanged, the holder of depositary receipts representing the shares of preferred stock being converted or exchanged will have the right or obligation to convert or exchange the depositary shares evidenced by the depositary receipts.
After the redemption, conversion or exchange date, the depositary shares called for redemption, conversion or exchange will no longer be outstanding. When the depositary shares are no longer outstanding, all rights of the holders will end, except the right to receive money, securities or other property payable upon redemption, conversion or exchange.
Voting Deposited Preferred Stock
Upon receipt of notice of any meeting at which the holders of any series of deposited preferred stock are entitled to vote, the preferred stock depositary will mail the information contained in the notice of meeting to the record holders of the depositary receipts evidencing the depositary shares relating to that series of preferred stock. Each record holder of the depositary receipts on the record date will be entitled to instruct the preferred stock depositary to vote the amount of the preferred stock represented by the holder’s depositary shares. The preferred stock depositary will try, if practical, to vote the amount of such series of preferred stock represented by such depositary shares in accordance with such instructions.
We will agree to take all reasonable actions that the preferred stock depositary determines are necessary to enable the preferred stock depositary to vote as instructed. The preferred stock depositary will abstain from voting shares of any series of preferred stock held by it for which it does not receive specific instructions from the holders of depositary shares representing those preferred shares.
Amendment and Termination of Deposit Agreement
The form of depositary receipt evidencing the depositary shares and any provision of the deposit agreement may at any time be amended by agreement between us and the preferred stock depositary. However, any amendment that materially and adversely alters any existing right of the holders of depositary receipts will not be effective unless the amendment has been approved by the holders of depositary receipts representing at least a majority of the depositary shares then outstanding. Every holder of an outstanding depositary receipt at the time any such amendment becomes effective will be deemed, by continuing to hold the depositary receipt, to consent and agree to the amendment and to be bound by the deposit agreement, as amended.
We may direct the preferred stock depositary to terminate the deposit agreement at any time by mailing notice of termination to the record holders of the depositary receipts then outstanding at least 30 days prior to the date fixed for termination. Upon termination, the preferred stock depositary will deliver to each holder of depositary receipts, upon surrender of those receipts, such number of whole shares of the series of preferred stock represented by the depositary shares together with cash in lieu of any fractional shares, to the extent we have deposited cash for payment in lieu of fractional shares with the preferred stock depositary. In addition, the deposit agreement will automatically terminate if:
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all of the shares of the preferred stock deposited with the preferred stock depositary have been withdrawn, redeemed, converted or exchanged; or

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there has been a final distribution in respect of the deposited preferred stock in connection with our liquidation, dissolution or winding up.

Charges of Preferred Stock Depositary; Taxes and Other Governmental Charges
We will pay all transfer and other taxes and governmental charges arising solely from the existence of the depositary arrangements. We also will pay charges of the preferred stock depositary in connection with the initial deposit of preferred stock and any redemption of preferred stock. Holders of depositary receipts will pay other transfer and other taxes and governmental charges and such other charges, including a fee for the withdrawal of shares of preferred stock upon surrender of depositary receipts, as are expressly provided in the deposit agreement to be for their accounts.

Prospective purchasers of depositary shares should be aware that special tax, accounting and other issues may be applicable to instruments such as depositary shares.
Resignation and Removal of Depositary
The preferred stock depositary may resign at any time by delivering to us notice of its intent to do so, and we may at any time remove the preferred stock depositary, any such resignation or removal to take effect upon the appointment of a successor preferred stock depositary meeting the requirements specified in the deposit agreement and its acceptance of such appointment.
Miscellaneous
The preferred stock depositary will forward all reports and communications from us that are delivered to the preferred stock depositary and that we are required to furnish to the holders of the deposited preferred stock.
Neither we nor the preferred stock depositary will be liable if we are or the preferred stock depositary is prevented or delayed by law or any circumstances beyond our or its control in performing our or its obligations under the deposit agreement. Our obligations and the obligations of the preferred stock depositary under the deposit agreement will be limited to performance in good faith of the duties under the deposit agreement and we and the preferred stock depositary will not be obligated to prosecute or defend any legal proceeding in respect of any depositary shares, depositary receipts or shares of preferred stock unless satisfactory indemnity is furnished. We and the preferred stock depositary may rely upon written advice of counsel or accountants, or upon information provided by holders of depositary receipts or other persons believed to be competent and on documents believed to be genuine.

DESCRIPTION OF PURCHASE CONTRACTS
We may issue purchase contracts, including purchase contracts issued as part of a unit with one or more other securities, for the purchase or sale of our debt securities, preferred stock, depositary shares or common stock.
The price of our debt securities, or the price per share of our common stock, preferred stock or depositary shares, as applicable, may be fixed at the time the purchase contracts are issued or may be determined by reference to a specific formula contained in the purchase contracts. We may issue purchase contracts in such amounts and in as many distinct series as we wish.
The applicable prospectus supplement may contain, where applicable, the following information about the purchase contracts issued under it:
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whether the purchase contracts obligate the holder to purchase or sell, or both purchase and sell, our debt securities, common stock, preferred stock or depositary shares, as applicable, and the nature and amount of each of those securities, or method of determining those amounts;

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whether the purchase contracts are to be prepaid or not;

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whether the purchase contracts are to be settled by delivery, or by reference or linkage to the value, performance or level of our debt securities, common stock or preferred stock;

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any acceleration, cancellation, termination or other provisions relating to the settlement of the purchase contracts; and

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whether the purchase contracts will be issued in fully registered or global form.

The applicable prospectus supplement will describe the terms of any purchase contracts. The preceding description and any description of purchase contracts in the applicable prospectus supplement does not purport to be complete and is subject to and is qualified in its entirety by reference to the purchase contract agreement and, if applicable, collateral arrangements and depositary arrangements relating to such purchase contracts.

DESCRIPTION OF WARRANTS
We may issue warrants for the purchase of our debt securities, or shares of our common stock or preferred stock or depositary shares. Warrants may be issued independently or together with any of our debt securities, shares of common stock or preferred stock or depositary shares offered by any prospectus supplement and may be attached to or separate from the debt securities, shares of common stock or preferred stock or depositary shares. The warrants may be issued under warrant agreements to be entered into between us and a warrant agent, as is named in the prospectus supplement relating to the particular issue of warrants. The warrant agent will act solely as our agent in connection with the warrants and will not assume any obligation or relationship of agency or trust for or with any holders of warrants or beneficial owners of warrants.
The following outlines some of the anticipated general terms and conditions of the warrants. Further terms of the warrants and any applicable warrant agreement will be stated in the applicable prospectus supplement. The following description and any description of the warrants in a prospectus supplement is subject to and qualified in its entirety by reference to the actual terms and provisions of the warrants and any applicable warrant agreement.
General
If warrants are offered, the prospectus supplement will describe the terms of the warrants, including the following:
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the offering price;

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the designation, aggregate principal amount and terms of the debt securities purchasable upon exercise of any debt warrants and the price at which such debt securities may be purchased upon such exercise;

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the number of shares purchasable upon exercise of any common stock warrants and the price at which such shares of common stock may be purchased upon such exercise;

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the designation, number of shares and terms of the preferred stock or depositary shares purchasable upon exercise of any preferred stock warrants and the price at which such shares of preferred stock may be purchased upon such exercise;

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if applicable, the date on and after which the warrants and the related debt securities, common stock, preferred stock or depositary shares will be separately transferable;

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the date on which the right to exercise the warrants will commence and the date on which such right will expire;

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whether the warrants will be issued in registered or bearer form; and

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any other terms of the warrants.

If in registered form, warrants may be presented for registration of transfer, and may be exercised at the corporate trust office of the warrant agent or any other office indicated in the prospectus supplement. Before the exercise of their warrants, holders of warrants will not have any of the rights of holders of the securities purchasable upon such exercise.
Exercise of Warrants
Each warrant will entitle the holder to purchase such principal amount of debt securities or such number of shares of common stock or preferred stock or depositary shares at such exercise price as shall in each case be set forth in, or can be calculated according to information contained in, the prospectus supplement relating to the warrant. Warrants may be exercised at such times as are set forth in the prospectus supplement relating to such warrants. After the close of business on the expiration date of the warrants, or such later date to which such expiration date may be extended by us, unexercised warrants will become void.

Subject to any restrictions and additional requirements that may be set forth in the prospectus supplement, warrants may be exercised by delivery to the warrant agent of the certificate evidencing such warrants properly completed and duly executed and of payment as provided in the prospectus supplement of the amount required to purchase the debt securities or shares of common stock or preferred stock or depositary shares purchasable upon such exercise. The exercise price will be the price applicable on the date of payment in full, as set forth in the prospectus supplement relating to the warrants. Upon receipt of such payment and the certificate representing the warrants to be exercised, properly completed and duly executed at the corporate trust office of the warrant agent or any other office indicated in the prospectus supplement, we will, as soon as practicable, issue and deliver the debt securities or shares of common stock or preferred stock or depositary shares purchasable upon such exercise. If fewer than all of the warrants represented by such certificate are exercised, a new certificate will be issued for the remaining amount of warrants.
Additional Provisions
The exercise price payable and the number of shares of common stock or preferred stock or depositary shares purchasable upon the exercise of each stock warrant will be subject to adjustment in certain events, including:
•
the issuance of a stock dividend to holders of common stock or preferred stock, respectively;

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a combination, subdivision or reclassification of common stock or preferred stock, respectively; or

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any other event described in the applicable prospectus supplement.

In lieu of adjusting the number of shares of common stock or preferred stock or depositary shares purchasable upon exercise of each stock warrant, we may elect to adjust the number of stock warrants. We also may, at our option, reduce the exercise price at any time. No fractional shares will be issued upon exercise of stock warrants, but we will pay the cash value of any fractional shares otherwise issuable. Notwithstanding the foregoing, in case of any consolidation, merger, or sale or conveyance of the property of Great Southern Bancorp, Inc. as an entirety or substantially as an entirety, the holder of each outstanding stock warrant will have the right upon the exercise thereof to the kind and amount of shares of stock and other securities and property, including cash, receivable by a holder of the number of shares of common stock or preferred stock or depositary shares into which such stock warrants were exercisable immediately prior thereto.

DESCRIPTION OF RIGHTS
This section describes the general terms of the rights to purchase common stock or other securities that we may offer using this prospectus. Further terms of the rights will be stated in the applicable prospectus supplement. The following description and any description of the rights in a prospectus supplement may not be complete and is subject to and qualified in its entirety by reference to the terms of any agreement relating to the rights.
Rights may be issued independently or together with any other security and may or may not be transferable. As part of the rights offering, we may enter into a standby underwriting or other arrangement under which the underwriters or any other person would purchase any securities that are not purchased in such rights offering. The prospectus supplement relating to any rights we offer will describe the specific terms of the offering and the rights, including:
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the record date for determining security holders entitled to the rights distribution;

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the number of rights issued and the number of shares of common stock or other securities that may be purchased upon exercise of the rights;

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the exercise price of the rights;

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the steps required to exercise the rights;

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the date on which the rights will become effective and the date on which the rights will expire;

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whether the rights will include oversubscription rights, so that the holder may purchase more securities if other holders do not purchase their full allotments;

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whether we intend to sell the shares of common stock or other securities that are not purchased in the offering to an underwriter or other purchaser under a contractual standby commitment or other arrangement;

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our ability to withdraw or terminate the rights offering prior to the expiration date of the rights;

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any material U.S. federal income tax consequences.

Prior to the exercise of their rights, holders of rights will not have any of the rights of holders of the securities purchasable upon the exercise of the rights, and will not be entitled to, among other things, vote or receive dividend payments or other distributions on the securities purchasable upon exercise.

DESCRIPTION OF UNITS
Units will consist of any combination of one or more of the other securities described in this prospectus. The applicable prospectus supplement or supplements will also describe:
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the designation and the terms of the units and of any combination of the securities constituting the units, including whether and under what circumstances those securities may be held or traded separately;

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any additional terms of the agreement governing the units;

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any additional provisions for the issuance, payment, settlement, transfer or exchange of the units or of the securities constituting the units; and

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whether the units will be issued in fully registered form.

The terms and conditions described under “Description of Debt Securities,” “Description of Warrants,” and “Description of Common Stock and Preferred Stock” will apply to each unit that includes such securities and to the securities included in each unit, unless otherwise specified in the applicable prospectus supplement.
We will issue the units under one or more unit agreements to be entered into between us and a unit agent. We may issue units in one or more series, which will be described in the applicable prospectus supplement.

DESCRIPTION OF GLOBAL SECURITIES
Unless otherwise indicated in the applicable prospectus supplement, we may issue the securities in the form of one or more fully registered global securities that will be deposited with a depository or its nominee identified in the applicable prospectus supplement and registered in the name of that depository or its nominee. In those cases, one or more registered global securities will be issued in a denomination or aggregate denominations equal to the portion of the aggregate principal or face amount of the securities to be represented by registered global securities. Unless and until it is exchanged in whole for securities in definitive registered form, a registered global security may not be transferred except as a whole by and among the depository for the registered global security, the nominees of the depository or any successors of the depository or those nominees.
If not described below, any specific terms of the depository arrangement with respect to any securities to be represented by a registered global security will be described in the prospectus supplement relating to those securities. We anticipate that the following provisions will apply to all depository arrangements.
Ownership of beneficial interests in a registered global security will be limited to persons, called participants, that have accounts with the depository or persons that may hold interests through participants. Upon the issuance of a registered global security, the depository will credit, on its book-entry registration and transfer system, the participants’ accounts with the respective principal or face amounts of the securities beneficially owned by the participants. Any dealers, underwriters or agents participating in the distribution of the securities will designate the accounts to be credited.
Ownership of beneficial interests in a registered global security will be shown on, and the transfer of ownership interests will be effected only through, records maintained by the depository, with respect to interests of participants, and on the records of participants, with respect to interests of persons holding through participants. The laws of some states may require that some purchasers of securities take physical delivery of these securities in definitive form. These laws may impair your ability to own, transfer or pledge beneficial interests in registered global securities.
So long as the depository, or its nominee, is the registered owner of a registered global security, that depository or its nominee, as the case may be, will be considered the sole owner or holder of the securities represented by the registered global security for all purposes. Except as described below, owners of beneficial interests in a registered global security will not be entitled to have the securities represented by the registered global security registered in their names, will not receive or be entitled to receive physical delivery of the securities in definitive form and will not be considered the owners or holders of the securities. Accordingly, each person owning a beneficial interest in a registered global security must rely on the procedures of the depository for that registered global security and, if that person is not a participant, on the procedures of the participant through which the person owns its interest, to exercise any rights of a holder under the applicable indenture, warrant agreement or unit agreement. We understand that under existing industry practices, if we request any action of holders or if an owner of a beneficial interest in a registered global security desires to give or take any action that a holder is entitled to give or take, the depository for the registered global security would authorize the participants holding the relevant beneficial interests to give or take that action, and the participants would authorize beneficial owners owning through them to give or take that action or would otherwise act upon the instructions of beneficial owners holding through them.
Payments of principal of, and premium, if any, and interest on, debt securities, and any payments to holders with respect to other securities represented by a registered global security registered in the name of a depository or its nominee will be made to the depository or its nominee, as the case may be, as the registered owner of the registered global security. None of Great Southern Bancorp, Inc., the trustees, the warrant agents, the unit agents or any preferred stock depositary, as applicable, will have any responsibility or liability for any aspect of the records relating to or the payments made on account of beneficial ownership interests in the registered global security or for maintaining, supervising or reviewing any records relating to those beneficial ownership interests.
We expect that the depository for any of the securities represented by a registered global security, upon receipt of any payment of principal, premium, interest or other distribution of underlying securities or other property to holders on that registered global security, will immediately credit participants’ accounts in amounts proportionate to their respective beneficial interests in that registered global security as shown on the records of the depository. We also expect that payments by participants to owners of beneficial interests in a registered global security held through participants will be governed by standing customer instructions and customary practices, as is now the case with the securities held for the accounts of customers in bearer form or registered in “street name,” and will be the responsibility of those participants.
If the depository for any of these securities represented by a registered global security is at any time unwilling or unable to continue as depository or ceases to be a clearing agency registered under the Exchange Act, and a successor depository registered as a clearing agency under the Exchange Act is not appointed by us within 90 days, we will issue securities in definitive form in exchange for the registered global security that had been held by the depository. In addition, under the terms of the indenture for any debt securities, we may at any time and in our sole discretion decide not to have any of such securities represented by one or more registered global securities. We understand, however, that, under current industry practices, the depository would notify its participants of our request, but will only withdraw beneficial interests from a global security at the request of each participant. We would issue definitive certificates in exchange for any such interests withdrawn. Any securities issued in definitive form in exchange for a registered global security will be registered in the name or names that the depository gives to the applicable trustee, warrant agent, unit agent or other relevant agent of ours or theirs. It is expected that the depository’s instructions will be based upon directions received by the depository from participants with respect to ownership of beneficial interests in the registered global security that had been held by the depository.

PLAN OF DISTRIBUTION
We may sell our securities in any of three ways (or in any combination):
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through underwriters or dealers;

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through agents; or

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directly to purchasers or to a single purchaser.

Each time that we use this prospectus to sell our securities, we will also provide a prospectus supplement that contains the specific terms of the offering. The prospectus supplement will set forth the terms of the offering of such securities, including:
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the name or names of any underwriters, dealers or agents and the type and amounts of securities underwritten or purchased by each of them; and

•
the public offering price of the securities and the proceeds to us and any discounts, commissions or concessions allowed or reallowed or paid to dealers.

Any public offering price and any discounts or concessions allowed or reallowed or paid to dealers may be changed from time to time.
If underwriters are used in the sale of any securities, the securities will be acquired by the underwriters for their own account and may be resold from time to time in one or more transactions, including negotiated transactions, at a fixed public offering price or at varying prices determined at the time of sale. The securities may be either offered to the public through underwriting syndicates represented by managing underwriters, or directly by underwriters. Generally, the underwriters’ obligations to purchase the securities will be subject to certain conditions precedent. The underwriters will be obligated to purchase all of the securities if they purchase any of the securities.
We may sell the securities through agents from time to time. The prospectus supplement will name any agent involved in the offer or sale of our securities and any commissions we pay to them. Generally, any agent will be acting on a best efforts basis for the period of its appointment.
We may authorize underwriters, dealers or agents to solicit offers by certain purchasers to purchase our securities at the public offering price set forth in the prospectus supplement pursuant to delayed delivery contracts providing for payment and delivery on a specified date in the future. The contracts will be subject only to those conditions set forth in the prospectus supplement, and the prospectus supplement will set forth any commissions or discounts we pay for solicitation of these contracts.
Agents and underwriters may be entitled to indemnification by us against certain civil liabilities, including liabilities under the Securities Act, or to contribution with respect to payments which the agents or underwriters may be required to make in respect thereof. Agents and underwriters may be customers of, engage in transactions with, or perform services for us in the ordinary course of business.
We may enter into derivative transactions with third parties, or sell securities not covered by this prospectus to third parties in privately negotiated transactions. If the applicable prospectus supplement so indicates in connection with those derivatives, then the third parties may sell securities covered by this prospectus and the applicable prospectus supplement, including in short sale transactions. In that event, the third party may use securities pledged by us or borrowed from us or others to settle those sales or to close out any related open borrowings of stock, and may use securities received from us in settlement of those derivatives to close out any related open borrowings of securities. The third party in such sale transactions will be an underwriter and will be identified in the applicable prospectus supplement (or a post-effective amendment).

LEGAL MATTERS
In connection with particular offerings of our securities in the future, and unless otherwise indicated in the applicable prospectus supplement, the validity of the securities offered hereby will be passed upon for us by Silver, Freedman, Taff  & Tiernan LLP, Washington, D.C. Additional legal matters may be passed on for us, or any underwriters, dealers or agents, by counsel that we will name in the applicable prospectus supplement.
EXPERTS
The consolidated financial statements of Great Southern Bancorp, Inc. as of December 31, 2015 and 2014, and for each of the years in the three-year period ended December 31, 2015, and management’s assessment of the effectiveness of internal control over financial reporting as of December 31, 2015, have been incorporated herein by reference in reliance upon the report of BKD LLP, independent registered public accounting firm, incorporated herein by reference, and upon the authority of said firm as experts in accounting and auditing.

$
% Fixed-to-Floating Rate Subordinated Notes due 2026

Prospectus Supplement
(To the Prospectus dated July 28, 2016)

           , 2016